EXHIBIT 10.1 PURCHASE AND SALE AGREEMENT THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of September, 2018, by and between Apex Park at Pima, L.L.C., an Arizona limited liability company and its assignee under the substitute lease (collectively, "Seller") and Axon Enterprise Holding Company, LLC, a Delaware limited liability company ("Buyer") (sometimes collectively, the "Parties" and individually, a "Party"). RECITALS A. On or about May 30, 2003, Seller entered into that certain business lease (Business Lease B-704) as amended by that certain First Amendment to Business Lease B-704 dated November 7, 2016, as the same may be amended from time to time, with Certain Allotted Landowners of Land within the Salt River Pima-Maricopa Indian Community, as "Lessor" thereunder (the "Landowners") (hereinafter the "Master Lease"), with respect to certain land located on the Salt River Pima-Maricopa Indian Community (the "Community") in Maricopa County, Arizona, commonly known as "Riverwalk" or "Riverwalk Arizona" (the "Development"). B. Buyer and Seller have agreed to a form of Substitute Lease attached hereto as Exhibit A (the "Substitute Lease"), that Seller will assign to Buyer, and Buyer will assume, all of Seller’s rights, title and interest under the Substitute Lease, pursuant to the terms of this Agreement. AGREEMENT IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows: 1. Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller the following: (a) all of Seller’s interest, as Lessee, under the Substitute Lease. Buyer acknowledges and agrees that the sale to Buyer of Seller’s interest under the Substitute Lease is and shall remain subject and subordinate to the easements, restrictions, reservations and all other encumbrances recorded against the underlying real property consisting of approximately 23.57 acres of land located at approximately 7400 North Dobson Road, Scottsdale, Arizona 85256 and more particularly described on Exhibit B attached hereto and made a part hereof (the "Real Property"), including the Declaration of Covenants, Conditions and Restrictions recorded in the Official Records of Maricopa County, Arizona as Instrument No. 2005-0220102, as well as that certain Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk recorded on July 15, 2008, as Instrument No. 20080616403 in the Official Records of the Maricopa County Recorder and that certain that certain First Amendment to Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk recorded on September 17, 2013 as Instrument No. 20130832529 and that certain Second Amendment to Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk recorded on April 19, 2018 as Instrument No. 2018-0295812 in the Official Records of Maricopa County Recorder and that certain Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (in substantially the form attached hereto as Exhibit C), as amended or hereafter may be further amended (collectively, the "Declarations"). For purposes of this Agreement, the term "Real Property" shall be limited to Seller’s leasehold interest in the Real Property pursuant to the Substitute Lease and access and utility easements located within the original Master Lease necessary for Buyer’s use of the Substitute Lease premises for the Substitute Lease term. Buyer understands and acknowledges that Seller has no right, title or interest in or to the underlying fee interest in the Real Property; (b) improvements located on the Real Property (if any exist); and (c) any rights and privileges appurtenant to the Real Property, all of which (if any exist) are agreed to be and constitute part of the Real Property. All of the items referred to in subparagraphs (a), (b) and (c) are collectively referred to as the "Property". 2. Opening of Escrow, Purchase Price and Deposit. 2.1. Opening of Escrow. Within 3 days following the execution date, the Parties hereto shall each deposit two (2) original executed counterparts of this Agreement with Title Company (defined below) and Title Company shall notify the Parties, in writing, of its receipt of such counterparts (the “Effective Date”). This Agreement shall serve as escrow instructions to the Title Company, as escrow holder, for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional or supplementary escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, the terms of this Agreement shall control. 2.2. Purchase Price and Prepaid Rent. (a) Purchase Price. The purchase price for the Property ("Purchase Price") shall be Ten Million Two Hundred Sixty-Seven Thousand One Hundred and Fifty and No/100 Dollars ($10,267,150.00). (b) Prepaid Rent. In addition to the Purchase Price, Buyer has agreed to pay a one-time prepaid rent payment to the Landowners, in accordance with the Substitute Lease. The Prepaid Rental Amount shall be the greater of (i) the net present value of the Substitute Lease rental stream; or (ii) an appraisal of the fair market value of the Property performed by Seller and dated June 27, 2018 (the “Appraisal”) ("Prepaid Rental Amount"). The Prepaid Rental Amount shall be approved by the Buyer, Landowners, the Community and BIA prior to the expiration of the Approval Period (defined below). Notwithstanding anything else herein, Buyer hereby approves the Prepaid Rental Amount in an amount not to exceed Nine Million Dollars ($9,000,000.00) as set forth in the Appraisal and Buyer may only disapprove the Prepaid Rental Amount during the Approval Period if the Landowners, Community or BIA require a Prepaid Rental Amount in excess of Nine Million Dollars ($9,000,000.00). In reliance on the Buyer’s approval of an amount not to exceed Nine Million Dollars ($9,000,000.00) as the Prepaid Rental Amount, Seller shall meet with Landowners during the Approval Period to obtain approval of the Prepaid Rental Amount. 2.3. Deposit. The Purchase Price shall be paid as follows: (a) Escrow. Buyer shall deposit in escrow (the "Escrow") with First American Title Insurance Company ("Title Company"), 6263 N. Scottsdale Road, Suite 110, Scottsdale, Arizona 85250 Attention: Fro Ludwig ("Escrow Agent") a deposit in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($150,000.00) (the "Initial Deposit") no later than the third (3rd) day following the Effective Date. In the event the sale of the Property as contemplated hereunder is consummated, the Deposit and all interest earned thereon shall be credited against the Purchase Price. Unless this Agreement is terminated by Buyer in accordance with Section 3.4, within five days after the Due Diligence Deadline Date, Buyer shall deposit and additional TWO HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($250,000.00)

(the "Additional Deposit") into Escrow. The Initial Deposit and Additional Deposit shall be referred to collectively as the "Deposit." The Deposit shall become non-refundable after expiration of the Approval Period (as may be extended). (b) The balance of the Purchase Price (i.e., the Purchase Price less (i) the Deposit, and (ii) if applicable, the Closing Extension Fee (defined below) and any pro rations payable by Buyer hereunder, shall be paid to Seller on the Closing Date (defined below). (c) Title Company is instructed to deposit the Deposit and the Closing Extension Fee in a federally insured money market or other similar account, subject to immediate withdrawal, at a bank or savings and loan institution located in Phoenix, Arizona. (d) Interest earned on the Deposit (and the Extension Fees) shall be retained in the escrow until the Closing, at which time such interest shall be paid to Buyer; provided, however, that if this Agreement is cancelled or terminated, the interest shall be paid to the Party entitled to receive the Deposit. Notwithstanding the foregoing, the Closing Extension Fee and any interest earned shall be paid to Seller. (e) The Deposit and the Closing Extension Fee shall be paid as follows: (1) If the Escrow closes, the Deposit, the Closing Extension Fee and all interest earned thereon, shall be credited against the Purchase Price. (2) If this Agreement is cancelled, and pursuant to the terms of this Agreement Seller becomes entitled to receive and retain the Deposit, Title Company shall immediately pay to Seller the Deposit and Closing Extension Fee and all interest earned thereon. (3) If this Agreement is cancelled, and pursuant to the terms of this Agreement, Buyer become entitled to a return of the Deposit, Title Company shall immediately refund to Buyer the Deposit and all interest earned thereon. 3. Due Diligence. 3.1. Due Diligence Period. The "Due Diligence Period" shall commence on the Effective Date and expire on the date that is 45 days after the Effective Date (the "Due Diligence Deadline Date"). 3.2. Right of Entry. During the Due Diligence Period, Buyer may perform, in its discretion, site investigations and feasibility studies and analyses with respect to the Property as deemed necessary by Buyer pursuant to the terms of that certain Site Access and Indemnification Agreement to be entered into by the Parties by no later than the Effective Date ("Access Agreement"), which is attached hereto as Exhibit D. Buyer shall not access the Property until an executed Access Agreement is provided to Seller with the required insurance certificates. The terms of the Access Agreement shall be incorporated herein as though fully set forth herein. This indemnity and covenants contained in the Access Agreement shall survive the termination of this Agreement and the Closing, as applicable, and remain in full force and effect. 3.3. Due Diligence Activities. (a) During the Due Diligence Period, the following shall occur:

(1) Review and Approval of Material Documents and Title. Seller delivered to Buyer a complete package of Due Diligence Materials, including without limitation, those listed on the Exhibit E attached. Within five (5) business days after the Effective Date, Title Company will deliver to Buyer a preliminary title report relative to the Property. Buyer will conduct all on site investigations and studies necessary to deem the Property acceptable. (2) Submittal of Pre-App Plans. In accordance with Section 5.3, within 21 days after the Effective Date, Buyer and Buyer’s consultants will provide Seller with preliminary plans of the proposed development. (3) Survey. Buyer shall, at its sole cost and expense, cause the Real Property to be surveyed and an ALTA/ACSM Land Title Survey prepared in accordance with the 2016 Minimum Standard Detail (the "ALTA Survey"), which ALTA Survey shall, among other things, include as a part thereof, a determination of the gross acreage and the gross square footage of the entire Real Property, the identification of each allotment and any and all other requirements of the Community. The ALTA Survey shall be prepared by Survey Innovations Group and shall be certified to Seller as well as Buyer. Subject to Seller’s written approval of the ALTA Survey (and at Seller’s option, further subject to the approval of the Community), the gross square footage of the Real Property as indicated on the ALTA Survey shall then be used for purposes of determining and calculating the final Purchase Price for the Real Property. (4) Communication. In accordance with Section 5.1, all submittals, correspondence, scheduling of meetings and other Community activities shall be coordinated exclusively by Mr. Kent Moe, Seller’s representative. (5) Environmental Reports. In accordance with the terms of the Site Access Agreement, Buyer shall, at Buyer’s sole cost and expense, cause a Phase 1 environmental survey and report to be completed on the Real Property by a duly certified and licensed professional. In the event that the Phase 1 Report recommends completion of a Phase 2 Environmental Report, Buyer shall notify Seller and Seller may terminate this Agreement and refund the Deposit to Buyer or Seller may cause a Phase 2 to be conducted at Seller’s sole cost and expense. (6) Financial Resources. To demonstrate that Buyer has sufficient financial resources to purchase the Property, Buyer will deliver to Seller the Buyer’s parent company’s most recent financial statements unless Buyer or any entity into which Buyer is consolidated for accounting purposes is a reporting company, i.e. a company that is required to file periodic reports with the Securities and Exchange Commission, or consolidated with such a reporting company, then Buyer shall have no obligation to deliver financial statements hereunder as Seller may obtain same via resources available to the general public. (7) Location of Access Roadway. The Parties agree that (i) the Real Property will have access as generally shown in the vicinity and roughly depicted on Exhibit F-1 attached hereto and made a part hereof and labeled "Buyer’s Dedicated Roadway Access", "Buyer’s ½ Width Roadway Access" and "Seller’s Dedicated Roadway Access" (the "Access Roadway"); (ii) the roadways shown as "Seller’s Dedicated Roadway Access" shall be accepted by Buyer in its existing "as-is" and "where is" condition with all faults; (iii) the costs and expenses associated with Buyer’s Dedicated Roadway Access and Buyer’s ½ Width Roadway Access shall be paid by Buyer (and Buyer shall include such roadways as necessary on the submittals for approval of the CUP & DRC Package); and (iv) the Parties shall, during the Due Diligence Period, negotiate an agreement related to the construction of the Buyer’s Dedicated Roadway Access, Buyer’s ½ Width Roadway Access and Seller’s Dedicated Roadway Access to govern timing and construction rights.

(b) Expiration of the Due Diligence Period. Unless otherwise stated herein, Buyer shall have the right to terminate this Agreement by written notice to the Title Company and Seller at any time prior to the expiration of the Due Diligence Period and upon such termination, Seller and Buyer shall have no further obligations under this Agreement, except for Buyer’s obligations that survive termination of this Agreement, and the Deposit, less all escrow cancellation charges and costs, will be returned to Buyer. If Buyer does not terminate the Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its right to terminate during the Due Diligence Period and the Deposit shall be non- refundable to Buyer unless otherwise provided for in this Agreement. 4. Approval Period. 4.1. Timeframe for Required Approvals. Unless extended pursuant to Section 4.2, Buyer and Seller shall have 150 days after the Due Diligence Deadline Date (the "Approval Period") to obtain the approvals listed below (the "Required Approvals"): (a) Community Approvals (defined below in Section 5); and (b) To the extent required to finalize the Prepaid Rent Amount, approvals of the Appraisal submitted by Seller to BIA and SRPMIC; (c) the Substitute Lease (including the Prepaid Rental Amount and timing thereof) and the Assignment by the Landowner, and Secretary and the Community ("Substitute Lease Approval"). Seller or Buyer (as the case may be) shall deliver written notice to the other Party hereto of its receipt of any of the Required Approvals promptly after obtaining the same (regardless of whether or not such Approvals are received prior to, on or after the Approval Deadline). 4.2. Extension Periods. In the event Buyer has not obtained the Community Approvals prior to the expiration of the Approval Period and provided that Buyer is not in default of this Agreement, Buyer may, at its option, extend the Approval Period for 30 days by providing written notice to Seller (the "First Extension Period"). If Buyer has not obtained the Community Approvals prior to the expiration of the First Extension Period and provided that Buyer is not in default of this Agreement, Buyer may extend the Approval Period for an additional 30 days by providing written notice to Seller. 4.3. Expiration of Approval Period. (a) If the Required Approvals are not obtained prior to the expiration of the Approval Period, as the same may be extended, Buyer may terminate this Agreement and the Deposit will be fully refundable and immediately returned to Buyer. Upon termination, Buyer shall be refunded the Deposit and neither Buyer nor Seller shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement. (b) If the Required Approvals are obtained prior to the expiration of the Approval Period, as the same may be extended, Buyer shall be deemed to have waived its right to terminate this Agreement in accordance with this Section 4 and the Deposit shall be non-refundable. 5. Community Approvals. For purposes of this Agreement, the term "Community Approvals" shall mean the Conditional Use approvals from the Land Management Board and/or any Tribal Council approvals (if required); and Design Review Committee Approval and/or any necessary zoning approvals from the Community Development Department.

5.1. Development Consultant. During the Due Diligence Period and Approval Period, Buyer shall engage Seller to serve as its consultant to deal exclusively with the Community on all necessary Community Approvals described in this Section 5 and the Required Approvals. All coordination of meetings with the Community shall be handled exclusively through Seller’s representative pursuant to a separate consulting agreement that shall be effective prior to Buyer conducting any due diligence on the Real Property and executed by both Parties prior to the Effective Date (the "Pre-Development Agreement") attached hereto as Exhibit G. 5.2. Design. Buyer shall submit the Master Plan; Site Plan; and Colored Elevations (the "Conceptual Plans") to Seller within 5 days of the Effective Date. Seller shall then have 10 days to review the Conceptual Plans and provide any comments to Buyer. Buyer shall incorporate Seller’s comments (if any) and after obtaining Seller’s approval to the revised Conceptual Plans, the Parties agree that such approved Conceptual Plans shall form the basis for moving forward with the Pre-App Plans (defined below). Seller’s approval shall constitute approval by the Architectural Review Committee of the Association. Buyer and Buyer’s Consultants shall continue to design the Real Property improvements consisting of an approximate 325,000 square foot AXON corporate headquarters building, containing corporate office space, light assembly manufacturing, warehouse space, public space, and other first class related amenities, driveways, sidewalks, parking structures, lots and areas, parking lot lighting, landscaping, off-site improvements (including extensions of existing utilities, if required), as generally shown on Exhibit F-1 (Access), Exhibit F-2 (Water/ Sewer), and Exhibit F-3 (Electric/Gas/Telephone) attached hereto, provided that, Buyer shall not be required to design and obtain permits for the sewer line improvements that are to be constructed by Seller pursuant to Section 6.2 (collectively, the "Buyer Improvements"). Buyer shall be responsible for all costs associated with the Buyer Improvements including the off-site improvements shown on Exhibit F-1, Exhibit F-2 and Exhibit F-3, except for the sewer line improvements on Exhibit F-2 described in Section 7.2 and the existing access roads labeled Seller’s Dedicated Access on Exhibit F-1 and described in Section 3.3(a)(7). 5.3. Pre-Application Plans. At a minimum, Buyer’s plans shall include: Master Plan; Site Plan; Colored Elevations; Conceptual Grading & Drainage Plans; Conceptual Utility Plans; and Conceptual Landscape Plans (the "Pre-App Plans"). Buyer shall provide the Pre-App Plans to Seller no later than 21 days after the Effective Date. Seller shall then have 10 days to review the Pre-App Plans and provide any comments to Buyer. Buyer shall incorporate Seller’s comments (if any) and after obtaining Seller’s approval to the revised Pre-App Plans, the Parties agree that such approved Pre-App Plans shall form the basis for moving forward and Buyer shall formally submit the Pre-App Plans for approvals by the Community and any other governmental or quasi-governmental unit, no later than the day following the Due Diligence Deadline Date. Seller shall be responsible for obtaining approval of the Pre-App Plans from the Architectural Review Committee of the Association and shall provide Buyer with a letter of approval. To ensure consistency in the overall design integrity of the land located on the Community in Maricopa County, Arizona, commonly known as "Riverwalk" or "Riverwalk Arizona," during the design and construction process, Buyer covenants that it will, at its sole cost and expense, hire and utilize Civil Engineering Consultants for civil engineering work associated with the Real Property. 5.4. CUP & DRC Plans. Following the Pre-Application meeting and comments from the Community Development Department, Buyer and Buyer’s Consultants shall prepare, for review and approval by Seller, the application materials for a request for Conditional Use Permit and Design Review Committee (the "CUP & DRC Package"). Buyer shall provide the CUP & DRC Plans to Seller no later than 75 days after the Pre-App meeting. Seller shall then have 14 days to review the CUP & DRC Plans and provide any comments to Buyer. Buyer shall incorporate Seller’s comments (if any) and after obtaining Seller’s approval to the revised CUP & DRC Plans, the Parties agree that such approved CUP & DRC Plans shall form the basis for moving forward and Buyer, with Seller’s approval, shall formally submit the CUP & DRC Plans for approvals by the Community in substantial conformance with the Pre-App Plans. The CUP & DRC Packages shall be submitted to the Community and Buyer shall take all necessary action to obtain Community Approvals and all other Required Approvals during the Approval Period as set forth in Section 4. Seller shall be responsible for obtaining approval of the CUP & DRC Package from the Architectural Review Committee of the Association and shall provide Buyer with a letter of approval. 5.5. Signage. As part of the CUP and DRC submittal, Buyer shall submit any Buyer signage requirements and obtain (a) Seller’s written approval of its proposed signage (which shall also constitute approval by the Architectural Review Committee of the Association); and (b) approval of the Community. All signage in the Development shall comply with the Comprehensive Sign Criteria for Riverwalk (per approved CUP and DRC Packages), as determined by Seller from time to time, and the applicable provisions in the Master Lease. Buyer shall have the right, to the extent permitted by applicable governmental laws, regulations and ordinances, to erect its own signage on the Property. All costs associated with Buyer’s signage, including installation and maintenance costs, shall be paid by Buyer. In the event that an update to the Comprehensive Sign Criteria for Riverwalk is required for Buyer’s signage within the Development, Buyer may, at its sole cost and expense, obtain such update; provided Buyer obtains Seller’s prior written approval of the amendment and utilizes JRC Design as its sign consultant. 6. Closing and Escrow. 6.1. Closing Date. Closing of the transaction will occur on the date on which Seller conveys to Buyer title to the Real Property (the "Closing"), subject to obtaining the Required Approvals. Subject to an extension pursuant to Section 6.2, the Closing shall occur on the business day that is 30 days after all the Required Approvals are obtained for the transaction (the "Closing Date"). 6.2. Closing Extension Fee. After all Required Approvals are obtained and prior to the Closing Date, Buyer may, in its sole discretion, extend the Closing Date by up to 120 days by (i) providing written notice to Seller of its intent to extend the Closing Date; and (ii) depositing into Escrow a non-refundable payment in the amount of ONE MILLION ONE HUNDRED THOUSAND DOLLARS AND 00/100 ($1,100,000.00) ("Closing Extension Fee"). The Closing Extension Fee will be applied to the Purchase Price on the Closing Date, as extended. In the event that Buyer fails to close by the Closing Date (as extended), this Agreement shall terminate and the Closing Extension Fee and the Deposit shall be released to Seller and neither party shall have any further rights or obligations under this Agreement except for those that survive termination. 6.3. Title to the Property. At the Closing, Seller shall convey to Buyer title to the Real Property by duly executed and acknowledged Assignment of Amended and Restated Substitute Lease substantially in the form attached as Exhibit H (the "Assignment"), will be recorded at Closing. Prior to the expiration of the Approval Period and at the Closing, Seller at no cost to Buyer, shall obtain from the Title Company for Buyer an American Land Title Association Standard Leasehold Owner’s Policy (2006) (without revision, modification or amendment) in the amount of not less than the sum of the Purchase Price and Prepaid Rent Amount, insuring title to the Real Property (including acceptable endorsements insuring access and utilities) (the "Title Policy"). Buyer, at its sole cost and expense, shall also be entitled to obtain extended owner’s leasehold estate coverage insuring the leasehold interest of Buyer for an amount equal to the value of the leasehold and Buyer’s Improvements. Buyer shall also pay any additional premium(s) for any endorsements, lenders’ policy or any other title insurance requirements of Buyer or Buyer’s title insurer. Seller will use reasonable efforts, at no out-of-pocket expense to Seller, to comply with any reasonable requirements of the title insurer regarding the issuance of an extended owner’s leasehold title insurance policy to Buyer. After expiration of the Approval Period, Buyer’s ability to obtain extended coverage title insurance, lender’s title insurance or any particular title insurance endorsements, however, shall not be a condition to the effectiveness of this Agreement. 6.4. Delivery to Escrow by Seller. At or before the Closing, Seller shall deposit with Title Company, in escrow, the following: (a) three (3) originals of the duly executed and acknowledged Assignment of Substitute Lease, with Lessor, Community and BIA approvals attached; (b) three (3) originals of a duly executed affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Federal Code; (c) two (2) originals of a duly executed Roadway Agreement (to the extent necessary, with Lessor, Community and BIA approvals attached) pursuant to Section 3.3 (a)(7); (d) one (1) original of the Substitute Lease signed by (i) the Spokespersons, (ii) to the extent required by the Title Company, Community or BIA, by the applicable percentage of the Landowners required under 25 USC 2218(b), (iii) to the extent required, any Landowners that own more than 50% of any one allotment, (iv) the Community, (v) BIA and (vi) Seller (including any documents required thereunder); (e) a bill of sale conveying to Buyer, free and clear of all liens and encumbrances, all of Seller’s personal property located on the Real Property; (f) an original, duly executed Subordination and Non-Disturbance Agreement, in recordable form, with the Community, the Landowners and any lender thereof guaranteeing access to the Property in the event that Seller’s leasehold is foreclosed; (g) an original, duly executed estoppel from the Community and the Landowners certifying to Buyer and any lender of Buyer that there are no defaults under the Master Lease, Substitute Lease and any/all access (ingress, egress, utilities) leasehold easements; (h) an original, duly executed estoppel from any lender of Seller or the Landowners certifying that there are no defaults under any financing that may encumber the Seller’s or Landowners’ respective interests in the property; (i) a closing statement prepared by the Title Company duly executed by Seller in form and content reasonably satisfactory to Buyer and Seller; and (j) any other instruments, records or correspondence in Seller’s possession called for hereunder which have not previously been delivered to Buyer. 6.5. Delivery to Escrow by Buyer. At or before the Closing, Buyer shall deposit with Title Company, in escrow, the following: (a) a duly executed and acknowledged Assignment of Substitute Lease; (b) a closing statement duly executed by Buyer in form and content satisfactory to Buyer and Seller;

(c) resolutions, authorizations and organizational documents relating to Buyer and its members, partners, principals or shareholders, as applicable, as shall be reasonably required by Title Company; and (d) the balance of the Purchase Price. Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the transaction contemplated hereby in accordance with the terms hereof. 6.6. Apportionments. The following are to be apportioned as of the Closing Date, as follows: (a) Rent. Rent under the Substitute Lease shall be apportioned as of the Closing Date, regardless of whether or not such rent has been paid. (b) Other Apportionments. Buyer shall pay for the ALTA Survey, the Phase 1 Environmental Report and any update to the ALTA Survey or the Phase 1 of the Property. Seller will pay for the cost of a title policy as required under Section 6.2. Buyer shall be responsible for payment of any premiums or charges in excess of the cost of title policy required to be paid by Buyer under Section 6.2. Escrow fees and recording fees, if any, shall be paid in equal shares by Buyer and Seller. Seller shall pay the cost of the documentary transfer taxes applicable to the sale. All other costs and charges of the escrow for the sale not otherwise provided for in this Section 6.6 or elsewhere in this Agreement shall be allocated in accordance with the closing customs for Maricopa County, Arizona. (c) Possessory Interest Taxes and Special Assessments. Non-delinquent general real estate taxes for the tax year of the Closing and any assessments against the Property, including interest in connection payable therewith, for the tax year of the Closing shall be prorated by Seller and Buyer as of the Closing Date. (d) Post-Closing Reconciliation. If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible, but in any event, not later than thirty (30) days after the last of the calendar year in which the Closing shall occur and either Party owing the other Party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other Party. (e) Survival. The provisions of this Section 6.6 shall survive the Closing. 6.7. Closing Instructions. At the Closing, Title Company shall: (a) at such time as Title Company is irrevocably obligated to issue the Title Policy to Buyer, record a Memorandum of Substitute Lease and the Assignment in the (1) Official Records of Maricopa County, Arizona (2) Community’s Title Office, and (3) Bureau of Indian Affairs Title Office. (b) deliver to Seller the Purchase Price (as adjusted for the prorations hereunder) by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company.

(c) deliver to Seller and Buyer the closing statements approved by Seller and Buyer, as applicable. (d) deliver the Title Policy to Buyer. 7. Post-Closing Development Covenants. Buyer and Seller agree to the following process and schedule for the post-closing development of the Property, which covenants, conditions and agreements shall survive Closing: 7.1. Permit Plans. Buyer shall prepare all application materials as necessary to obtain a building permit and sign permit(s) from the Community, including but not limited to, a complete set of construction documents and specifications for the off-site, site, shell building and other improvements and amenities on the Real Property suitable for bidding, permitting and construction processes (the "Permit Plans"). The Permit Plans shall be prepared in accordance with the approved DRC Package and as required for this Agreement, the Substitute Lease, the Declarations, Community Approvals and applicable zoning and Community codes and regulations (as amended). Further, Buyer shall also be responsible for compliance with any Community requirements, approvals or zoning regulations in the event Buyer seeks to expand the improvements shown on the Conceptual Plans. Buyer shall diligently pursue and obtain approval of the Permit Plans. Buyer shall not make any material changes to the Permit Plans unless such revised Permit Plans ("Revised Permit Plans") have been submitted to Seller and the Revised Permit Plans have been approved by Seller in advance of submission to the Community. In such event, Buyer shall also provide a copy of the Community approval of the Revised Permit Plans to Seller. For the sake of clarity, Buyer is not required to obtain Seller approval of the initial Permit Plans provided such plans are prepared in accordance with the approved DRC Package. Buyer is only required to obtain Seller approval on any Revised Permit Plans. 7.2. Sewer Line Improvements. Sewer line improvements for the Property shall be located at either Option 1 or Option 2 as shown on Exhibit F-2. Buyer shall provide sewer capacity requirements during the Due Dilgence Period to allow Seller to determine whether the sewer line improvements at Option 1 have adequate capacity to meet Buyer’s requirements and if so, Buyer shall use the existing sewer line located at Option 1. If Option 1 cannot adequately meet Buyer’s sewer capacity needs, Seller shall commence construction of the 8 inch sewer line at the location shown as Option 2 on Exhibit F-2 by not later than 4 months after the Permit Approval Date ("Seller Sewer Line Improvements"). Seller shall cause its Seller Sewer Line Improvements to be substantially completed materially in accordance with those Permit Plans as shall have been approved in writing by Buyer, the Community and all applicable approving authorities, and Seller shall use its commercially reasonable efforts to cause the Seller Sewer Line Improvements to be finally completed and fully operational no later than 7 months following the Permit Approval Date. Notwithstanding the above, Seller must complete the sewer line on a lien free basis with all costs of labor and materials for such work fully and completely paid and satisfied by Seller. Buyer grants Seller the right to use the Real Property for construction purposes associated with the Seller Sewer Line Improvements and any other improvements to be constructed by Seller. Seller shall ensure that the Seller Sewer Line Improvements include a warranty against defects for one (1) year following completion. 7.3. Reservation of Rights. Seller (and after Closing, the Governing Body in accordance with the CC&RS ) hereby reserves the right and option, and reserves unto itself, its tenants, sublessees, subtenants, users, employees, agents, servants, contractors, invitees, successors, assigns and other parties and their respective vehicles, equipment, fixtures and improvements to grant, have and hold one or more easements and rights-of-way upon, across, over and through the Real Property for purposes of a cross-access easement, driveway, access drive, roadway, signage and utilities easement and right-of-way, right of ingress, egress and access, right to install, construct, maintain, repair and replace roadways, bridges, utilities and improvements and common area access; provided that such easements and right of ways shall not interfere with Buyer's Improvements or materially reduce the value of the Real Property. 7.4. General Guidelines. Buyer shall construct the Buyer Improvements at its sole cost and expense, in a good and workmanlike manner, in material conformance with the approved Permit Plans and in compliance with applicable laws, regulations, building codes and applicable CC&R and other land use restrictions of record. The general contractor for the construction of the Buyer Improvements shall be licensed and bonded in Arizona and shall be subject to Seller’s reasonable prior written approval (provided that Oakland Construction is hereby deemed to be approved by Seller). 7.5. Alterations. Removal or demolition of any improvements, alterations, additions or repairs to any exterior improvements that require Design Review Committee (or similar department of the Community) approval shall not be made without the prior consent of the Governing Body in accordance with the CC&Rs, Master Lessor and the Community and the approval of the Secretary, which consent and approval shall not be unreasonably withheld or delayed. Buyer shall prepare and submit its plans for removal or demolition of improvements or exterior alterations, additions or repairs to any improvements requiring Design Review Committee approval to the Master Lessor, the Community and the Secretary in writing, and to the Governing Party in accordance with the CC&Rs. Unless earlier approved, or rejected in writing, such plans shall be deemed approved 30 days following submission. Alterations or repairs to the interior of buildings do not require approval of Seller, Governing Body, Master Lessor, Community, or Secretary. Notwithstanding the foregoing, any improvements, alterations, additions or repairs to any improvement to (i) the exterior of the Real Property (regardless of cost) that require Community permits shall first be submitted and approved by the Seller and (ii) the interior of any building does not require approval of Seller, Governing Body, Master Lessor, Community or Secretary (however, Buyer acknowledges that building permits may be required). 8. Representations and Warranties of Seller. Seller hereby represents and warrants to and covenants with Buyer as follows: (a) Seller is an Arizona limited liability company duly organized and validly existing and in good standing under the laws of the State of Arizona; this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are and at the time of the Closing will be duly authorized, executed and delivered by Seller, are and at the time of the Closing will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, are and at the time of the Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of the Closing will not violate any provision of any agreement or judicial order to which Seller or the Property is subject. (b) Seller is not a party to any pending or, to its actual present knowledge with no duty of investigation or inquiry threatened action, suit, proceeding or investigation, at law or in equity or otherwise, in, for or by any court or governmental board, commission, agency, department or officer arising from or relating to this transaction, the Property or to the past or present operations and activities of Seller upon or relating to the Property. No litigation, administrative or other proceeding (including any condemnation proceeding), or order or judgment is pending, outstanding, or to Seller’s actual, present knowledge threatened against or relating to any portion of the Property or which could affect the performance by Seller of any of its obligations under this Agreement. (c) Seller holds the leasehold interest in the Property and no other party has any interest in the Property other than Seller’s leasehold interest and Landowners’ fee interest.

(d) The Master Lease is in full force and effect, has not been altered, amended or modified except pursuant to any amendments disclosed by Seller. Neither the landlord named in the Master Lease or Substitute Lease nor Seller is in default under the Master Lease or Substitute Lease, nor has any event or circumstance occurred, to the knowledge of Seller that would with the passage of time or giving of notice, or both, result in an event of default under the Master Lease or Substitute Lease by such landlord and/or tenant. Seller as tenant has not given written notice of any offsets, defenses or claims available against Rent or other charges or amounts payable by it or other performance or obligations otherwise due from it under the Master Lease or Substitute Lease. (e) Neither Seller nor any of its managers or members are the subject debtor(s) under any federal, state or local bankruptcy or insolvency proceeding, or any other proceeding for dissolution, liquidation or winding up of its assets, and, to the best of Seller’s knowledge, no such actions have been threatened against Seller or its managers and members. (f) Seller has not received any written notice and has no knowledge of any pending or threatened condemnation action or proceeding affecting any portion of the Property. (g) Seller has delivered to Buyer with the Material Documents all documents within the possession or control of Seller that are related to the Property in any way. (h) Seller has not received written notice from any governmental or regulatory agency of any violation of any environmental law related to the Property or the presence or release of any hazardous materials on or from the Property. (i) Seller has received no written notice nor, to the best of Seller’s knowledge, is any such notice pending or threatened in writing, from any governmental authority having jurisdiction over the Property, or from any other person or entity, to the effect that the Property is not currently in compliance with applicable laws and ordinances, including, without limitation, environmental, zoning, ADA compliance, subdivision, building or similar laws, ordinances, codes, orders or regulations, and Seller has no actual knowledge that the Property is not currently in compliance with all applicable laws and ordinances. (j) On the Closing Date there will be no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid for, and Seller shall cause to be discharged all mechanics or materialmen’s liens arising from any labor or materials furnished to the Property prior to the Closing Date. (k) Seller is not a "foreign person" within the meaning of Section 1445(0(3) of the Federal Code. (l) To Seller’s actual knowledge, Seller: (i) are not under investigation by any governmental authority for, or have been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws (as hereinafter defined in this Article); (ii) have not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) have not had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. The term "Anti•MoneyLaundering Laws" shall mean all applicable laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a financial institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. (m) That the copies of the Master Lease, Substitute Lease and applicable Declarations provided to Buyer by Seller are true and complete copies of the then-current Master Lease, Substitute Lease and Declarations, that the Master Lease and Substitute Lease are in full force and effect and that Seller is not in default under either the Master Lease or Substitute Lease. (n) To Seller’s actual knowledge, that Exhibit F-3 hereof accurately depict the location of electric, gas, telephone, and Exhibit F-2 depicts the location of the water utilities on, or near the Real Property. (o) To the extent Seller has authority to do so (and without any inquiry or knoweldge), the use by Buyer of the Buyer Improvements, as approved by Seller pursuant to this Agreement, does not violate the Declarations (specifically Section 5.2(c)(vii) and (c)(viii). The representations and warranties set forth in this Section 8 are true and correct on the Effective Date, shall be true and correct on the Closing Date, and shall survive the Closing for a period of one (1) year. Buyer’s obligation to complete Closing is subject to the foregoing representations and warranties being true and correct on the Closing Date. If such representations and warranties are not true and correct at Closing, Buyer shall have the right to terminate this Agreement and, notwithstanding any provision of this Agreement to the contrary, to receive a refund of the Deposit. If prior to the Closing, Seller becomes aware that any representation or warranty set forth in this Agreement that was true and correct on the date of this Agreement has become incorrect due to changes in conditions or the discovery by Seller of information of which Seller were unaware on the date of this Agreement, then Seller shall immediately notify Buyer thereof and the representations and warranties set forth herein which are to be remade and reaffirmed by Seller at the Closing shall be supplemented by such new information. If such notification occurs after expiration of the Approval Period, and if in Buyer’s reasonable judgment such change in condition or new information has a material adverse impact on the Property or transactions contemplated hereunder, Buyer may elect within five (5) business days after receipt of such notice to provide written notice to Seller of Buyer’s intent to terminate this Agreement. 9. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: (a) Buyer is a corporation duly organized and validly existing and in good standing under the laws of the Delaware. This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are and at the time of the Closing will be duly authorized, executed and delivered by Buyer, are and at the time of the Closing will be legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and do not and at the time of the Closing will not violate any provision of any agreement or judicial order to which Buyer is subject. Buyer shall have obtained final approval of this Agreement by its Board of Directors. (b) Buyer represents and warrants that (a) Buyer and each person or entity owning an interest in Buyer is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an "Embargoed Person" (b) to Buyer’s actual knowledge, none of the funds or other assets of Buyer constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (c) to Buyer’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Buyer (whether directly or indirectly). (c) Buyer covenants that during the entire course of the design and construction process for the Real Property it shall, at its sole cost and expense, hire and utilize consultants selected by Seller for civil engineering design (Civil Engineering Consultants). (d) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH MASTER LEASE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH ACCURACY OR COMPLETENESS OF THE PROPERTY RELATED DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE SAME. BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING SELLER SHALL ACCEPT THIS PROPERTY AND ALL OF SELLER’S INTEREST IN THE SUBSTITUTE LEASE IN "AS IS, WHERE IS CONDITION WITH ALL FAULTS AND DEFECTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. (e) BUYER AGREES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER IS NOT RELYING ON ANY WARRANTY OR REPRESENTATION OF SELLER OR ANY AGENT, EMPLOYEE, REPRESENTATIVE, MEMBER OR MANAGER OF SELLER, AND THAT BUYER IS ACQUIRING THE PROPERTY, AND ALL IMPROVEMENTS THEREON OR THEREUNDER, BASED UPON BUYER’S EXAMINATION AND INVESTIGATION OF THE PROPERTY AND THE EXERCISE OF BUYER’S JUDGMENT, "AS IS," "WHERE IS" SUBJECT TO ALL FAULTS AND DEFECTS AND WITHOUT ANY EXPRESSED, IMPLIED OR STATUTORY WARRANTIES OR REPRESENTATIONS OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, MATERIALS, WORKMANSHIP, GOOD AND WORKMANLIKE CONSTRUCTION, DESIGN, CONDITION, HABITABILITY, TENANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, ACCESS TO PUBLIC ROADS, INCOME POTENTIAL, FUTURE VALUE, THE ENVIRONMENTAL CONDITION OF THE PROPERTY OR THE CONDITION OR SUITABILITY OF ALL ONSITE AND OFFSITE IMPROVEMENTS, INCLUDING COMMON AREAS, AND SELLER HEREBY DISCLAIMS ANY SUCH WARRANTY. BY THE EXPIRATION OF THE DUE DILIGENCE PERIOD, BUYER AGREES THAT BUYER SHALL HAVE DETERMINED (1) THE PHYSICAL CONDITION OF THE PROPERTY AND ALL ONSITE AND OFFSITE IMPROVEMENTS, INCLUDING COMMON AREAS, AND THAT THERE IS NO DEFECT OF CONDITION WHICH IS UNACCEPTABLE TO BUYER, (2) WHETHER ANY PORTION OF THE PROPERTY LIES IN ANY FLOOD PLAIN, FLOOD WAY OR SPECIAL FLOOD HAZARD AREA, (3) WHETHER ANY GEOLOGICAL FAULT OR UNSATISFACTORY SOIL CONDITION EXISTS ON ANY PORTION OF THE PROPERTY, INCLUDING COMMON AREAS, (4) THAT ALL ENVIRONMENTAL CONDITIONS RELATING TO THE PROPERTY AND COMMON AREAS ARE ACCEPTABLE TO BUYER, AND (5) THAT ALL FEES, COSTS, PERMITS AND OTHER EXPENSES AND OBLIGATIONS ASSOCIATED WITH THE DEVELOPMENT OF THE PROPERTY, WHETHER KNOWN OR UNKNOWN, ARE ACCEPTABLE TO BUYER.

(f) HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND ALL ONSITE AND OFFSITE IMPROVEMENTS, INCLUDING COMMON AREAS, BUYER ACKNOWLEDGES THAT AS OF THE EXPIRATION OF THE DUE DILIGENCE PERIOD BUYER (1) SHALL BE THOROUGHLY ACQUAINTED WITH THE PHYSICAL CONDITION OF THE PROPERTY AND ALL ONSITE AND OFFSITE IMPROVEMENTS, INCLUDING COMMON AREAS, AND (2) IS RELYING SOLELY ON ITS OWN INVESTIGATION AND INSPECTION OF THE PROPERTY AND ALL ONSITE AND OFFSITE IMPROVEMENTS, INCLUDING COMMON AREAS, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER OR ANY AGENT OF SELLER. BUYER FURTHER ACKNOWLEDGES THAT NO INDEPENDENT INVESTIGATION OR VERIFICATION HAS BEEN OR WILL BE MADE BY SELLER WITH RESPECT TO ANY INFORMATION SUPPLIED BY OR ON BEHALF OF SELLER CONCERNING THE PROPERTY, ALL ONSITE AND OFFSITE IMPROVEMENTS, INCLUDING COMMON AREAS, OR THE MATERIAL DOCUMENTS, AND SELLER HAS MADE NO REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION ITSELF. (g) BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT BUYER’S ACCEPTANCE OF THE PROVISIONS OF THIS SECTION CONSTITUTES A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT ABSENT SUCH ACCEPTANCE, SELLER WOULD NOT ENTER INTO THIS AGREEMENT. ANY ATTEMPT BY BUYER TO PURSUE A CLAIM BASED UPON ANY CLAIMED REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES NOT EXPRESSLY EMBODIED IN THIS AGREEMENT SHALL CONSTITUTE A DEFAULT BY BUYER UNDER THIS AGREEMENT. BUYER ON ITS BEHALF AND ON BEHALF OF ITS HEIRS, SUCCESSORS AND ASSIGNS, HEREBY UNCONDITIONALLY AND FOREVER WAIVES ANY CLAIM AGAINST SELLER OR ANY AFFILIATE OF SELLER BASED (1) UPON ANY CLAIMED REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENT OR GUARANTIES NOT EXPRESSLY EMBODIED IN THIS AGREEMENT, (2) ON THE CONDITION OF THE PROPERTY, OR (3) ON THE CONDITION OF ALL ONSITE AND OFFSITE IMPROVEMENTS, INCLUDING, WITHOUT LIMITATION, COMMON AREAS. (h) BUYER, AS A SOPHISTICATED BUYER, HEREBY ACKNOWLEDGES THAT THE COST OF THE WAIVERS CONTAINED IN SECTION 8 WERE NEGOTIATED BETWEEN THE PARTIES AND INCLUDING IN THE PURCHASE PRICE. THE PROVISIONS OF SECTION 7 SHALL SURVIVE THE CLOSING AND SHALL BIND ANY SUCCESSOR OR ASSIGN OF BUYER TO ANY PORTION OF THE PROPERTY. 10. Buyer and Seller Indemnification. Each Party hereby agrees to indemnify the other Party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys’ fees, resulting from (i) any misrepresentation or breach of warranty made by such party in Section 8 or Section 9 of this Agreement, as applicable, or in any document, certificate, or exhibit given or delivered to the other pursuant to or in connection with this Agreement, or (ii) post-Closing or post-termination breach of a covenant which, by the terms hereof, survives the Closing or earlier termination of this Agreement. 11. Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the permitted exceptions on title.

12. Notices. Any notices which Seller or Buyer are required or desire to give the other hereunder shall in writing and delivered personally (with written confirmation thereof), by a reputable overnight delivery company (with written confirmation thereof) or sent through the U.S. Mail by certified mail, postage prepaid, to the following addresses: (a) If to Seller: c/o The Alter Group, Ltd., 3201 Old Glenview Road, Suite 302 Wilmette, IL 60091 Attn: Ronald F. Siegel Fax: 847.676.4318 With a copy to: Lawrence M. Freedman Ash, Anos, Freedman & Logan, L.L.C., 77 West Washington Street, Suite 1211 Chicago, IL 60602 Fax: 312.346.7487 Samuel F. Gould Alter Asset Management, L.L.C., 1980 Springer Drive Lombard, IL 60148 Fax: 630.620.3606 Kerry K. Patterson Procopio, Cory, Hargreaves & Savitch LLP 8355 E Hartford Dr #202 Scottsdale, AZ 85255 Fax: 619.788.5505 (b) If to Buyer: Axon Enterprise Holding Company, LLC 17800 North 85th Street Scottsdale, Arizona 85255 Fax: 480.991.0791 Attn: Doug Klint With a copy to: Snell & Wilmer LLP One Arizona Center Phoenix, Arizona 85004 Fax: 602.382.6070 Attn: Mark Ohre

Any notice delivered personally shall be deemed delivered when received. Any properly addressed notice given herein by certified mail, return receipt requested, or by recognized overnight courier shall be deemed delivered on the date on which the notice is deposited with the U.S. Postal Service or with the recognized overnight courier. Seller and Buyer agree that any and all notices given by either Party shall be provided simultaneously to any assignee of Buyer or any lender to Buyer when such assignee or lender has been previously identified in writing to the Parties along with the appropriate address for such notices. Either Party may, at any time, change its address for the above purposes by sending a notice to the other Party stating the change and setting forth the new address. 13. Miscellaneous. 13.1. Captions. Captions or headings of Sections are for convenience only and shall not be considered in construing the meaning of the contents of such Section. 13.2. Partial Invalidity. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that the covenants of this Agreement are independent of each other. 13.3. No Prior Agreements. This Agreement supersedes and cancels all prior negotiations between the Parties. 13.4. Amendments and Modifications. All amendments or modifications to this Agreement must be in writing signed by the Parties. 13.5. Interpretation. The singular shall include the plural, and the masculine or neuter shall include the other. 13.6. Real Estate Brokers. Except for Cushman & Wakefield, NOVO Development and The Alter Group, Ltd., all licensed real estate brokers in the State of Arizona, each of whose commission shall be paid by Seller, each Party covenants, warrants and represents to the other that no conversation or negotiations were had by either with any broker, agent, subagent, salesperson or finder concerning the acquisition of the Property. Each Party agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with a breach of the foregoing covenant, warranty and representation. 13.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. 13.8. Counterparts, Facsimile or Electronic Execution. This Agreement may be executed in one or more counterparts by the Parties and all counterparts taken together shall constitute one and the same document. The Parties hereto agree that: (a) counterparts may be executed by one or more Parties via use of facsimile signatures or electronic (e-mail) signatures and the sending by one or more Parties of signatures via Facsimile or via e-mail correspondence shall also constitute execution and delivery of this Agreement; and (b) signature pages from one or more counterparts may be removed from such counterparts and such signature pages may be attached to a single instrument so that signatures of all Parties may be physically attached to a single counterpart hereof.

13.9. Attorney’s Fees. Should either Party institute any legal proceedings against the other for breach of any provisions herein contained or any matter in connection with this Agreement or any matter in connection with this Agreement, the prevailing party in such action shall in addition be entitled to recover its reasonable costs and expenses from the losing party including court costs and its reasonable attorney fees and expert witness fees (and costs and reasonable attorney fees on appeal). [Signature pages follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement effective as of the Effective Date. "SELLER": APEX Park at Pima, LLC, an Arizona limited liability company By: Alter Park at Pima, L.L.C., a Delaware limited liability company By: 18-Chai Corp., an Illinois corporation Its: Manager By:__________________________ Name:________________________ Title:_________________________ Date: _________________________ "BUYER": AXON ENTERPRISE HOLDING COMPANY, LLC, a Delaware limited liability company By:__________________________ Name:________________________ Title:_________________________ Date: _________________________

EXHIBIT INDEX Exhibit Title A Substitute Lease B Legal Description C Second Amended and Restated Declaration of Covenants, Conditions and Restrictions for Riverwalk D Site Access and Indemnification Agreement E Material Documents F-1 Access Improvements F-2 Water/Sewer Improvements F-3 Electric/Telephone Improvements G Pre-Development Agreement H Assignment of Substitute Lease

EXHIBIT A SUBSTITUTE LEASE Form of Substitute Lease to be approved and finalizedduring the Due Diligence Period and placed into Escrow by Seller and Buyer

EXHIBIT B LEGAL DESCRIPTION AXON AT RIVERWALK May 10, 2018 SALT RIVER - PIMA - IIA.RICOPA Job No. 2003-127 'INDlAN COMMUNITY Page 1 of 1 A PARCEL OF LANO !LOCATED IN THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 2 NORTH, 1 RANGE 5 EAST OF THE GILAAND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, AND A PORTION OF S.R.P,MI C. TRIBAL ALLOTMENT NUMBE.RS281 ,282, 712 AND 465, BEING MORE i;>ARTICULARLYDESCRIBED AS FOLLOWS: COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEASTCORNER OF SAID SECTIONI 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET; THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST tlNE OF THE SOUTHEAST QUARTER OF SAID SECTION 6. A :DISTANCE OF 1.28�.56 FEET: THE_NCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, DEPARTING SAID EAST UNE, A DISTANCE OF 792.96 FEET TO 1itilE POINT OF BEGINNING: THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST. A DiSTANCE OF 156 24 FEET; THENCE SOUTH 72. DEGREES 56'MINUTES48 SECONDS WEST, A DISTANCE OF 111,55 FEET TOA POINT OF CURVE TO THE l:EFT; THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RArnusOF 200.00FEET, THROUGH A CENTRAL ANGLE OF 33 DEGREES 15 MINUTES 39 SECONDS. A. DISTANCE OF 116.10 FEET TO THE POINT OF A NON!-TANGENli CURVE CONCAVE TO THE SOUTHEAST. WITH A CHORD BEARING OF S01.JTH 13 DEGREES 26- MINUTES 56 SECONDS WEST, A CHORD DISTANCE OF 485.96 FEET; THENCE SOUTHWESTERLYAtONG SAID NON.TANGENT CURVE, HAVING A RAOIIJS OF 657.37 FEET. THROUGH A CENTRAL ANGLE OF 43 DEGREES 23MINUTES 0� SECONDS, A DISTANCE OF 497.76 FEET; THENCE SOUTH 90 DEGREES OOMINUTES 00 SECONDS WEST, A•DISTANCE OF 592.86 FEET TO THE EASTER.lY RIGHT OF WAY LINE OF LOOP 101. PIMA FREEWAY; THENCE NORTH 1'5 DEGREES 27 MINUTES 34 SECONDS '.EAST, A DISTANCE OF 639.84 FEET, THENCE NORTH 18 DEGREES 19 MINUTES 28 SECONDS EAST, A DISTANCE OF 500.11 FEET TO THE POINT OF A NON�TANGENT CURVE CONCAVE TO THE WEST.WITH A CHORD BEARING OF NORTH 14 DEGRE,ES 53 MINUTES 12 SECONDS EAST, A CHORD DISTANCE OF 418.42 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVINGA RADIUS OF 4,�3 66 FEET. THROUGH A CENTRAL ANGLE OF 05 DEGREES 13 MINUTES 55 SECONDS, A DISTANCE OF 418.56 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, DEPARTING $AID EASTERLY RIGHT OF WAY LINE, A OJS'iANCE OF 628 75 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DlSTANCE OF 928 99 FEET TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS1,026,715 SQUARE FEET OR 23.570 ACRES, MORE OR LESS. dl,,k.OIMENT A.REA BREAKDOWN 282-A 10.853 283·A 4.729 712 1. 768 710 6.22D

Cl) ;.,"' LINE TABLE SE: ,ri SEC.6., T.2N., R. co LINE DIRECTION LENGTH / . 0 ..,. :.: 1/2" DIAMETER REBAR, 3583.J 3 � 3 L1 N90-00'00"W 156.24' N90"00'00"E 628. 75' ,I .IO .N (J ,0 L2 W 111.55' Cl) ;;; S72'56'48" E.1/4 COR.1 !'I .., I (/) vi z "' "' Q g ;., i!: 0 co,.__ t.,J <.!) .�LLOTMENT "' �Pi ID z r..: cxi 182-A. /Q.8j3 w It� < t.,J '° "' t- _, � 183-A 4.729 0 3 ::l!=W ... 0 712 1.768 0 g Ob-ii � 710 6.220 p (l),!O a: (/) b ;... "' 0 IQ- :::l 0 I') IO 8� a B ") AXON U) bc-,i 0P < � a:, zr---"'"' 08 a: N8 <D 1,026,715 SQ.FT. z 23.570 ACRE'S b, . � 0 :0 in ;,, ;,, -----:--:-t----\_ __,.._J __ t.,J r !'I r 0 I') in I') ..,..,, BASS OF O<AmNG � � W - 0:: N .,, S89'43'37" 0 (J (J 2637.87" s.1/4 rALKINGSnCKWAY \ s1� POINT OF COMMENCEMENTj N.T.5. t:: R.5£. S.E. COR., SEC.6., T.2N., R.5£. AXON SIIIG AT RIVERWALK SURVEY INNOVATION GROUP, INC SALTRIVER• INDIANPIIIA RESERVATION Ph(-'80)11220780 I.Jntd�Settfb, F1<(4B0)92207ll1 J08f 03-127 OWG: 03127AXON-COM80 DATE: S/10/18 SCALE: N.T.S. DRAWN: ELS CHECK: JAS SHE£T: 1 Of 1

EXHIBIT C SECOND AMENDEDAND RESTATED DECLARATION OF COVENANTS CONDITIONS AND EASEMENTS FOR RIVERWALK

When recorded, returnto: JeffreyA. Ekbom, Esq. Buchalter 16435 North Scottsdale Road Suite 440 Scottsdale, Arizona 85254-1754 ' SECOND AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR RIVERWALK BN 32866176v I 2

TABLE OF CONTENTS ARTICLE I DEFINITIONS, PURPOSES, EASEMENTS, DECLARANT'S OBLIGATIONS AND DEDICATIONS ............................................................................. 3 Section 1.1 Definitions............................................................. ....................................... 3 Section 1.2 Purpose............... .......................................................................................... 8 Section 1.3 Compliance With Master Ground Lease................. ..................................... 9 Section 1.4 Establishment and Reservation of Easements........................ ......................9 Section 1.5 Access Improvements ................................................................................ 10 Section 1.6 Private Roads ............................................................................................. 10 Section 1.7 Dedications ................................................................................................ 11 ARTICLE 2 MAINTENANCE OF EASEMENT AREAS, COMMON AREAS AND COMMON ELEMENTS; ASSESSMENTS .................................................................... .11 Section 2.1 Maintenance of Easement Areas, Common Areas and Common Elements........................ ......................................................................................... 11 Section 2.2 Covenants for Assessments.... .................................................................... 11 Section 2.3 Purpose of Assessments.......................................... ................................... 12 Section 2.4 Annual Assessments .................................................................................. 12 Section 2.5 Special Assessments .................................................................................. 12 Section 2.6 Outdoor Water Features Assessments ....................................................... 12 Section 2. 7 Ground Lessee Subtenant Assessment Obligations ...................................12 Section 2.8 Notice of Assessments ............................................................................... 13 Section 2.9 Due Date of Assessments............................................ ...............................13 Section 2.10 Apportionment of Annual or Special Assessments ................................... 13 Section 2.11 Ground Lessee's Personal Obligation forPayment of Assessments ......... 14 Section 2.12 Assessment Lien and Foreclosure........................... ................................... 14 Section 2.13 Suspension of Rights.................................................... .............................. 16 Section 2.14 Common Areas andCommon Elements Exempt ......................................16 ARTICLE 3 LOT MAlNTENANCE..................................................... ........................................ 16 Section 3.1 Duty of Maintenance................................................. ................................. 16 Section 3.2 Landscape and Irrigation Maintenance Standards ..................................... 17 Section 3.3 Maintenance During Construction........................................... .................. 1 7 Section 3.4 Enforcement of Maintenance Duties ......................................................... 19 Section 3.5 Approvals, Waivers and Variances ............................................................ 19 ARTICLE 4 ARCHITECTURAL CONTROL .............................................................................20 Section 4.1 Architectural Design Review Committee ..................................................20 Section 4.2 Function of the Committee ........................................................................ 20 Section 4.3 Use of Approved Civil Engineer and Landscape Architect.. .....................21 Section 4.4 Submission of CommunityPre-Application Materials to Committee....... 21 BN 32866l76v12

Section 4.5 Initial Committee Approval .......................................................................22 Section 4.6 Final Community and Final Committee Approvals ...................................22 Section 4.7 Form of Committee Approvals ..................................................................23 Section 4.8 Limitation of Liability............................................... ................................. 23 Section 4.9 Enforcement by Committee ....................................................................... 23 Section 4.10 Approvals, Waivers and Variances ............................................................ 24 Section 4.11 Exemption of Certain Improvements .........................................................24 ARTICLE 5 REGULATION OF USE AND IMPROVEMENTS WITHIN THE PROPERTY ....................................................................................................................... 24 Section 5.1 Permitted Uses ...........................................................................................24 Section 5.2 Prohibited Uses .......................................................................................... 25 Section 5.3 Prohibited Conduct ....................................................................................26 Section 5.4 Lot Coverage ..............................................................................................27 Section 5.5 Parking .......................................................................................................27 Section 5.6 Loading and Receiving Areas ..........................................: .........................28 Section 5.7 Outside Storage .......................................................................................... 28 Section 5.8 Solid Waste Containers .............................................................................. 28 Section 5.9 Landscaping ...............................................................................................29 Section 5 .10 Signs ........................................................................................................... 29 Section 5.11 Utility Connections................................................... ................................ .30 Section 5 .12 Height Restrictions ..................................................................................... 30 Section 5.13 Partition Restrictions ..................................................................................30 Section 5.14 On-Site Drainage ....................................................................................... 30 Section 5.15 Building Exteriors ...................................................................................... 30 Section 5.16 Exterior Lighting ........................................................................................ 30 Section 5.17 Approvals, Waivers and Variances ............................................................31 Section 5.18 Sub-Declarations ....................................................................................... .31 ARTICLE 6 RIGHTS OF FIRST MORTGAGEES ...................................................................... 32 Section 6.1 Rights of First Mortgagees............................................ ............................. 32 ARTICLE 7 INSURANCE; DAMAGE AND DESTRUCTION ..................................................32 Section 7 .1 Partial Destruction of Lot.. ......................................................................... 32 Section 7 .2 Total Destruction of Lot............................................... ..............................32 Section 7.3 Partial Destruction of Easement Areas, Common Areas and Common Elements ................................................................................................................. 33 Section 7.4 Total Destruction of Easement Areas, Common Areas and Common Elements ................................................................................................................ .33 Section 7.5 Insurance .................................................................................................... 33 Section 7.6 Additional Association Insurance .............................................................. 34 Section 7.7 Ground Lessees' lnsurance ........................................................................ 34 Section 7.8 Adjustment of Coverage; Premiums .......................................................... 35 Section 7.9 Adjustment of Loss; Collection of Proceeds................ ............................. 35 ii BN 32866176v12

Section 7.10 Exculpation of Association 35
Section 7.11 Ground Lessees' Cross-Indemnification 35
Section 7.12 Damage Caused by Ground Lessee 36

ARTICLE 8 CONDEMNATION 36

Section 8.1 Condemnation of Common Elements and/or Easement Areas and/or Common Areas 36
Section 8.2 Condemnation of Lots 37

ARTICLE 9 ENFORCEMENT OF COVENANTS AND ASSIGNMENT OF DECLARANT'S RIGHTS AND DUTIES 37

Section 9.1 Abatement and Suit 37
Section 9.2 Deemed to Constitute Nuisance 38
Section 9.3 Attorneys' Fees 38
Section 9.4 Remedies Cumulative 38
Section 9.5 Certificate of Compliance 38
Section 9.6 Assignment of Declarant's Rights and Duties 38

ARTICLE 10 ARBITRATION 39

Section 10.1 Arbitrable Matters 39
Section 10.2 Governing Rules 39
Section 10.3 Notice of Arbitration 40
Section 10.4 Qualifications of Arbitrator(s) 40
Section 10.5 Evidentiary Considerations 40

ARTICLE 11 ASSOCIATION REQUIREMENTS AND MEMBERSHIP, TRANSFER OF COMMON AREAS AND COMMON ELEMENTS; MEMBERSHIP AND VOTING RIGHTS 41

Section 11.1 Association Requirements and Membership, and Transfer of Common Areas and Common Elements 41
Section 11.2 Association Membership 41
Section 11.3 Transferred Membership 42
Section 11.4 Classes of Membership 42
Section 11.5 Voting Rights 43
Section 11.6 Membership Meetings 43
Section 11.7 Board of Directors 43
Section 11.8 Project Manager 43
Section 11.9 Special Meetings; Quorum 44

ARTICLE 12 MISCELLANEOUS PROVISIONS 44

Section 12.1 Term 44
Section 12.2 Amendments to Declaration 44
Section 12.3 Notices 45

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Section 12.4 Parties Bound....46
Section 12.5 Severability of Provisions....46
Section 12.6 Counterparts....46
Section 12.7 Number and Gender....46
Section 12.8 Titles....46
Section 12.9 Applicable Law and Venue....46
Section 12.10 Interest Limitation....46
Section 12.11 Recitals....47

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SECOND AMENDED AND RESTATED
DECLARATION OF COVENANTS, CONDITIONS,
RESTRICTIONS AND EASEMENTS
FOR
RIVERWALK

THIS SECOND AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR RIVERWALK, made as of the ___ day of June, 2018, by APEX PARK AT PIMA, L.L.C., an Arizona limited liability company ("Declarant"), amends and restates in its entirety that certain Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk executed by Declarant and APEX 7350 NORTH DOBSON, L.L.C., an Arizona limited liability company ("Apex 7350") and dated June 9, 2008, recorded on July 15, 2008 as instrument no. 20080616403 in the Official Records of the Maricopa County Recorder, and which was duly amended by that certain First Amendment to Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk on August 25, 2013, recorded on September 17, 2013 as instrument no. 20130832529 in the Official Records of the Maricopa County Recorder, and was further amended by that certain Second Amendment to Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk on October 13, 2017, which was recorded on April 19, 2018 as instrument no. 20180295812 in the Official Records of the Maricopa County Recorder, (collectively this "Declaration") and is made with reference to the following facts:

A. Declarant is the ground lessee of that certain real property in the Salt River Pima-Maricopa Indian Community, in Maricopa County, Arizona, described in <u>Exhibit "A"</u> attached hereto and incorporated herein by this reference (the "Master Ground Lease Property"), pursuant to that certain Business Lease B-704 between certain Allotted Landowners of Land Within the Salt River Pima-Maricopa Indian Community (named therein) as lessor and Declarant as lessee (referred to herein as the "Master Ground Lease") dated January 15, 2003, as amended by the Multi-Lease Amendment of 2016.

B. Article 8 of the Master Ground Lease allows Declarant, in connection with development of the Master Ground Lease Property, to cause the Community to enter into a Substitute Lease, as defined in the Master Ground Lease, wherein a party other than Declarant becomes the ground lessee of a Lot included in the Master Ground Lease Property, causing such Lot to be removed as property governed by the Master Ground Lease and to instead to be governed by such Substitute Lease. As of the date of this Declaration, the Community and Allotted Landowners have entered into the following Substitute Leases:

(i) Substitute Lease (the "7350 Dobson Substitute Lease") between certain Allotted Landowners of Land Within the Salt River Pima-Maricopa Indian Community (named therein) as lessors, and Apex 7350 North Dobson, L.L.C., as lessee (dated November, 2005), as amended by: (i) that certain First Amendment to 7350 Substitute Lease (Design Center) executed on June 13, 2013; (ii) that certain Second Amendment to 7350 Substitute Lease (Design Center) executed on March 25, 2016; and (iii) the Multi-Lease Amendment of 2016, of the Lot legally described on <u>Exhibit "B"</u> hereto (the "7350 Dobson Lot");

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(ii) Substitute Lease (the "7720 Dobson Substitute Lease") between certain Allotted Landowners of Land Within the Salt River Pima-Maricopa Indian Community (named therein) as lessors, and Apex 7720 North Dobson, L.L.C., as lessee (dated December, 2006), as amended by: (i) the Multi-Lease Amendment of 2016; and (ii) the First Amendment to 7720 Substitute Lease dated August 31, 2017, of the Lot legally described on Exhibit "C" hereto (the "7720 Dobson Lot"); (iii) Substitute Lease (the "7500/7580 Dobson Parcel M Substitute Lease") between certain Allotted Landowners of Land Within the Salt River Pima-Maricopa Indian Community (named therein) as lessors, and Apex 7500/7580 Dobson Road, L.L.C., as lessee (dated November, 2006), as amended by the Multi-Lease Amendment of 2016, and by that certain Second Amendment to Substitute Lease dated July 25, 2016, of the Lot legally described on Exhibit "D" hereto (the "7580 Dobson Lot"); (iv) Substitute Lease (the "7500/7580 Dobson Parcel N Substitute Lease") between certain Allotted Landowners of Land Within the Salt River Pima-Maricopa Indian Community (named therein) as lessors, and Apex 7500/7580 Dobson Road, L.L.C., as lessee (dated October, 2006), as amended by the Multi-Lease Amendment of 2016, and by that certain Second Amendment to Substitute Lease dated July 25, 2016, of the Lot legally described on Exhibit "E" hereto (the "7500 Dobson Lot"); (v) Substitute Lease (the "9550 Talking Stick Substitute Lease) between certain Allotted Landowners of Land Within the Salt River Pima-Maricopa Indian Community (named therein) as lessors, and Apex 9550 East Indian Bend, L.L.C., as lessee (dated August 10, 2011), as amended by the Multi-Lease Amendment of 2016, of the Lot legally described on Exhibit "F" hereto (the "9550 Talking Stick Lot"); and (vi) Substitute Lease (the "9500 Talking Stick Substitute Lease") between certain Allotted Landowners of Land Within the Salt River Pima-Maricopa Indian Community (named therein) as lessors, and Apex 9500 East Indian Bend L.L.C., as lessee (dated June, 2013), as amended by the Multi-Lease Amendment of 2016 and by that certain First Amendment to Substitute Lease of the Lot legally described on Exhibit "G" hereto (the "9500 Talking Stick Lot"). Declarant intends to develop the Master Ground Lease Property as a first class mixed use development of the PermittedUses, subject to the provisions hereof. C. Declarant has so divided some of the Master Ground Lease Property into lots, and intends to continue to divide the Master Ground Lease Property into lots (the "Lots"), as more particularly provided and described in Section 1.1( w) hereof. D. Declarant intends by this Declaration, and as permitted by Article 48 of the Master Ground Lease, to impose upon the Master Ground Lease Property mutually beneficial restrictions for the benefit of all of the Lots in the Master Ground Lease Property and the Ground Lessees thereof. E. Declarant intends by this Declaration to create a property owner's association in accordance with the terms hereof. The Association has been incorporated for such purpose and 2 BN 32866176vl2

Joms in this Declaration to accept the duties and responsibilities imposed upon it by the protective covenants and restrictions contained in this Declaration. NOW THEREFORE, subject to all of the provisions of this Declaration, Declarant and hereby declares that the Master Ground Lease Property shall be held, conveyed, mortgaged, encumbered, leased, rented, used, occupied, sold and improved subject to the following covenants, conditions, restrictions and easements. ARTICLE 1 DEFINITIONS, PURPOSES, EASEMENTS, DECLARANT'S OBLIGATIONS AND DEDICATIONS Section 1.1 Definitions. Inaddition to other terms which are definedelsewhere in this Declaration, the following words used herein shall have the meanings set forth in this Article 1 unless the context otherwise requires: (a) "Affiliate" shall mean and refer to (i) any Person which, whether directly or indirectly, controls, is controlled by, or is under common control with, any other Person, (ii) any spouse, parent, grandparent, child, grandchild, sibling or first degree collateral of any Person, and (iii) if such Person is a partner, director, officer or shareholder of another Person, any third Person for which such Person acts as a partner, director, officer or shareholder. For the purposes of this definition, control shall mean the power (whether through direct or indirect ownership of fifty-one percent (51%) or more of the voting equity interests of such Person, or otherwise) to direct the management and policies of such Person. (b) "Articles" shall mean and refer to the Articles of Incorporation, as amended fromtime to time, of the Association. (c) "Assessment" shall mean and refer to that portion of the Common Expenses, including but not limited to the cost of maintaining, improving, repairing, replacing, operating and managing the Common Areas, the Common Elements, the Easement Areas (including an Outdoor Water Feature or an Outdoor Water Features Area), the cost of performing the obligations and responsibilities imposed by this Declaration upon the Association (or another Ground Lessee ), and the cost of otherwise operating the Association and performing its responsibilities hereunder, which portion is to be paid by one or more of the Ground Lessees as provided herein. (d) "Association" shall mean and refer to the Riverwalk Property Owners Association, Inc., a non-profit corporation formedpursuant to the Articles of Incorporation filed with the Arizona Corporation Commission attached hereto as Exhibit "H". (e) "Board" or "Board of Directors" shall mean and refer to the board of directors of the Association appointed or elected in accordance with the provisions of this Declaration, the Articles and the Bylaws and with the requirements of applicable law. (f) "Bylaws" shall mean and refer to the Bylaws, as amended from time to time, of the Association. 3 BN 32866176v12

(g) "Committee" shall mean and refer to the Architectural Design Review Committee, as hereinafter established.

(h) "Common Area(s)" shall mean and refer to those tracts of land within the Master Ground Lease Property, the dedication of which for public use has not been accepted by any governmental entity, which are at any time hereafter held by the Association for the common use and benefit of the Ground Lessees and their respective tenants, occupants, employees, agents, customers, licensees, and invitees, which include the Common Elements associated with such Common Area(s).

(i) "Common Elements" shall mean and refer to all structures, fixtures and facilities owned by the Association, or in which the Association has been granted an easement, for the common use and benefit of the Ground Lessees, and located on, over or under the Common Areas or Easement Areas, including, without limitation, all landscaping, as well as that portion of any landscape irrigation system that: (i) is not located on, over, under or across a Lot; or, (ii) with respect to any Lot now or hereafter adjacent to a public roadway, is not located on, over, under or across that portion of the Master Ground Lease Property between the Lot line and the back of the curb for such public roadway; and shall include (a) drains, sidewalks, street lights, gutters, curbs, culverts, swales and private paved streets, roadways and driveways; (b) the following types of signs and monuments as set forth in the "Riverwalk, Arizona Comprehensive Sign Program" revised May 16, 2016, (as the same may be revised by the Association after the date of this Declaration and approved by the Community): Retail Freeway Identification Pylon(s), Office/Commercial Freeway Identification Pylon(s), Boundary Marker(s), Office/Commercial Entry Monument(s), Office/Commercial Multi-Tenant Monument(s), Retail Multi-Tenant Monument(s); Multi-Family Residential and Vehicular Directional Signs; (c) all electrical, water, sewer, telephone and gas (the latter only if available) wires, pipes, junction boxes, pumps, transmitters and other conduits and facilities not owned by public or private utility entities or by the Ground Lessees or by any of them (other than Declarant, while Declarant is in control of the Association); and (d) all other similar installations and improvements. In no event shall any such structures, fixtures or facilities owned by Declarant be deemed to be "Common Elements" unless Declarant shall have expressly so provided in writing. Common Elements do not include water features, including, but not limited to, waterfalls, fountains or streams, located inside buildings or constructed as entryway features for buildings.

(j) "Common Expense" or "Common Expenses" shall mean and refer to the actual and estimated expenses of operating, repairing, replacing and maintaining the Common Areas, the Easement Areas and the Common Elements and of performing the obligations and responsibilities imposed by this Declaration upon the Association, and the costs of otherwise operating the Association. Common Expenses shall also include any reasonable reserve for such purpose as found and determined by the Association.

(k) "Common Signage Areas" shall mean that area, which may include parts of Lots, designated as a Placement Zone on the Freestanding Sign Location Plan.

(l) "Community" shall mean and refer to the Salt River Pima-Maricopa Indian Community, a federally recognized Indian tribe.

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(m) "Community Master Plan" shall mean the master development plan adopted by the Community with respect to the development of the Community property known as "Talking Stick", including the Master Ground Lease Property, the Talking Stick Resort & Casino, Salt River Fields at Talking Stick, Talking Stick Golf Club and other developments now or hereafter completed, as such plan may be revised from time to time by the Community.

(n) "Community Planning and Zoning Ordinances" shall mean planning and zoning ordinances applicable to the Master Ground Lease Property adopted and revised by the Community from time to time.

(o) "Community Standards" shall mean health, fire and safety rules and regulations, and law enforcement rules and regulations applicable to the Master Ground Lease Property adopted by the Community from time to time.

(p) "Conditional Use Permit" shall mean a permit issued by the Community for elements of the plan of construction and/or development of a Lot that are not otherwise in conformance with the Community Master Plan and/or the Community Planning and Zoning Ordinances.

(q) "Declarant" shall mean and refer to Apex Park at Pima, L.L.C., an Arizona limited liability company, and any Person or Persons to whom all of the Declarant's rights and obligations hereunder (other than those solely as Ground Lessee of one or more Lots) are hereafter expressly assigned and transferred by a written Recorded instrument. The mere conveyance by Declarant to another Person of a leasehold interest to or creation of a Substitute Lease of (or other interest in) one or more Lots shall not, by itself, make such other Person a Declarant hereunder.

(r) "Declaration" shall mean and refer to this Declaration, as the same may be amended from time to time pursuant to the provisions hereof.

(s) "Easement Area(s)" shall mean and refer to those tracts of land within the Master Ground Lease Property, the dedication of which for public use has not been accepted by any governmental entity, over which an easement is granted if such Easement Area is designated as part of a Lot, including: (i) each easement established under Section 1.4 of this Declaration (including Common Signage Areas, Outdoor Water Features and Outdoor Water Feature Areas); (ii) each easement established under Section 1.6 of this Declaration for a Private Road which the Association has agreed to administer and maintain; and (iii) the previously recorded easements described in Exhibit "L" hereto, each of which is for the common use and benefit of two or more Ground Lessees and their respective tenants, occupants, employees, agents, customers, licensees, and invitees, which include all Common Elements associated with such Easement Area(s).

(t) "First Mortgage" shall mean and refer to any leasehold mortgage or deed of trust created or assumed which is a first priority lien on any Lot. "First Mortgagee" shall mean the holder or beneficiary of a First Mortgage.

(u) "Freestanding Sign Location Plan" shall mean the Comprehensive Sign Plan attached hereto as Exhibit "I" and specifically incorporated by reference herein, as may be

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amended from time to time by the Association with the approval of the Community, and placed of Record by an instrument executed by the Association and duly recorded and/or filed.

(v) "Ground Lease" means the Master Ground Lease or a Substitute Lease.

(w) "Ground Lease Subtenants(s)" shall mean and refer to a tenant of all or a portion of a Lot under a Sublease, the leasehold interest in which Lot is held by a Ground Lessee as such tenant's landlord or lessor.

(x) "Ground Lessee" shall mean and refer to the person or persons whose estates or interests aggregate the leasehold interest in a Ground Lease. No Person having any interest in a Lot merely as security for the performance of any obligation shall be deemed to be a Ground Lessee. In the event the Ground Lessee of any Lot consists of more than one Person, such Persons shall execute and deliver to the Association a written instrument appointing and authorizing one individual or entity as their agent to receive all notices and demands required or permitted to be given under the terms and provisions of this Declaration, to execute any and all documents, consents and instruments required under the terms and provisions of this Declaration and to cast all votes and to take any and all actions required or permitted to be taken by them under the terms and conditions of this Declaration. A Ground Lessee may change its designated agent by written notice to the Association, but such change shall be effective only after actual receipt of the notice by the Association.

(y) "Improvements" shall mean and include all land preparation or excavation, all landscaping, buildings, structures, parking areas, fences, walls, hedges, plantings, poles, streets, roadways, driveways, drainage ponds, lakes, Outdoor Water Features, recreational facilities of any type or nature, signs, glazing or reglazing of exterior windows and all other construction which affects the exterior color or appearance of any building or structure. The term "Improvements" specifically includes both original Improvements and all later changes or alterations. It does not, however, include any original Improvements, or any replacement or repair of any part thereof, which do not affect exterior structure, colors or appearances.

(z) "Landscape irrigation system" shall mean an irrigation and/or sprinkler system for the watering of landscaping and/or lawns, including all pipes and related equipment.

(aa) "Lot" shall mean and refer to each parcel of land into which the Master Ground Lease Property is hereafter divided by Declarant, the exact size and dimensions of which shall be established either by the legal description contained in the original Recorded instrument of conveyance from Declarant to the first Ground Lessee of said Lot other than Declarant or in a plan prepared by Declarant specifically designating a portion of the Master Ground Lease Property as a "Lot" (the "Lot Plan"). The initial Lot Plan is set forth as Exhibit "E" to the Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk executed by Declarant and Apex 7350 and dated June 9, 2008, recorded on July 15, 2008 as instrument no. 20080616403 in the Official Records of the Maricopa County Recorder, as such Lot Plan may be amended by the Declarant by the amendment of this Declaration, pursuant to the provisions of Section 12.2 of this Declaration. Master Ground Lease Property (other than Common Areas) with respect to which Declarant holds leasehold title shall be deemed hereunder to collectively constitute a "Lot" of which Declarant is the Ground Lessee.

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Notwithstanding the foregoing, Declarant hereby reserves the right, so long as it is a Ground Lessee of one or more Lots, to create additional Lots by dividing any Lot then held by Declarant into one or more parts, said division to be accomplished by Declarant amending the Lot Plan. The transfer by the Declarant to the Association of the Common Areas and Common Elements (or any part thereof), and the granting by Declarant to the Association of an easement to any Easement Area shall not be deemed to make such Common Areas, Common Elements or Easement Areas (or any part thereof) a "Lot" or "Lots." No Lot, or portion thereof, shall be deemed to be a part of the Common Areas, nor shall any part of the Common Areas be deemed to be a Lot or portion thereof, until specifically designated as such.

(bb) "Lot Plan" shall mean and refer to the term as defined in Section 1.1(w).

(cc) "Member" shall mean and refer to a Person entitled to membership in the Association as provided herein.

(dd) "Multi-Lease Amendment of 2016" means that certain First Amendment to Business Lease B-704, 7350 Dobson Substitute Lease, 7500/7580 Dobson Substitute Lease (Parcel M), 7500/7580 Dobson Substitute Lease (Parcel N), 7720 Dobson Substitute Lease, 9550 Talking Stick Substitute Lease and 9500 Talking Stick Substitute Lease dated November 7, 2016.

(ee) "Person" shall mean and refer to a natural person, a corporation, a partnership, a trust or any other legal entity.

(ff) "Permitted Uses" shall have the meaning set forth in Section 5.1 of this Declaration.

(gg) "Private Roads" shall have the meaning set forth in Section 1.6 of this Declaration.

(hh) "Master Ground Lease Property" shall mean and refer to the leasehold interest pursuant to the Ground Lease in the real property more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference and covered by this Declaration.

(ii) "Outdoor Water Features or Outdoor Water Features Area" shall mean and refer to wet stream beds or ponds, and including all landscaping, lawn area, landscape irrigation systems, pathways, lighting, signage, bridges, benches, tables and related items within, in addition to pipes, pumps, motors, filters and related equipment serving the Outdoor Water Features or Outdoor Water Features Area but located outside such area as such existing Outdoor Water Features or Outdoor Water Features Area are legally described and platted on Exhibit "J" attached to this Declaration, and any additional Outdoor Water Features or Outdoor Water Feature Areas established, with the prior approval of the Committee, by an instrument duly executed by the applicable Ground Lessee and duly placed of Record.

(jj) "Outdoor Water Features Assessment" shall mean an Outdoor Water Features Assessment as provided in Section 2.6.

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(kk) "Record" shall mean and refer to and include record, file, lodge or any other term signifying the placing of a document or instrument of public record with the Recorder. (11) "Recorder" shall mean and refer to the United States Department of the Interior Bureau of Indian Affairs Title Plant in Albuquerque, New Mexico, and the Maricopa County, Arizona Recorder or any successor governmental entity with which documents and instruments affecting title to or the legal condition of real property in and around the location of the Master Ground Lease Property are required to be recorded, filed, lodged or otherwise placed of public record. (mm) "Special Assessment" shall mean a Special Assessment as provided in Section 2.5. (nn) "Sub-Declaration" shall mean and refer to a declaration of easements, covenants, conditions, and restrictions, subordinate to this Declaration, with respect to one or more Lots, created and recorded with the Recorder by the Ground Lessee or Ground Lessees of such Lots, with the approval of the Association and the Community, as provided in Section 5.17. (oo) "Sublease" shall mean and refer to a sublease under a Ground Lease, meeting the requirements of Article 15(A) with respect to the Master Ground Lease, or the applicable sublease Article with respect to a sublease under a Substitute Lease. (pp) "Subtenant" shall mean and referto a Ground Lease Subtenant. (qq) "Substitute Lease" shall mean and refer to a separate lease with respect to part of the Master Ground Lease Property, replacing the Master Ground Lease as to such part of the Master Ground Lease Property, as furtherdefined in Article 8 of the Master Ground Lease. (rr) "Transfer Date" shall mean and refer to the date that Declarant no longer holds any interest in the Master Ground Lease Property or agrees in writing to the Transfer Date notwithstanding that it holds an interest in the Master Ground Lease Property. Section 1.2 Purpose. The Master Ground Lease Property is hereby made subject to the covenants, conditions, restrictions and easements herein contained, all of which shall be deemed to run with the Master Ground Lease Property and each and every Lot thereof, to insure proper use and appropriate development and improvement of said Master Ground Lease Property so as to do the following: (a) protect the Ground Lessees (and their tenants) against the improper development and use of acreage within the Master Ground Lease Property; (b) prevent the erection within the Master Ground Lease Property of Improvements constructed of improper or unsuitable materials or with improper quality and methods of construction; (c) insure adequate and reasonably consistent development of the Master Ground Lease Property; (d) encourage and insure the erection of attractively designed permanent Improvements appropriately located within the Master Ground Lease Property to achieve harmonious appearance and function; (e) provide adequate off-street parking and loading facilities; (f)encourage and promote cross access to all improvements of the Master Ground Lease Property by vehicular and pedestrian traffic (except for fenced, gated and secured areas as approved by the Committee); (g) generally promote the welfare and safety of the Ground Lessees (and their tenants); and (h) otherwise encourage, promote and assure development of the Master Ground Lease Property as a first 8 BN 32866176vl2 class, high quality mixed commercial, office, multi-family residential, hospitality and light manufacturingproject. Section 1.3 Compliance With Master Ground Lease. All Ground Lessees and all Ground Lease Subtenants and Persons claiming through them and their licensees, invitees and employees, shall at all times comply with and be subject to the terms of the Master Ground Lease with respect to use and occupancy of the Master Ground Lease Property. Section 1.4 Establishment and Reservation of Easements. By the recordation of this Declaration, the followingeasements are hereby established or reservedon, over, under or across the below-designated areas of the Master Ground Lease Property: (a) Declarant's Easements. Declarant (or its predecessors as owners of the Master Ground Lease Property) heretofore has dedicated for use and granted and will in the futurededicate and grant certain easements for utilities or other purposes under, on, over and/or across certain portions of the Master Ground Lease Property; (b) Grant of Easement Areas to Association. Declarant hereby grants to the Association an easement over and across any designated Easement Areas located on any of the Master Ground Lease Property in which Declarant is the lessee, including such Easement Areas described in this Declaration and any additional Easement Areas established by an instrument duly executed by Declarant and duly placed of Record; (c) Ground Lessees' Access and Use and Enjoyment Easement. There is hereby established, in favor of each Ground Lessee and its agents, contractors, employees, customers, tenants, licensees and invitees, both (i) a pedestrian and vehicular access easement over and across any Private Road, street and driveway portion of the Easement Areas or Common Areas, and (ii) a use and enjoyment easement over and in respect of all of the Easement Areas, Common Areas and the Common Elements, including Easement Areas or Common Areas designated as such on a Lot, such as the Outdoor Water Features Area, and Common Elements on, over or under such Easement Areas and Common Areas ( excluding, however, such fenced, gated and secured areas as approved by the Committee); (d) Association Management, Service and Repair Easements. There is hereby established on, over, under and/or across the portions of any Lot adjacent to any portion of the Easement Areas and Common Areas, in favor of the Association and its agents, contractors and employees, a management, access, service, repair and replacement easement for the purposes of operating, maintaining, repairing and/or replacing the Common Elements, Easement Areas and Common Areas. With respect to the easements created or reserved under Section l.4(c) and this Section 1.4(d), the same shall be established and used in a manner so as not to unreasonably interfere with other Ground Lessees' use and enjoyment of their Lots; (e) Common Signage Easements. There is hereby established on, over, under, and across the Common Signage Areas, in favor of the Association, an easement to install, construct, maintain, repair, and replace signs identifyingRiverwalk and/or the Ground Lessee(s) or Sub Lessee(s) of more than a single Lot; and 9 BN 32866l76v12

(f) Drainage and Detention Easements. There is hereby established for the benefit of any Master Ground Lease Property a non-exclusive perpetual and appurtenant easement, right and authority forstorm water drainage and detention over and upon any adjacent detention area established by Declarant, or established by a Ground Lessee as approved by the Committee in connection with approval of plans and specifications for the development of such Ground Lessee's Lot, and forstorm water drainage over, upon, under and through those portions of the Master Ground Lease Property approved by the Community for the transmission of stonn water to detention areas, whether or not said drainage is transmitted in storm sewer lines or over land. Each Ground Lessee of any portion of the Master Ground Lease Property shall maintain such drainage and detention property (including any detention area located thereon) in good condition, repair and replacement; provided, however, that the cost thereof, including but not iimited to landscaping within the detention areas, shall be equally shared by all Ground Lessees of portions of the Master Ground Lease Property that are served by such detention areas. Nothing herein shall prevent the Association or any other Ground Lessee from contractually obligating any Ground Lease Subtenant to pay to such Ground Lessee such Subtenant's share of such cost as determined by the Ground Lessee. With respect to the easements created or reserved under Section l.4(c), the same shall be appurtenant to and shall pass with title to the Lots benefited thereby. With respect to all of the easements created or reserved under this Section 1.4, except for those created or reserved under Sections l.4(c), leasehold title to any Lot shall be transferred subject to such easements as, at the time of transfer,are valid and subsisting. Section 1.5 Access Improvements. Any Ground Lessee of any portion of the Master Ground Lease Property upon which any driveways, drive aisles, roadways, streets and pathways ("Access Improvements") are constructed primarily for use by such Ground Lessee and such Ground Lessee's Subtenant(s) shall maintain the Access Improvements located on the portion of such property leased by such Ground Lessee, at such Ground Lessee's sole cost and expense, in good condition, repair and replacement, including electrical costs relating to the Access Improvements, payment of liability insurance premiums therefor, and payment of real estate taxes therefor ("collectively referred to as Access Improvement Obligations"). Access Improvements may be relocated by any Ground Lessee with the approval of the Association, the Committee and the Community, provided that no such Ground Lessee shall unreasonably restrict or prohibit access to and from any other portion of the Master Ground Lease Property to or from Dobson Road, Talking Stick Way, Via de Ventura, or Private Roads, without prior approval of the Committee. Nothing herein shall prevent the Association or any other Ground Lessee from contractually obligating any Ground Lease Subtenant to pay to such Ground Lessee such Subtenant's share of such cost as determinedby the Ground Lessee. Section 1.6 Private Roads. In connection with development and improvement of a Lot or other Master Ground Lease Property, Declarant or the Ground Lessee as applicable may be required to build and/or grant to the Association an easement in a private road or roads intended to facilitate the free flow of vehicular traffic: (i) to and from public roads adjacent to the Master Ground Lease Property; and (ii) to, from and between Lots, which may include in the legal description thereof curbs, landscaping or other areas adjacent to street and driveway portion thereof( collectively, "Private Roads"). The location of all Private Roads shall be detennined by the Committee in connection with project development as provided in Article 4. All Private 10 BN 32866l76vl2

Roads which the Association has agreed to administer and maintain shall be Easement Areas. The locations and dimensions of all Private Roads approved by the Committee as of the date of this Declaration are set for the on Exhibit "J" hereto. Modifications to such Private Roads and additional Private Roads may be made or established by an instrument duly executed by Declarant or such Lot owner, as applicable, and duly placed of Record. Section 1. 7 Dedications. There is hereby reserved to the Association, acting alone but following the written approval (a) prior to the Transfer Date, of Declarant, or (b) after the Transfer Date, of fifty-one percent (51%) of the total voting power of each of the Class A Members and the Class B Members of the Association, the rightto dedicate, release, alienate or otherwise transfer to the Community, but only if accepted in writing by the Community, all or any portion of the Master Ground Lease interest in (i) any Private Road, street or driveway, utility easement or services and/or related rights-of-way from time to time comprising a part of the Common Areas and connecting with any public thoroughfare or Community-wide system, and (ii) any portion of any other part of the Common Areas on which Improvements may not legally be constructed, in each case for such purposes and upon such terms as the Association, in its reasonable discretion (subject to the terms, if any, of the written approval described above), shall deem appropriate. Immediately upon the Recording by the Community with the Recorder of a written instrument evidencing its acceptance of such dedication, the portion of the Common Areas so dedicated and accepted shall be deleted from the Master Ground Lease Property and the effect of this Declaration. ARTICLE2 MAINTENANCE OF EASEMENT AREAS, COMMON AREAS AND COMMON ELEMENTS; ASSESSMENTS Section2.1 Maintenance of Easement Areas, Common Areas and Common Elements. The cost of maintaining, operating, repairing and/or replacing the Easement Areas, Common Areas, including but not limited to the Common Signage Areas, and the Common Elements, except forthe costs related to such portions of the Easement Areas or Common Area which are the responsibility hereunder of the Ground Lessee, shall be a Common Expense to be borne by the Ground Lessees through payment of Assessments to the Association, as more particularly provided elsewhere in this Declaration. All maintenance, operation, repair and/or replacement work shall be done at the direction of the Association in accordance with the plans and standards approved by the Architectural Design Review Committee established pursuant to Section 4.1 of this Declaration. Section 2.2 Covenants for Assessments. The Declarant, with respect to any portion of the Master Ground Lease Property (exclusive of Common Areas or Common Elements) which it leases under the Master Ground Lease, agrees and each Ground Lessee of any Lot (including any lessee under a Substitute Lease, and any purchaser at any non-judicial or judicial sale), by acceptance of a lease or other instrument of leasehold transfer for such Lot (whether or not it shall be so expressed therein), shall be deemed to agree, as a covenant running with the land, to pay to the Association, as and when the same shall become due and payable and without demand therefor, any and all Annual Assessments, any and all Special Assessments, and any and all Outdoor Water Features assessed, fixed or levied against such portion of the Master Ground Lease Property as is leased by said Person or against such Person by virtue of its interest in any 11 BN 32866176vl2 portion of the Master Ground Lease Property, in accordance with the remaining provisions of this Article 2. Nothing herein shall prevent the Association or any other Ground Lessee from contractually obligating any Ground Lessee Subtenant to pay to such Ground Lessee such Subtenant's share of Assessments forthe applicable Lot as is determined by the Ground Lessee. Section 2.3 Purpose of Assessments. The Annual, Special Assessments and Outdoor Water Features Assessments (as such Outdoor Water Features Assessments are limited as set forth in Section 2.6) provided forherein shall be fixed, levied, collected and administered by the Association and shall be used exclusively for the operation, repair, maintenance, replacement and/or improvement of the Common Elements, the Common Areas and the Easement Areas, including, but not limited to, the cost of taxes (if any), insurance (if any), labor, equipment, materials, management and maintenance, the establishment of appropriate reserves, and the cost of performing the obligations and responsibilities imposed by this Declaration upon the Association (but not those expressly and specifically imposed hereby upon Declarant and not imposed upon the Association) and the cost of otherwise operating the Association. The Association shall maintain appropriate records at its office located at the address specified in ( or in accordance with) Section 12.3 below of all expenditures of funds and all Assessments, which records shall be open for inspection by any Ground Lessee during normal business hours upon reasonable notice and at said Ground Lessee's cost and expense. Section 2.4 Annual Assessments. The Association shall determine the amount of each calendar year's Annual Assessment, commencing with the calendar year beginning in 2007, based on the projected Common Expenses for that calendar year, and shall notify the Ground Lessees in writing as to the amount of such Annual Assessment so determined no later than November 1st of the prior calendar year, with the firstsuch latest notification date being January 1, 2007. Said determination shall be finaland binding on all Ground Lessees. Section 2.5 Special Assessments. In addition to any Annual Assessments, the Association may, at any time or from time to time, levy a Special Assessment in a specific amount and for a particularly identified purpose or purposes, in order to purchase necessary equipment, facilities or fixtures for the Easement Areas, Common Areas and/or the Common Elements and/or in order to defray, in whole or in part, the cost of any construction of any new, or the cost of any alteration, reconstruction, unexpected repair or replacement of any existing, capital improvements upon or within the Easement Areas or Common Areas, including necessary fixturesor personal property related thereto, or pertaining to the Common Elements. Section 2.6 Outdoor Water Features Assessments. Only Ground Lessees of Lots abutting Outdoor Water Features Areas ("Outdoor Water Features Lots") and Ground Lessees of Lots adjacent to such Outdoor Water Features Lots will be assessed for their proportionate share of expenses attributable to the Outdoor Water Features Area with respect to Outdoor Water Features Assessments. The Committee shall determine what Lots are Outdoor Water Features Lots and what Lots are adjacent to such Lots and the proportion of Outdoor Water Features Assessments to be assessed against each such Lot based on the Committee's determination of the enhanced value to each such Lot because of the Outdoor Water Features. Section 2.7 Ground Lessee Subtenant Assessment Obligations. Nothing herein shall prevent the Association or any other Ground Lessee from contractually obligating any Ground 12 BN 32866176vl2

Lessee Subtenant to pay to such Ground Lessee such Subtenant's share of Assessments for the applicable Lot as is determined by the Ground Lessee. Section 2.8 Notice of Assessments. The Association shall give written notice to each of the Ground Lessees of its determination of the amount of Annual Assessments and any Special Assessment or Outdoor Water Features Assessment: (a) in the case of Annual Assessments, no later than November 1st of any calendar year, and (b) in the case of Special Assessments or Outdoor Water Features Assessments, no later than fifteen (15) days after its determination. Promptly after the amount of any Annual, Special Assessment or Outdoor Water Features Assessment is adopted, the Association shall give written notice to each of the applicable Ground Lessees setting forththe amount of the Assessment as finally adopted and, in the case of Special Assessments or Outdoor Water Features Assessments, of the date when the same become due and payable. Section 2.9 Due Date of Assessments. (a) The Annual Assessment under Sections 2.4 and 2.7 hereof shall be due and payable in two (2) installments on January 1 and July 1 of each year and shall become delinquent if not paid within thirty (30) days thereafter. (b) The due date of any Special Assessment under Section 2.5 or Outdoor Water Features Assessment under Section 2.6 hereof shall be as fixed by the Association in the notice sent to the Ground Lessees pursuant to the last sentence of Section 2.7 hereof but in no event shall said due date be less than thirty (30) days from the effective date of said notice. The delinquency date fora Special Assessment or Outdoor Water Features Assessment shall be thirty (30) days after its due date; (c) Notwithstanding anything contained herein to the contrary, no Ground Lessee shall be entitled to reimbursement from the Association of any Assessments paid to the Association in the event the Ground Lessee sells, transfers or otherwise conveys its interest in a Lot prior to the end of the calendar year. In such event, the Association shall credit the successor in interest of said Ground Lessee with the amount of the Assessments paid for the remaining months of the calendar year aftersaid sale, conveyance or transferof interest; and ( d) The Association shall have the right to assess a late charge in the amount of fifteen percent (15%) of the amount due in the event any Ground Lessee fails to make any payment due under this Section 2.8 on or prior to the date on which the same becomes delinquent, and such default shall continue uncured for a period of ten (10) days following the giving of written notice by the Association of the factof such delinquency. Section 2.10 Apportionment of Annual or Special Assessments. Any Annual or Special Assessment shall be allocated pro rata among the Ground Lessees (including Declarant) in accordance with the amount of applicable Acreage Leased. "Acreage Leased" means the acreage of leased Lots within the Master Ground Lease Property. A Ground Lessee's share of the Assessment shall be determined by multiplying the total amount of the Assessment by a fraction having as its numerator the Acreage Leased (exclusive of Common Areas (except any Outdoor WaterFeatures Area designated as Common Area on a Lot) and also exclusive of any portion of 13 BN 32866l76v12 the Master Ground Lease Property now or hereafter dedicated for public use and accepted by a governmental entity) leased by the Ground Lessee within the Master Ground Lease Property and having as its denominator the total Acreage Leased (exclusive of Common Areas (except any Outdoor Water Features Area designated as Common Area on a Lot) and also exclusive of any portion of the Master Ground Lease Property now or hereafter dedicated for public use and accepted by a governmental entity) located within the Master Ground Lease Property. Leased Acreage shall be determined by the Association in its sole but reasonable discretion; provided, however, that in the event that any Ground Lessee disagrees with the aforesaid determination, the dispute shall be submitted to and determined by arbitration in accordance with the provisions of Article 10 hereof. Notwithstanding the foregoing, in the event the Association determines that a Ground Lessee's operations cause excessive Easement Area or Common Area Expense that would not be accounted for in the foregoing methods of apportionment of Assessments, such Ground Lessee shall be liable for payment of additional Assessments as determined by the Association.

Section 2.11 Ground Lessee's Personal Obligation for Payment of Assessments. The Annual, Special and Outdoor Water Features Assessments provided for herein shall be the personal and individual debt of the Ground Lessee of the Lot covered by such Assessments. No Ground Lessee may exempt itself from personal liability for such Assessments, whether by selling, transferring, leasing, abandoning or not using its Lot, by not using or availing itself of the benefits of the Common Elements, Easement Areas and the Common Areas or the services or facilities furnished, provided or maintained by the Association hereunder, or otherwise. In the event that any Assessment remains unpaid as of the date on which the same becomes delinquent, and such default shall continue uncured for a period of thirty (30) days following the giving of written notice by the Association of the fact of such delinquency, then the Ground Lessee of the Lot shall be obligated to pay interest at the rate of eighteen percent (18%) per annum on the sum of the amount of the late charge provided for in Section 2.9(d) hereof and the amount of the Assessment from the due date thereof, together with all costs and expenses of collection (including, without limitation, reasonable attorneys' fees, whether or not legal proceedings are actually instituted), and the Association shall have the right to bring suit against such Ground Lessee to recover a money judgment for these amounts without foreclosing or waiving the liens securing the same provided for in Section 2.11 hereof.

Section 2.12 Assessment Lien and Foreclosure. All sums assessed in the manner provided for in this Article which remain unpaid, together with late charges, interest thereon and on such late charges and the costs of collection (including, without limitation, reasonable attorneys' fees as provided above), shall become a continuing charge and shall constitute and be secured by a separate valid and subsisting lien, which is hereby created and fixed, on the Lot to which they relate, together with all Improvements thereon, for the benefit of the Association (and all Ground Lessees of other Lots), which lien shall bind such property in the hands of the Ground Lessee and such Ground Lessee's heirs, devisees, personal representatives, successors and assigns (including, without limitation, the First Mortgagee or any other Person who obtains leasehold title to a Lot as a result of foreclosure, trustee's sale or deed in lieu thereof, but only, in the case of a First Mortgagee, where such First Mortgage was Recorded subsequent to the date when payment of any such Assessment became due and payable). Subject to the condition that the Association be made a party to any legal proceeding to enforce any lien hereinafter provided to be superior thereto, the lien hereby created shall be subordinate and inferior to (a) all liens for

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taxes or special assessments levied by any governments with jurisdiction, or any political subdivision or special district thereof, and (b) all liens securing amounts due or to become due under any First Mortgage Recorded with the Recorder prior to the date an Assessment lien is Recorded; and any foreclosure of any such superior lien ( or exercise of any power of sale contained in any such prior First Mortgage or other security instrument), or through other legal proceedings in which the Association has been made a party, shall cut offand extinguish the liens securing the Annual and Special Assessments which became due and payable prior to the date upon which such foreclosure or sale has been completed or final judgment shall have been entered in such other legal proceedings (and all rights of appeal therefrom shall have expired), but no such foreclosure shall free any portion of the Lot or the Improvements thereon from the lien securing Assessments thereafter becoming due and payable, nor shall the liability of any Ground Lessee personally obligated to pay any such Annual or Special Assessments which become due prior to such foreclosure be extinguished by any such foreclosure. Such unpaid share of Assessments, to the extent not collected from the delinquent Ground Lessee, shall be deemed to be Common Expenses collectible from all of the Lots; provided, however, that in the event such unpaid share of Assessments is collected, as Common Expenses, from the Ground Lessees of other Lots, but is subsequently recovered by the Association, either through foreclosure or otherwise, the amounts previously paid by such other Ground Lessees in respect of such unpaid share shall be refunded to such other Ground Lessees or, at the option of the Association, shall be retained and credited against future Assessments against the Lots of such other Ground Lessees. To the extent consistent with and subject to the foregoing provisions, whenever any Assessment or other amount due from a Ground Lessee to the Association on behalf of any Lot or the Improvements thereon is not paid by the date on which the same becomes delinquent, and such default shall continue uncured for a period of thirty (30) days following the giving of writtennotice by the Association of the factof such delinquency, the Association, as a Common Expense, may institute and maintain an action at law or in equity against such defaulting Ground Lessee to enforcecollection of such amount or any portion thereof and/or for foreclosureof such lien. All such actions may be instituted and brought in the name of the Association or any other Person authorized by this Declaration or by law, and the lien may be foreclosed and the leasehold interest in the Lot (together with the Improvements thereon) sold in the same manner as a realty mortgage or in any other manner permittedby law for the enforcement or foreclosure of liens against real property. It shall be a condition of any judgments or orders rendered in connection with enforcement or foreclosure of the lien that a purchaser shall take the interest in the leasehold interest in the Lot (together with the Improvements thereon) sold subject to this Declaration. Foreclosure of the lien (and sale of the Ground Lessee's leasehold interest in the Lot in connection therewith) shall not terminate or otherwise affect the rights of a Ground Lessee Subtenant under any then existing lease of all or any portion of the Lot (unless such lease shall otherwise provide to the contrary), and the purchaser of such leasehold interest in the Lot shall take title thereto subject to any such lease. The Association, acting on behalf of the Ground Lessees, shall have the power to bid for the leasehold interest in the Lot (together with the Improvements thereon) at any sale and to acquire and hold, lease, mortgage or convey the same. In the event the Ground Lessee against whom the defaulted Assessment was made is the purchaser or redemptioner, then unless all amounts secured by the lien were paid in connection with such purchase or redemption, the lien shall continue in effect and said lien may be enforced by the Association, for the unpaid balance of all amounts that were due prior to the final 15 BN 32866176vl2 conclusion of any such foreclosure or equivalent proceedings. Further, notwithstanding any foreclosure of the lien, any Assessments and any other amounts which had accrued as of the time of foreclosure and which remain unpaid after application of any sale proceeds as provided by law shall continue to exist as personal obligations of the defaulting Ground Lessee of the Lot to the Association, and the Association may use reasonable efforts to collect the same from said Ground Lessee even if such Person is no longer a Ground Lessee.

Section 2.13 Suspension of Rights. In addition to all other remedies provided for in this Declaration or at law or in equity, the Association may temporarily suspend the approval or voting rights of a Ground Lessee whose default in the payment of any Assessment or any other amount due to the Association as provided in this Declaration remains uncured for a period of ten (10) days following the giving of written notice by the Association of the fact of such delinquency until such time as all such amounts, together with all applicable late charges in respect thereof and interest thereon and on such late charges, shall have been paid in full.

Section 2.14 Common Areas and Common Elements Exempt. All Common Areas and Common Elements shall be exempt from the Assessments and lien created herein.

ARTICLE 3
LOT MAINTENANCE

Section 3.1 Duty of Maintenance. Each Ground Lessee shall, at such Ground Lessee's sole cost and expense, keep such Ground Lessee's Lot (including buildings, Improvements, Private Roads, streets and driveways constructed primarily for use by such Ground Lessee and such Ground Lessee's Subtenants, parking areas, easement areas and grounds thereon, but excluding Easement Areas in which the Association has been granted an easement) in a well-maintained, clean, neat and attractive condition at all times and shall comply in all respects with Community Standards and with the standards adopted from time to time by the Association, including the Riverwalk General Landscape Maintenance General Items dated June 4, 2018, as set forth in Exhibit "K" to this Declaration, as the Association may revise such standards from time to time. Maintenance requirements shall include, but are not limited to, the following:

(a) all rubbish, trash, garbage, litter, debris, refuse and other waste shall be stored in clean and sanitary waste receptacles and shall be promptly removed from the Lot prior to its accumulation;

(b) all exterior lighting and mechanical facilities shall be kept in good working order, and the Easement Areas and Common Areas shall be illuminated as the Association shall determine;

(c) all parking areas shall be striped and all parking areas, Private Roads, streets and driveways (other than Private Roads, streets and driveways to be maintained by the Association as part of the Easement Areas or Common Areas) shall be kept in good repair;

(d) subject to the provisions of Articles 4, 7 and 8 hereof, all exterior damage to any Improvements shall be promptly repaired and the exterior of all Improvements shall be repainted as needed to maintain a first class appearance of the Improvements;

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(e) all lawn areas shall be timely mowed as needed to keep an even, well groomed appearance and shall be watered and fertilized at such times and in such quantities as required to keep the grass alive and attractive and free of weeds;

(f) all trees, shrubs, plants and ground covers shall be timely and properly trimmed (including, without limitation, the removal of dead wood therefrom) according to their plant culture and landscape design and shall be watered and fertilized at such times and in such quantities as required to keep them alive and attractive. Any dead tree, shrub, plant or ground cover shall be removed and replaced immediately. All bed areas shall be kept free of weeds and cultivated periodically as needed; and

(g) that portion of any landscape irrigation system that: (i) is located on, over, under or across the Lot; and, (ii) with respect to any Lot adjacent to a public roadway, is located on, over, under or across that portion of the Master Ground Lease Property between the Lot line and the back of the curb for such public roadway.

Notwithstanding the foregoing, Ground Lessees of any Lot adjacent to a public roadway shall be responsible for the maintenance requirements set forth in Section 3.1(e) and 3.1(f) with respect to that portion of the Master Ground Lease Property located between the Lot line and the back of the curb for such public roadway. Nothing herein shall prevent any Ground Lessee from contractually obligating any Ground Lease Subtenant of such Ground Lessee to perform the maintenance required under this Article 3 or to pay to such Ground Lessee such Subtenant's share of the costs, as determined by the Ground Lessee, if the Ground Lessee performs such maintenance or causes such maintenance to be performed at Ground Lessee's expense.

Section 3.2 Landscape and Irrigation Maintenance Standards. The Association shall develop, design and publish to all Ground Lessees and Sublessees detailed landscape and irrigation maintenance standards for the Master Ground Lease Property. The Association shall be responsible for enforcing such standards. The Association may, from time to time, amend and modify such standards and notify all Ground Lessees and Sublessees of such modified standards. In no event shall such standards conflict with the Lot maintenance requirements of this Article 3.

Section 3.3 Maintenance During Construction. After grading, drainage, utility installation, construction of streets, street lights, sidewalks and all other improvements with respect to the Easement Areas, Common Areas, Common Elements or any Lot have been completed, any construction on or concerning any Lot by or on behalf of any Ground Lessee shall be governed by the following restrictions unless a prior written waiver is obtained from the Committee.

(a) Construction Duration. All construction shall be carried out in an orderly and timely manner. Once commenced, construction shall be carried out continuously except for delay caused by any force majeure event. Any construction envisioned to require more than eighteen (18) months for completion shall require the prior written approval of the Committee before commencement of construction. Any construction in progress actually requiring more than eighteen (18) months for completion shall require the written approval of the Committee before continuation beyond the eighteen (18) month period is permitted (which approval, in the case of extensions, shall not be unreasonably withheld or delayed if the Ground Lessee can

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demonstrate that completion within the eighteen (18) month period (unless otherwise approved by the Committee) was not accomplished due to causes over which it had no reasonable control and to which it did not contribute);

(b) Portable Toilets. All construction sites shall be equipped with portable toilets and all portable toilets shall be located a minimum of twenty-five feet (25') from property lines, and shall be emptied as often as required to ensure the absence of any noxious odors;

(c) Damaged Common Elements, Easement Areas or Common Areas. All broken sidewalks or cracked or potholed streets or other Common Elements, Easement Areas or Common Areas which are damaged due to the construction process for the development of a Lot, shall be repaired, to the reasonable satisfaction of the Association, at the sole expense of the Ground Lessee of the Lot on which or for whose benefit the construction is being performed. The damaged Common Elements, Easement Areas or Common Areas shall be repaired within seven (7) days after the damage occurs. If any damaged Common Elements, Easement Areas or Common Areas are not completely restored to their pre-damaged condition or replaced by substitutes acceptable to the Association within seven (7) days after the damage is detected, the Association may, at its option, cause the damage to be repaired at the expense of the Ground Lessee of the Lot on which or for whose benefit the construction is being performed;

(d) Damaged Utilities. All Common Area or Easement Area utilities serving more than one Lot damaged as a result of any construction being undertaken on or for the benefit of a Lot shall be repaired immediately and without delay, to the reasonable satisfaction of the Association, at the sole expense of the Ground Lessee of the Lot on which or for whose benefit the construction is being performed. If any damaged utility is not completely repaired or replaced by substitutes acceptable to the Association within twenty-four (24) hours after the damage is detected, the Association may, at its option, cause the damage to be repaired at the expense of the Ground Lessee of the Lot on which or for whose benefit the construction is being performed;

(e) Damaged Landscaping or Sprinkler Systems. Any landscaping materials or sprinkler systems on an adjacent Lot or on adjacent Easement Areas or Common Areas abutting any particular construction project damaged in the course of such construction shall be replaced or repaired within five (5) days after damage is detected, to the reasonable satisfaction of the Association, at the sole expense of the Ground Lessee of the Lot on which or for whose benefit the construction is being performed. If any damaged landscaping materials or sprinkler systems are not completely repaired or replaced within two (2) days after the damage is detected, the Association may, at its option, cause the damage to be repaired at the expense of the Ground Lessee of the Lot on which or for whose benefit the construction is being performed;

(f) Parking and Enforcement. No parking will be permitted on private or public roadways or streets. The Association is authorized to tow all vehicles in violation of the foregoing construction parking restriction and enforce all other applicable Community Standards in coordination with the Community. Construction, delivery and other vehicles operated or utilized in connection with construction activities upon a Lot shall be parked only upon such Lot or, with the prior written consent of the Ground Lessee of another Lot, upon such other Lot; and

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(g) Development Standards. Open space, parking space requirements, driveways, FAR, other development standards are to be calculated for the areas as shown on the Community Design Review Committee approved site plans. Section 3.4 Enforcement of Maintenance Duties. If, in the reasonable opinion of the Association, any Ground Lessee has failed to observe or perform any of the obligations or duties set forth in Sections 3.1 and 3.2 above, then the Association shall give the Ground Lessee written notice of such failure, and the Ground Lessee shall observe or perform the obligation or duty required within ten (10) days after receiving such notice (or such fewer days as stated in such notice); provided, however, that if such non-performed or non-observed obligation or duty is one which cannot be performed or observed within ten (10) days (or such fewer days), then so long as the Ground Lessee commences such performance or observance within said ten (10) day period and thereafter diligently prosecutes such performance or observance until completion to the satisfaction of the Association, then the Association shall not be entitled to exercise the remedy provided for in the following sentence. Should any Ground Lessee fail to fulfill this obligation or duty within such period, then the Association, through its employees or authorized agents, shall have the right and power to enter onto the Lot and perform such obligation or duty without liability to any Person for damages for wrongful entry or trespass. Each Ground Lessee of any Lot on which such work is performed shall be liable for the cost of such work and shall promptly reimburse the Association for such cost. If such Ground Lessee shall fail to reimburse the Association within ten (10) days after receipt from the Association of a written statement describing the work performedand the cost thereof, then said indebtedness shall be a debt of said Ground Lessee and shall constitute a lien against the Lot on which said work was performed. The debt shall bear interest and be subject to the costs as provided forin Section 2.10 above and shall be collectible in the same manner as provided for therein. Similarly, the lien referred to herein shall have the same attributes as the lien set forth in Section 2.11 above, which provisions are incorporated herein by reference, and the Association shall have identical powers and rights with respect to said lien as it has with respect to thelien described in Section 2.11 hereof. Section 3.5 Approvals, Waivers and Variances. It is the intent of this Declaration that the regulation of Lots as set forth in this Article 3 be strictly adhered to. Notwithstanding that intent, it is recognized that particular circumstances may from time to time and on a case-by-case basis necessitate the waiving or varying of certain of the requirements set forth in this Article 3. Therefore, for good cause shown, the Association may, in its reasonable, good faith discretion, on a case-by-case basis, waive or vary one or more of the requirements and standards of this Article 3 so long as such waiver or variance does not violate the overall scheme and intent of this Article 3. Any waiver or variance, when granted, shall be final and binding upon all Ground Lessees provided that it is granted in accordance with the provisions of this Section 3.4. The granting of a waiver or variance to one Ground Lessee shall not automatically entitle another Ground Lessee to the same waiver or variance, it being understood that each request fora waiver or variance shall be treated on its own merits. Further, the granting of a waiver or variance to a Ground Lessee shall not automatically entitle that Ground Lessee to any subsequent or additional waiver or variance. All approvals, waivers and variances by the Association shall be in writing and granted and signed by the Association and, if requested by the applicant, shall be in recordable form. Any approval, waiver or variance in any form other than as set forth in the immediately preceding sentence shall not be binding on the Association. 19 BN 32866176vl2

ARTICLE4 ARCHITECTURAL CONTROL Section 4.1 Architectural DesignReview Committee. There is hereby established an Architectural Design Review Committee (the "Committee") which shall consist of not less than three (3) natural persons who may or may not be Ground Lessees, Affiliates of Ground Lessees, or partners, directors, officers, employees, agents or representatives thereof. In the event any of such persons is a Ground Lessee, Affiliate of a Ground Lessee or partner, director, officer, employee, agent or representative of a Ground Lessee or any of its Affiliates, then said natural person shall serve on the Committee solely forso long as that natural person is a Ground Lessee or the Person of which he or she is an Affiliate or a partner, director, officer, employee, agent or representative is a Ground Lessee or an Affiliate of a Ground Lessee. The members of the Committee shall be appointed by the Association and shall serve at the pleasure of the Association. In no event shall the Articles or the Bylaws contain any terms or conditions, or confer upon the Committee the power to enact any rules, procedures or regulations, which are materially inconsistent or materially conflict with the provisions of this Declaration. No member of the Committee shall receive any compensation forhis or her services; provided, however, that any member of the Committee may be reimbursed for reasonable expenses and costs incurred by him or her in carrying out his or her duties. No member of the Committee shall be personally liable to the Ground Lessees, Declarant or the Association for any mistake of judgment or for any other acts or omissions of any nature whatsoever (including, without limitation, any mistake in judgment, negligence or nonfeasance) except for willful or intentional misconduct or fraud. The Association shall indemnify and hold harmless the members of the Committee, and their respective heirs and legal representatives, against all contractual and other liabilities to others arising out of (i) contracts made by the Committee on behalf of the Ground Lessees or the Association, (ii) acts or omissions of such members of the Committee, or (iii) their status as members of the Committee; provided, however, that the aforesaid indemnification shall not be applicable where any such contract, act or omission constitutes willfulor intentional misconduct or fraud. The foregoing indemnification shall include indemnification against all costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, amounts of judgmentspaid and settlement amounts) actually and reasonably incurredin connection with the defense of any claim, action, suit or proceeding, whether civil, criminal, administrative or other, in which any such member of the Committee may be involved by virtue of being or having been a member of the Committee; provided, however, that such indemnity shall not be operative with respect to (a) any matter as to which such member of the Committee shall have finally been adjudged in such action, suit or proceeding to be liable forwillful or intentional misconduct or fraudin the performanceof his or her duties as such member of the Committee; or (b) any matter settled or compromised, unless, in the opinion of independent counsel selected by the Association, there is no reasonable ground for such member of the Committee being adjudged liable forwillful or intentional misconduct or fraud in the performance of his or her duties as such member of the Committee. If the Board fails to appoint a Committee, the Board shall serve as the Committee. Section 4.2 Function of the Committee. The Committee shall have the authority and responsibility to administer the policies of the Association with respect to construction and to approve and regulate the designand construction of all Improvements within the Master Ground Lease Property so as to assure compliance with the intent and purpose of this Declaration. The BN 32866l76vl2 20

Committee shall have the power to create architectural and landscaping design guidelines. All Improvements shall be designed and constructed strictly in accordance with the plans and specifications therefor as approved by the Committee and, once approved by the Committee, approved by the Community (if applicable), in accordance with the standards and procedures hereinafter set forth. Plans and specifications shall first be presented to the Committee (and not to the Community or simultaneously to the Community). Approval of plans and specifications by the Committee shall be based, among other things, on the adequacy of Lot dimensions, structural design, conformity and harmony of the external design with neighboring structures and Lots, the relation of finished grades and elevations to neighboring Lots, conformity to both the specific and general intent of this Declaration and any other relevant Community or Committee guidelines. The Committee shall have the right to employ, for reasonable compensation, at the sole cost and expense of the applying Ground Lessee, one or more professional consultants to assist it in discharging its duties. Any decision of the Committee in its areas of responsibility shall be final, conclusive, and binding upon all Ground Lessees and their tenants provided it is made in accordance with the provisions of this Declaration. Approval of plans and specifications by Committee shall also be based upon conformity with the harmony of such plans and specifications with existing or possible free standing signage, either installed or possibility to be installed in the future, in the Common Signage Area. No plans and specifications shall be presented to the Community unless they are first approved by the Committee.

Section 4.3 Use of Approved Civil Engineer and Landscape Architect. In the interest of uniformity and cohesive design, the Committee shall designate an approved civil engineering firm and a landscape architectural firm, from time to time, which firms shall be used for all civil engineering and landscape architectural services within the Master Ground Lease Property, unless otherwise agreed by the Committee.

Section 4.4 Submission of Community Pre-Application Materials to Committee. The following information (which may be included in a final draft purchase and sale agreement or final draft sublease agreement between a Ground Lessee and an interested party) which a Ground Lessee intends to submit to the Community for review shall first be submitted to the Committee and shall include:

(a) a project narrative regarding the proposed use of the Improvements;

(b) an architectural master plan;

(c) conceptual building elevations and renderings;

(d) preliminary engineering and architectural plans and specifications for all proposed Improvements;

(e) a grading plan showing existing contour grades (in one-foot contour intervals), finished spot grades, building finished floor elevations, and the location of all proposed and existing Improvements. Existing and finished grades shall be shown at Lot corners and at corners of proposed Improvements. Lot drainage provisions, including any storm sewer locations and drainage retention areas, shall be indicated as well as cut and fill details if any changes are to occur in the finished lot contour at any exterior boundary of the Lot. All grading

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and drainage retention provisions shall fully comply with applicable Community and other governmental ordinances and regulations as may be in effect from time to time;

(f) a site plan showing the location of all existing and proposed Improvements, including, without limitation, all parking areas with number and size of parking spaces, trash receptacle locations, required fire lanes, site ingress and egress, and the location of all delivery or pick-up doors, personnel doors, entry doors, exterior glass or windows, and any other openings in the buildings;

(g) site lighting plans;

(h) site photometric plans

(i) all building materials and colors for proposed Improvements;

(j) landscaping and utility plans and specifications;

(k) a detailed list of all waivers or variances requested pursuant to Section 3.4, Section 4.10 or Section 5.17; and

(l) such other information as may be requested by the Committee.

The Committee may, in its reasonable discretion, permit plans and specifications to be submitted in scheduled phases and may, but shall not be required to, give conditional or partial approvals to plans and specifications; provided, however, that no permitted delay in the submission of plans or specifications and no conditional or partial approval shall in any way obligate the Committee to any subsequent or additional approval, waiver or variance; and provided further that no Ground Lessee may submit a preliminary plans and specifications package to the Community until the Ground Lessee has first received Committee approval of those plans and specifications as provided for in Sections 4.4 and 4.6 of this Declaration.

Section 4.5 <u>Initial Committee Approval.</u> The Committee shall indicate its approval or disapproval of the submitted plans and specifications in the manner set forth in Section 4.6. However, if the Committee fails to either approve or disapprove a Ground Lessee's plans and specifications (including resubmission of disapproved plans and specifications) within fifteen (15) days (or as specified by the Committee) after they have been submitted to it (provided that all required information has been submitted), it shall be conclusively deemed that said plans and specifications have been approved, subject, however, to the conditions, covenants, restrictions and reservations contained herein and subject to Ground Lessee's completion of the requirements of Section 4.5.

Section 4.6 <u>Final Community and Final Committee Approvals.</u> At such time as a Ground Lessee has received or is deemed to have received Committee approval pursuant to Section 4.1, the Ground Lessee shall submit the plans and specifications and other required materials to the Community for review. In the event Ground Lessee receives the Community's approval, Ground Lessee shall be required to submit evidence of the same to the Committee, together with the conditions, limitations, revisions or stipulations, if any, imposed by the Community in connection with its approval. The Committee shall have fifteen (15) days (or as

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otherwise stated by the Committee) after its receipt of same to review the Community's conditions, limitations, revisions or stipulations, if any, and to impose, in its reasonable discretion, any additional conditions, limitations, revisions or stipulations which it deems reasonably necessary because of the imposition of the Community's conditions, limitations, revisions or stipulations, if any, to assure compliance with the intent and purpose of this Declaration. If the Committee fails to notify the Ground Lessee of additional conditions, limitations, revisions or stipulations within said fifteen (15) days (or the number of days otherwise stated by the Committee), it shall be conclusively deemed that final approval shall be conditioned solely upon compliance with the Community's conditions, limitations, revisions or stipulations. Thereafter, the Ground Lessee shall submit working drawings to the Committee consistent with the Community's and the Committee's conditions, limitations, revisions or stipulations. The Committee shall approve or disapprove the working drawings in the manner set forth in this Section 4.6 within twenty (20) days after receipt thereof. The Committee shall not withhold its approval of the working drawings if they are fully consistent with the Community's and the Committee's previously imposed conditions, limitations, revisions or stipulations. Failure of the Committee to approve or disapprove the working drawings within said twenty (20) day period shall constitute final approval thereof, subject to the terms and conditions of this Declaration.

Section 4.7 Form of Committee Approvals. All actions of the Committee, including, without limitation, approval of plans and specifications and the granting of waivers or variances pursuant to Section 4.10 hereof, shall be set forth in writing and made and signed by at least two (2) members of the Committee. Any approval, waiver or variance in any form other than as set forth in the immediately preceding sentence shall not be binding on the Committee or the Association (except where an approval is deemed to have been given pursuant to the provisions of Sections 4.5 or 4.6 above). The Committee shall promptly notify the Ground Lessee in writing upon receipt of all required plans and specifications or other required information, but the applicable time periods shall commence on the date of receipt by the Committee rather than the date of notification of such receipt.

Section 4.8 Limitation of Liability. Subject to the provisions of Section 4.1 above, neither the Association, the Committee nor any of its members shall be liable in damages or otherwise to anyone submitting plans and specifications for approval or to any Ground Lessee affected by this Declaration by reason of mistake of judgment, negligence or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve or to disapprove any plans and specifications. Further, the design and construction of any Improvement shall be the sole responsibility of the Ground Lessee and any recommendation with respect to any plans or specifications or the means or method of construction made by the Committee or any member thereof shall not alter the Ground Lessee's responsibility for the safe and proper design and construction of said Improvement; nor shall it give rise to any claim by anyone against the Association or the Committee (or, after the Transfer Date, the Board or any member thereof) for any defect in design or construction of any Improvement.

Section 4.9 Enforcement by Committee. No Improvement shall be constructed, erected, placed, altered (by addition or deletion), maintained or permitted to remain on any Lot except in accordance with plans and specifications approved by the Committee and the Community. Any Improvement not designed and constructed in accordance with plans and

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specificationsso approved shall conclusively be deemed in violation of this Declarationand shall be removed or corrected by the Ground Lessee to the reasonable satisfactionof the Committee. In addition to any other remedy provided forin this Declaration, the Association may bring suit to enjoin the commencement or continuance of construction of any Improvement for which the Committee has not approved plans and specifications and may also bring suit to enjoin the continuance of construction of any Improvement that is not being constructed in accordance with plans and specificationspreviously approved by the Committee and the Community. Section 4.10 Approvals. Waivers and Variances. It is the intent of this Declaration that the regulation of Lots as set forth in this Article 4 be strictly adhered to. Notwithstanding that intent, it is recognized that particular circumstances may from time to time and on a case-by-case basis necessitate the waiving or varying of certain of the requirements set forth in this Article 4. Therefore, for good cause shown, the Committee may, in its reasonable, good faithdiscretion, on a case-by-case basis, waive or vary one or more of the requirements and standards of this Article 4 so long as such waiver or variance does not violate the overall scheme and intent of this Article 4. Any waiver or variance, when granted, shall be final and binding upon all Ground Lessees provided that it is granted in accordance with the provisions of this Section 4.10. The granting of a waiver or variance to one Ground Lessee shall not automatically entitle another Ground Lessee to the same waiver or variance, it being understood that each request for a waiver or variance shall be treated on its own merits. Further, the granting of a waiver or variance to a Ground Lessee shall not automatically entitle that Ground Lessee to any subsequent or additional waiver or variance. All approvals, waivers and variances by the Committee shall be in writing and made by a majority of the members of the Committee and, if requested by the applicant, shall be in recordable form. Any approval, waiver or variance in any form other than as set forth in the immediately preceding sentence shall not be binding on the Committee or the Association ( except where an approval is deemed to have been given pursuant to the provisions of Sections 4.5 or 4.6 above). Section 4.11 Exemption of Certain Improvements. Notwithstanding any other provision of this Declaration to the contrary, a Ground Lessee shall not be required to comply with the provisions of Sections 4.2, 4.3, 4.4, 4.5, 4.6 or 4.8 of this Declaration as to the initial construction of any Improvements which are approved in advance by Declarant or are constructed by Declarant or any of its members or their affiliates; and are commenced prior to the recording of this Declaration and are thereafter completed (i) by Declarant, or (ii) substantially in accordance with the plans and specifications therefor previously approved by Declarant; any and all subsequent alterations, repairs, replacements or reconstruction of all or any part of such Improvements shall, however, be fully subject to the provisions of said Sections (and all other provisions of this Declaration). ARTICLES REGULATION OF USE AND IMPROVEMENTS WITHIN THE PROPERTY Section 5.1 Permitted Uses. Subject to the provisions of Sections 5.2 and 5.3 below, and subject further to such additional restrictions or limitations as may be validly imposed in a Sub-Declaration or other Recorded instrument affecting one or more Lots, the Lots, Easement 24 BN 32866176v12

Areas and Common Areas may be used for any use permitted by law and applicable Master Ground Lease and Substitute Lease(s) (the "Permitted Uses") which include the following:

(a) commercial, including service, retail and entertainment uses;

(b) office, including business and medical uses;

(c) hospitality, including restaurant, hotel and ancillary uses;

(d) multi-family residential for use by individuals and family tenants for periods of less than thirty (30) consecutive days of occupancy (except for multi-family residential developments approved for stays exceeding such time limit as may be approved by the Association and also by the Community under a Conditional Use Permit); and

(e) light manufacturing and/or assembly as may be approved by the Association and also by the Community under a Conditional Use Permit.

Section 5.2 Prohibited Uses. Unless otherwise approved by the Association prior to such use, the following uses of Lots are prohibited:

(a) any use which is offensive by reason of odor, fumes, dust, smoke, noise, glare, heat, sound, vibration, radiation (other than in connection with medical diagnosis and treatment) or pollution, or which constitutes a nuisance or is hazardous by reason of risk of fire or explosion, or injurious to the reputation of any Lot or Ground Lessee;

(b) any use which is in violation of the laws (after taking into account the application of any validly granted or adopted variance, exception or special use ordinance or regulation) of the United States, the Community or any other governmental entity having jurisdiction over the Master Ground Lease Property, or in violation of any Conditional Use Permit or Community Planning and Zoning Ordinances (unless approved under a Conditional Use Permit);

(c) Any of the following uses:

(i) Any stand-alone body or fender repair operation that is not part of an automobile dealership;

(ii) Any flea market and/or swap meet;

(iii) Any massage parlor (other than licensed therapeutic massage), adult book shop, adult novelty shop, movie house or other establishment selling or exhibiting sexually explicit or pornographic materials or other sexually explicit or pornographic use; provided, however, that such restrictions shall not preclude the (A) showing of films in any "first rate" motion picture theater, so long as such motion picture theater does not show any picture that has received an "X-rating" from the Motion Picture Association of America or any successor to the Motion Picture Association of America which rates motion pictures, or any other pictures that are considered pornographic, and (B) sale or rental of adult books, magazines or videos as an

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incidental part of the business of a general purpose bookstore normally found in a first class shopping center; (iv) Any tattoo parlor, "head shop" or any establishment selling drug relatedparaphernalia; (v) Any "sidewalk sales" or sales outside a building, unless approved by the Association; (vi) As to any motion picture theater, any use other than a motion picture theater use, sales of concessions, related movie items, video arcade, and related uses, without the prior written consent of the Association; (vii) Unless approved by the Association and by the Community under a Conditional Use Pennit, any warehouse (provided that: (i) a warehouse occupying less than 50% of a building in which other approved activities are housed, or (ii) a retailer which generally sells to ultimate consumer purchasers but operating a "warehouse-type" operation such as a "Costco" or consumer product warehouse retailer, shall not be deemed to be a warehouse); (viii) Any heavy manufacturing, factory, distilling, refining, smelting, agricultural or mining operation or facility or drilling for and/or removal of subsurface substances; (ix) Any central or commercial laundry or dry cleaning plant, coin operated laundry or laundromat; provided, however, that the foregoing prohibition shall not be applicable to on-site service-oriented dry cleaners and launderers with pickup and delivery by the ultimate consumer, or nominal supporting facilities, as the same may be found in retail shopping districts, multi-family residential properties and hotels and in the Greater Metropolitan Phoenix Area; and (x) Any church or funeralparlor. (d) Any use as a bar, nightclub, cocktail lounge, or similar use whereby alcohol is served for on-premises consumption, unless located in a hotel or multi-family residential property and approved by the Association and licensed by the Community, and, in addition, a bona fide restaurant approved by the Association and licensed by the Community which serves alcohol as an ancillary portion of its business (i.e., less than thirty (30%) percent of total revenues) shall not be prohibited. (e) any use not permitted by the Master Ground Lease. Section 5.3 Prohibited Conduct. Unless otherwise permitted by Applicable Law, no Person shall, in or on any part of the Master Ground Lease Property: (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever, except as approved in writing by the Association; BN 32866176vl2 26

(b) Exhibit any sign, placard, banner, notice or other written material;

(c) Distribute any circular, booklet, handbill, placard or other material;

(d) Solicit membership in any organization, group or association or any contribution for any purpose;

(e) Parade, rally, patrol, picket, demonstrate or engage in any conduct that might tend to interfere with or impede the use of any of the Easement Area or Common Area by any permittee, create a disturbance, attract attention or harass, annoy, disparage or be detrimental to the interest of any of the office or commercial businesses, light manufacturing facility or hospitality or residential properties within the Lots;

(f) Throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind;

(g) Use any sound-making device of any kind to create or produce in any manner noise or sound that is annoying, unpleasant, or distasteful; or

(h) Deface, damage or demolish any sign, light standard or fixture, landscaping material or other Improvement within the Lots, or the property of permittees situated within the Lots.

The listing of specific items as being prohibited is not intended to be exclusive, but to indicate in general the manner in which the right to use the Easement Area and Common Area solely as a means of access and convenience in use of the office, commercial and light manufacturing businesses and hospitality and multi-family residential properties within the Lots is limited and controlled by the Association.

Section 5.4 Lot Coverage. The percentage of each Lot which may be covered by buildings shall be subject to the review and approval of the Committee, as part of the Committee's review of plans for proposed Improvements on the Master Ground Lease Property pursuant to Article 4 hereof, but shall in no event violate the Community's ordinances and regulations in effect from time to time.

Section 5.5 Parking. Parking shall be governed as follows:

(a) Adequate off-street parking shall be provided by each Ground Lessee. No parking shall be permitted on any private street or roadway constituting an Easement Area or a Common Area or at any place other than on the on-site paved parking spaces to be provided by the Ground Lessee of a Lot;

(b) No parking will be permitted on private or public roadways or streets. No parking will be permitted on undeveloped areas unless the Association by signage designates any such area for overflow parking. The Association is authorized to tow all vehicles in violation of the foregoing parking restrictions and enforce all other applicable Community Standards in coordination with the Community;

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(c) The location, number, size and surfacing of parking spaces shall be subject to the approval of the Committee in accordance with Article 4 hereof and shall conform at a minimum to applicable Community ordinances and regulations in effectfrom time to time; (d) All parking areas shall conform to the specific geotechnical report completed for the site and shall be paved with such materials and to such thicknesses and other specifications as are recognized as a sound civil engineering practice for this use and approved by the Committee in accordance with Article 4 hereof; (e) All parking areas shall be illuminated with fixtures approvedas to height, type, location and appearance by the Committee in accordance with Article 4 hereof, which fixtures and illumination shall be screened from view from the streets to the extent deemed reasonably desirable by, and using such means and materials reasonably approved by, the Committee in accordance with Article 4 hereof, and shall be in compliance with Community lighting ordinances regarding "dark sky" requirements; and (f) Each Ground Lessee and tenant shall be responsible for compliance by its employees and visitors with the applicable provisions of this Section 5.5. Section 5.6 Loading and Receiving Areas. All loading and receiving areas shall be screened from view from public or private streets by means and materials approved by the Committee in its reasonable discretion in accordance with Article 4 hereof. All trucks servicing commercial establishments shall load and unload such trucks so as not to unreasonably interfere with the operation of the other commercial establishments within the Lots. All Federal Express, UPS, Amazon and similarpackage delivery services shall be made only at the loading areast and no such deliveries shall be made at tenant or customer doors of any facility. Section 5.7 Outside Storage. Except during construction, no materials, supplies, equipment, finished or semi-finished products or articles of any nature shall be permitted to be stored on any area exterior to the building without the approval of the Association. Any permitted outside storage shall be screened from view of adjoining properties and public and private streets by a solid visual barrier so as not to be visible to a person six feet (6') tall standing at ground level on any part of adjacent streets; provided, however, that during construction of Improvements on any Lot, necessary construction materials and supplies may be stored on the Lot without the need for a solid visual barrier providing such materials and supplies are kept in neat order considering the construction activities. Except during the construction process, no temporary building or structureshall be erected, installed or maintained on any Lot without the prior written approval of the Association. All temporary structures used for construction purposes must receive prior written approval by the Committee with regard to location and appearances, and must be removed promptly upon completion of construction, and that portion of the Lot from which the same are removed promptly shall be placed in such condition as is otherwise required by this Declaration. Section 5.8 Solid Waste Containers. Subject to applicable Community ordinances and regulations in effect from time to time which may impose additional or more stringent container requirements, each Lot shall have a minimum of one (1) commercial size solid waste container. Said commercial waste container shall be maintained in good mechanical condition. All waste BN 32866176v12 28 containers shall be emptied as often as necessary so as to prevent such container from overflowing and at least once every seven (7) days if such container is used for the deposit of garbage or other putrescible material. All garbage or putrescible material must be bagged or wrapped so as to be air tight before being deposited in the waste containers. When waste containers are in use, lids and doors of such waste containers are to be kept in a closed position at all times except during times when such container is being emptied or filled. Each waste container shall be screened from view from all adjacent property or streets by means of solid masonry walls at least the height of the waste container.

Section 5.9 Landscaping. Subject to applicable ordinances or regulations of Community or other applicable governmental authority in effect from time to time, including but not limited to water conservation and desert landscaping ordinances, each Lot, including portions thereof located within any setback lines or easement areas, shall be landscaped in accordance with landscape plans approved by the Committee in accordance with the provisions of Article 4 hereof. Said plan shall include information regarding the scale, type of sodding, seeding, trees, shrubs and plants, and their size and locations. The plan shall provide information regarding landscape treatment for the entire Lot, including fences, walls, drainage and screening. All plans shall also include an underground sprinkler system. All landscaping required hereunder or otherwise to be provided on any Lot shall be completed within thirty (30) days after the substantial completion of construction of the last building on the Lot in accordance with a plan approved by the Committee in accordance with the provisions of Article 4 hereof, which plan may not be altered, amended or revised without the prior written approval of the Committee. It is the responsibility of the Ground Lessee of a Lot to maintain all landscaped areas of such Ground Lessee's property (including those portions lying within setback lines and easement areas) unless said area is a designated Easement Area or Common Area in accordance with Article 3 of this Declaration. If any Ground Lessee fails to undertake and complete the required landscaping, the Association may enforce such obligation in accordance with the provisions of Section 3.4 hereof.

Section 5.10 Signs. Signs shall be governed as follows:

(a) no sign (including, but not limited to, a building identification or marketing sign or a tenant identification sign) shall be permitted on any Lot without the prior written approval of the Committee given in accordance with the provisions of Article 4 hereof as to size, number, location, design, and color. Normally, such approval will be limited those signs which:

(i) comply with the most current Comprehensive Sign Plan approved by the Community;

(ii) identify the name and business of the occupant, or which give directions, or which offer the premises for sale or for lease, and

(iii) are not of an unusual size or shape when compared to the building or buildings, if any, on the Lot;

(b) any permitted sign shall conform to all other governmental ordinances and regulations applicable thereto;

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(c) any sign located on a Lot shall be maintained in good condition by the Ground Lessee of such Lot; (d) the Association may place and maintain signs in the Easement Areas and Common Areas for the general benefit of the Master Ground Lease Property, such as, but not limited to, directories, speed limit and informationsi gns; (e) no flagpole or flag shall be permitted on any Lot without all aspects of such flagpoleor flagfirst being approved by the Association; (f) the AssoC.iation may place and maintain signs in the Common Signage Areas as provided in this Declaration. Section 5.11 Utility Connections. All utility wires, pipes, conduits, facilities, connections and installations (including, without limitation, electrical and telephone) shall be underground.No utility meter or apparatus shall be located on any pole or attached to the outside of any building wall which is exposed to view fromany street. Section 5.12 Height Restrictions. Unless a height variance is approved by the Community and the Committee, no building, structure or appurtenance thereto located on the Master Ground Lease Property shall exceed general height restrictions imposed by the Community. Section 5 .13 Partition Restrictions. Subject to the provisions of Section 1.1 (t) above, the Common Elements, Easement Areas, Common Areas and each Lot shall remain undivided, and no Ground Lessee shall bring any action for partition of the same or of its interest therein, it being agreed that this restriction is necessary to preserve the rights of the Ground Lessees with respect to the operation and management of the Master Ground Lease Property. Notwithstanding the foregoing, judicial partition of a Lot ground leased by two or more Persons is not prohibited hereby so long as the same is affected by means of a sale of the entire Lot with the partition affectingonly a division of the proceeds of such sale. Section 5.14 On-Site Drainage. No water shall be drained or discharged from any Lot or building thereon, except in accordance with grading plans approved by the Committee in accordance with the provisions of Article 4 hereof and the Community. Further, no Ground Lessee shall interfere with the drainage established by the grading plan for the remainder of the Master Ground Lease Propertyor any other propertyadjacent to the Lot, Section 5.15 Building Exteriors. All colors of materials on the building exteriors and all exterior wall surfacesof any building shall be in accordance with plans and designs approvedby the Committee in accordance with the provisions of Article 4 hereof. All materials used for the exterior of the buildings shall be high quality, long-life, low maintenance materials, Section 5.16 Exterior Lighting. Exterior lighting shall be governed as follows: (a) all exterior lighting which are Common Elements owned by the Association shall be maintained by the Association as a Common Expense; 30 BN 32866176vl2

(b) all exterior building lighting shall be designed, installed, directed, altered and maintained in accordance with plans and specifications submitted to and approved by the Committee in accordance with the provisions of Article 4 hereof, and shall be in compliance with Community lighting ordinances regarding "dark sky" requirements; and (c) All exterior lighting shall be compatible and harmonious throughout the Master Ground Lease Property and shall be in keeping with the specific function and building type being served. Section 5.17 Approvals. Waivers and Variances. It is the intent of this Declaration that the regulation of Lots as set forth in this Article 5 be strictly adhered to. Notwithstanding that intent, it is recognizedthat particular circumstances may fromtime to time and on a case-by-case basis necessitate the waiving or varying of certain of the requirements set forth in this Article 5. Therefore, forgood cause shown, the Committeemay, in its reasonable, good faith discretion, on a case-by-case basis, waive or vary one or more of the requirements and standards of this Article so long as such waiver or variance does not violate the overall scheme and intent of this Article 5; provided, however, that the Committee shall have no power or authority to grant any waivers or variances of the restrictions and limitations imposed by Section 5.2 and 5.3 above (unless the same is approved under a Conditional Use Permit). Any waiver or variance, when granted, shall be finaland binding upon all Ground Lessees provided that it is granted in accordance with the provisions of this Section 5 .17. The granting of a waiver or variance to one Ground Lessee shall not automatically entitle another Ground Lessee to the same waiver or variance, it being understood that each request for a waiver or variance shall be treated on its own merits. Further, the granting of a waiver or variance to a Ground Lessee shall not automatically entitle that Ground Lessee to any subsequent or additional waiver or variance. All approvals, waivers and variances by the Association shall be in writingand granted and signed by the Association (by a majority of the members of the Board) and, if requested by the applicant, shall be in recordable form. Any approval, waiver or variance in any form other than as set forth in the immediately preceding sentence shall not be binding on the Association. Section 5.18 Sub-Declarations. The Ground Lessee or Ground Lessees of one or more Lots may subject such Lots, by unanimous agreement of the Ground Lessee or Ground Lessees of such Lots, to a Sub-Declaration not inconsistent with the provisions hereof and may designate certain areas of such Lots as common area and common elements pursuant to the provisions of the Sub-Declaration and may provide for the creation of an association of Ground Lessees of such Lots to hold such common areas and elements and administer such Sub-Declaration. Any Sub-Declaration may provide formaintenance, replacement and operation of such common areas and elements and for assessment of Lots and the Ground Lessees thereof within the area covered by such Sub-Declaration to pay for such costs. Any Sub-Declaration must be approved in writing by the Association in its sole and absolute discretion and by the Community. Any Sub Declaration shall not replace this Declaration, and all Lots shall remain subject to all provisions hereof. 31 BN 32866176vl2

ARTICLE 6
RIGHTS OF FIRST MORTGAGEES

Section 6.1 Rights of First Mortgagees. Upon written request to the Association identifying the name and address of the First Mortgagee for any Lot and the Lot address, any such First Mortgagee will be entitled to timely written notice of:

(a) any condemnation loss or any casualty loss which affects a material portion of the Easement Areas, Common Areas or Common Elements;

(b) any delinquency in the payment of Assessments or charges owed or other default in the performance of an obligation under this Declaration by a Ground Lessee of a Lot subject to a First Mortgage held, insured or guaranteed by such First Mortgagee which remains uncured for a period of thirty (30) days; and

(c) any lapse, cancellation or material modification of any insurance policy or fidelity bond maintained by the Association.

First Mortgagees shall be entitled to cure any default or delinquency which is monetary in nature or which is non-monetary in nature but which can be cured by the payment of money within thirty (30) days of a notice of default or delinquency sent to said First Mortgagee pursuant to this Article 6.

ARTICLE 7
INSURANCE;
DAMAGE AND DESTRUCTION

Section 7.1 Partial Destruction of Lot. Subject to the other provisions of this Article 7, in the event of any damage to or destruction of any part of the Improvements situated on a Lot which is non-substantial in nature, the Ground Lessee of the affected Improvements shall reconstruct the same as soon as reasonably practicable and substantially in accordance with the provisions of Articles 3 and 4 hereof and the requirements of the Community applicable thereto. Each Ground Lessee shall have an easement of reasonable access onto any adjacent Lot for purposes of repair or reconstruction of said Improvements.

Section 7.2 Total Destruction of Lot. In the event of any damage to or destruction of all or a material portion of the Improvements situated on a Lot which is substantial in nature, the Ground Lessee of the affected Improvements shall immediately clear the Lot of all rubble and debris and restore the surface thereof to a neat, clean and attractive condition. Thereafter, the Ground Lessee shall, within eighteen (18) months after the occurrence of such damage or destruction, either (a) rebuild the former Improvements or construct new Improvements thereon (in either case in accordance with the provisions of Articles 3 and 4 hereof and the requirements of the Community applicable thereto), or (b) sell the Lot to a third Person who shall agree, for the benefit of the Association, to construct Improvements on said Lot and commence operations therefrom within twelve (12) months of vesting of title. In the event the Ground Lessee of the Lot affected by said damage or destruction neither sells nor rebuilds the same within the aforesaid eighteen (18) month period, (a) if prior to the Transfer Date, the Declarant (at its sole option and discretion and without the consent of any other Ground Lessee), or (b) if on or after

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the Transfer Date, then the Association, shall have the right (but not the obligation) to purchase said Lot from such Ground Lessee at its then fair market value determined, in the event that such Ground Lessee and the Declarant or the Association, as applicable, cannot agree upon such fair market value within thirty (30) days after the Declarant or the Association, as applicable, gives notice to such Ground Lessee of its exercise of such purchase right, by arbitration conducted in accordance with the provisions of Article 10 hereof.

Section 7.3 Partial Destruction of Easement Areas, Common Areas and Common Elements. Subject to the other provisions of this Article 7, in the event of any damage to or destruction of any part of the Common Elements and/or the Easement Areas and/or the Common Areas which is non-substantial in nature, the Association shall reconstruct or replace the same as soon as reasonably practicable either substantially in accordance with the original plans and specifications therefor or in accordance with alternative plans and specifications proposed by the Association and approved by the Committee. The cost thereof shall be a Common Expense. Any excess insurance proceeds shall be deposited to the general funds of the Association. In the event the proceeds of the Association's insurance policies maintained by the Association as required by this Declaration are insufficient to repair or replace the damaged or destroyed Common Elements and/or Easement Area Improvements and/or Common Area Improvements, and expenses related thereto, then the Association may use funds from the general account established by it with respect to the Master Ground Lease Property or, if necessary, levy a Special Assessment on all Ground Lessees to restore or replace said damaged or destroyed Common Elements and/or Easement Area Improvements and/or Common Area Improvements. Such use of funds from the general account or levy of a Special Assessment shall not constitute a waiver of the Association's or any Ground Lessee's rights to institute any legal proceeding or suit against the Person or Persons responsible, purposely or negligently, for the damage or destruction. The Association shall have an easement of reasonable access onto any adjacent Lot for the purposes of repairing or reconstructing said damaged or destroyed Easement Areas and/or Common Areas and/or Common Elements.

Section 7.4 Total Destruction of Easement Areas, Common Areas and Common Elements. In the event the Common Elements and Easement Areas and/or Common Areas are totally or substantially damaged or destroyed, the repair, reconstruction or disposition thereof and the disposition of any insurance proceeds shall be as provided by an agreement approved in writing by Declarant or, if Declarant does not then lease any Lot, by Ground Lessees who lease in the aggregate not less than fifty-one percent (51%) of all acreage within the Master Ground Lease Property (other than Common Areas).

Section 7.5 Insurance. In addition to the insurance requirements pursuant to the Master Ground Lease or relevant Substitute Lease, the Association shall obtain and continue in effect at all times commercial general liability insurance insuring the Association and its agents and employees and the Ground Lessees and their respective employees, agents and invitees against any liability for bodily injury, property damage or death arising from the activities of the insured parties with respect to the Common Elements and/or the Easement Areas and/or the Common Areas or from the Ground Lessee's interest therein and, if not included in the policy, a "severability of interest" endorsement precluding the insurer from denying coverage to one Ground Lessee because of the negligence of any other Ground Lessee or the Association. Such insurance shall be in amounts deemed appropriate by the Association, but shall in no event

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provide coverage of less than Five Million Five Hundred Thousand Dollars ($5,500,000) combined single limit for injury to or death of any number of persons or for damage to property of others arising out of any one occurrence. This insurance may be obtained in a combination of primary and umbrella policies and from different insurers. In addition, the Association shall obtain and continue in effect at all times a policy of special form causes of loss property insurance in an amount not less than one hundred percent (100%) of the replacement value of the Common Elements and the Improvements located in the Easement Areas and/or the Common Areas, including, without limitation, but only if obtainable, a "replacement cost" endorsement providing forthe payment of proceeds without deduction for depreciation. Such insurance shall be maintained forthe benefit of the Association, the Ground Lessees and all First Mortgagees, as their respective interests may appear. To the extent that "waiver of subrogation" and "severability of interest" endorsements are obtained, the Association and each of the Ground Lessees hereby waive and release each other from all claims covered by insurance, but only to the extent of insurance proceeds actually collected. Section 7 .6 Additional Association Insurance. The Association may purchase such other insurance, in such amounts it deems appropriate, relating to the use, occupancy, maintenance, repair and replacement of the Easement Areas, Common Areas and Common Elements as it may deem necessary, including, without limitation, directors' liability and errors and omissions insurance, and may purchase fidelity coverage against dishonest acts by any directors, managers trustees, employees or volunteers of the Association who are responsible for handling funds belonging to or administered by the Association. Any fidelity insurance shall name the Association as the insured and shall provide coverage in an amount not less than one and one-half (1-1/2) times the sum of (a) the total of all Annual Assessments for the year in question, (b) any and all reserves established by the Association hereunder and (c) the amount of any Special Assessment approved by the Association. Section 7.7 Ground Lessees' Insurance. Every Ground Lessee may carry such insurance as it deems appropriate under the circumstances, but shall, at the very minimum, obtain and continue in effect (or cause to be obtained and continued in effect) at all times the following types of coverage: (a) commercial general liability insurance in favor of itself and its agents and employees providing coverage against any liability for personal injury, property damage or death arising from the activities of the insured parties or incident to the Ground Lessee or use of a Lot in an amount not less than $2,000,000.00 (or such greater amount as required under the applicable Ground Lease) on a "single occurrence" basis; (b) workers' compensation and employers' liability insurance; and ( c) only if and when applicable, contractor's liability insurance in builders' risk form, including flood coverage if available. All policies of insurance carried by a Ground Lessee ( or caused by a Ground Lessee to be carried hereunder) shall contain, if obtainable: (i) waiver of subrogation endorsements in favor of the Association, each other Ground Lessee, and all of their respective agents and employees; (ii) a waiver of co-insurance penalties endorsement based upon an agreed amount of additional insurance carried by or for the benefit of said Ground Lessee; (iii) an endorsement waiving any right of set-off, counterclaim, apportionment, proration or contribution by reason of other insurance not carried by such Ground Lessee; (iv) an endorsement waiving any invalidity, other adverse effect or defense on account of any breach of warranty or condition caused by the Association, any Ground Lessee or any tenant of any Ground Lessee, or arising fromany act, neglect, or omission of any named insured or the respective agents, contractors and employees of 34 BN 32866176v12 any insured; (v) an endorsement providing that no such policy shall be cancelled or terminated without thirty (30) days prior written notice (or ten (10) days prior written notice for non-payment of premium) to both such Ground Lessee's First Mortgagee (if any) and the Association if the Association and such First Mortgagee theretofore shall have filed written requests with the insurer for such notice. To the extent that "waiver of subrogation" endorsements are obtained, the Association and each of the Ground Lessees hereby waive and release each other from all claims covered by insurance, but only to the extent of insurance proceeds actually collected. Prior to vesting of leasehold title, and thereafter no later than ten (10) days prior to expiration, each Ground Lessee shall furnish to the Association an ACORD25 and ACORD28 or similar form evidencing renewal coverage. If any loss intended to be covered by insurance carried by or on behalf of the Association shall occur and the proceeds payable thereunder shall be reduced by reason of insurance carried by any Ground Lessee, such Ground Lessee shall assign the proceeds of such insurance (or caused by any Ground Lessee to be carried hereunder) to the Association, to the extent of such reduction, for application by the Association to the same purposes as the reduced proceeds are to be applied.

Section 7.8 Adjustment of Coverage; Premiums. With respect to all insurance carried by the Association pursuant to Sections 7.5 and 7.6 hereof, the Association shall review the same at least annually for the purpose of adjusting the amounts and types of coverage in light of past experience and reasonably anticipated changes in economic conditions. All premiums for insurance coverage required by this Declaration to be obtained by the Association and for any other insurance deemed necessary by the Association shall be Common Expenses to be included in the Annual Assessments levied by the Association and collected from the Ground Lessees. That portion of the Annual Assessments necessary for the required insurance premiums shall be separately accounted for by the Association in a reserve fund, to be used solely for the payment of premiums of required insurance as such premiums become due and payable.

Section 7.9 Adjustment of Loss; Collection of Proceeds. With respect to all insurance carried by the Association pursuant to Sections 7.5 and 7.6, the Association shall have full power and authority to make claims, conduct settlement negotiations, receive and give receipts for proceeds and bring suit to enforce the provisions of such policies or for breach thereof or otherwise.

Section 7.10 Exculpation of Association. Except as may be specifically provided to the contrary in any other provision of this Declaration, neither the Association, nor any officer, director or Committee member thereof, shall be liable to any Ground Lessee or any employee or agent thereof for any risk not capable of being covered by insurance obtainable in the ordinary course of business or for any amounts in excess of the insurance actually obtained by the Association pursuant to this Declaration; provided, however, that the aforesaid exculpation shall be of no force and effect unless the Association shall have obtained written statements, dated within thirty (30) days after the occurrence of the loss or risk, from at least three (3) independent professional insurance agents attesting, as at the date of such statements, to the unavailability (and/or reasonableness of amount, as applicable) of such insurance coverage.

Section 7.11 Ground Lessees' Cross-Indemnification. Each Ground Lessee agrees to indemnify, hold harmless and defend by counsel of its choice each and every other Ground Lessee from and against any and all claims, losses, judgments, liabilities and expense (including,

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without limitation, attorneys' fees and disbursements) arising out of or in connection with the occurrence of any death, personal injury or property damage on its Lot; provided, however, that the aforesaid indemnification and agreement to defend shall not apply if the death, personal injury or property damage occurred as the result of, or if such occurrence was contributed to by, the negligence or other tortious conduct of the Ground Lessee which would otherwise have been indemnified, or of its partners,directors, officers, shareholders, employees, agents, contractors or representatives. Section 7.12 Damage Caused by Ground Lessee. Each Ground Lessee shall be liable to the Association for any damage to the Common Elements and/or Easement Areas and/or Common Areas not fully reimbursed to the Association by insurance. Moreover, in the event that premiums for insurance carried by the Association pursuant to Sections 7 .5 or 7 .6 hereof are increased on account of any such occurrence, the Association reserves the rightto levy a Special Assessment against such Ground Lessee alone in an amount equal to one hundred percent (100%) of the increase in insurance premiums directly attributable to such occurrence for that year and any subsequent years. ARTICLE 8 CONDEMNATION. Section 8.1 Condemnation of Common Elements and/or Easement Areas and/or Common Areas. Upon receipt of notice of intention or notice of proceedings whereby all or any part of the Common Elements and/or Easement Areas and/or Common Areas is to be taken by any governmental entity by exercise of the power of condemnation or eminent domain, all Ground Lessees (and all First Mortgagees who shall have made written request for such notice pursuant to Article 6 hereof) shall be immediately notified by the Association thereof. The Association shall represent the Ground Lessees in any condemnation or eminent domain proceedings or in negotiations, settlements and agreements with the condemning authority for acquisition of all or any part of the Common Elements and/or Easement Areas and/or Common Areas of the Master Ground Lease Property, and every Ground Lessee appoints the Association as its attorney-in-fact, coupled with an interest, for this purpose. The entire award made as compensation for such taking of Common Elements and/or Easement Areas and/or Common Areas, including, but not limited to, any amount awarded as severance damages, or the entire amount received in settlement in lieu of such taking, after deducting therefrom, in each case, reasonable and necessary costs and expenses, including, but not limited to, attorneys' fees, appraisers' fees and court costs (which net amount shall hereinafter be referred to as the "Award"), shall be paid to the Association as trustee for the use and benefit of the Ground Lessees and their First Mortgagees as their interests may appear. The Association shall, in the case where not all of the Common Elements and/or Easement Areas and/or Common Areas are taken, cause the Awardto be utilized for the purpose of repairing and/or restoring the remaining portions of the Common Elements and/or Easement Areas and/or Common Areas but not necessarily to the same condition or in the same fashion as existed prior to the taking. In the event of a total taking of the Common Elements and/or Easement Areas and/or Common Areas, the Declaration shall be amended to reflect such taking. In the event that any excess Award is received in respect of a taking, the Association shall propose the method of division thereof among the Ground Lessees. In the event any Ground Lessee disagrees with the proposed 36 BN 32866176vl2 allocation, such Ground Lessee may have the matter submitted to and determined by arbitration in accordance with the provisions of Article 10 hereof. Section 8.2 Condemnation of Lots. Any Ground Lessee who receives a notice of intention or notice of proceedings whereby all or any portion of its Lot is to be taken by any governmental entity by exercise of the power of condemnation or eminent domain shall immediately advise both its First Mortgagee (if any) and the Association thereof. The entire award made as compensation for such taking, including, but not limited to, any amount awarded as severance damages, or the entire amount received in settlement in lieu of such taking, after deducting therefrom, in each case, all costs and expenses incurred in connection therewith (said net amount hereinafter being referred to as the "Ground Lessee's Award"), shall be paid to the Ground Lessee, its First Mortgagee, and/or its lessee(s) (if any), and/or any other Person(s) holding an interest in such Ground Lessee's Lot as mortgagee under a mortgage or beneficiary under a deed of trust, all as their respective interests may appear. The Ground Lessee shall, in the case of a partial taking of its Lot, promptly repair and/or restore the remaining portion of its Lot, but not necessarily to the same condition or in the same fashionas existed prior to the taking. In the event of a total taking of a Lot (i.e., a taking either of all or so substantial a portion thereof that the Ground Lessee can no longer use the remainder for the conduct of its business therefrom), the provisions of Section 7 .2 shall be applicable. In the event of a total taking of more than one Lot, the aforesaid provisions shall be applicable to the total taking of each Lot; provided, however, that if more than fifty percent (50%) of the acreage of the Master Ground Lease Property (exclusive of Common Areas and areas previously dedicated for public use and accepted by a governmental entity) is totally taken, then the Declaration shall be amended to reflect such taking. ARTICLE9 ENFORCEMENT OF COVENANTS AND ASSIGNMENT OF DECLARANT'S RIGHTS AND DUTIES Section 9.1 Abatement and Suit. The conditions, covenants and restrictions contained in this Declaration shall run with the land and be binding upon and inure to the benefit of the Association, the Declarant and each of the Ground Lessees. Violation of any condition, covenant or restriction herein contained shall give the Association, through its authorized agent or agents, the right, following the expiration of the applicable periods of notice and cure provided for elsewhere in this Declaration ( except in the case of emergencies, in which event no notice or cure period need be afforded), to enter upon the portion of the Master Ground Lease Property wherein said violation or breach exists and to summarily abate and remove at the expense of the Ground Lessee any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the provisions of this Declaration, or to institute a proceeding at law or in equity against the Person or Persons who have violated or are attempting to violate any of these conditions, covenants and restrictions, to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages forsaid violation. Notwithstanding the foregoing, the conditions, covenants and restrictions of this Declaration may be enforced, except as otherwise specifically provided for in this Declaration, (a) prior to the Transfer Date, only by the Declarant, and (b) after the Transfer Date, only by either Declarant (and then only for so long as the Class B Membership exists or by the Association (at all times); provided, however, that if a 37 BN 32866176v12

Ground Lessee notifies each party so empowered to enforce this Declaration of a claimed violation of these conditions, covenants and restrictions by another Ground Lessee (including, without limitation, Declarant or any of its Affiliates) and each such party fails to act within sixty (60) days after receipt of such notification, then, and in that event only, a Ground Lessee may separately, at his own sole cost and expense (subject to any right or ability such Ground Lessee may have to recover any or all of such costs and expenses from the violating Ground Lessee), enforce the conditions, covenants and restrictions herein contained.

Section 9.2 Deemed to Constitute Nuisance. Every violation of this Declaration or any part thereof is hereby declared to be and shall constitute a nuisance, and every public or private remedy allowed therefor by law or in equity against a Ground Lessee, Ground Lease Subtenant or occupant shall be applicable against every such violation and may be exercised by the same Persons and under the same conditions as is provided for the exercise of the remedies set forth in Section 9.1 above.

Section 9.3 Attorneys' Fees. In any legal or equitable proceeding for the enforcement or to restrain the violation of this Declaration or any provision thereof, the losing party or parties shall pay the reasonable costs and attorneys' fees of the prevailing party or parties in the amount as may be fixed by the court in such proceedings.

Section 9.4 Remedies Cumulative. All remedies provided for herein, or at law or in equity, shall be cumulative and not exclusive. The failure of any party empowered by Section 9.1 to enforce the conditions, covenants and restrictions hereof to enforce any of the conditions, covenants and restrictions herein contained shall in no event be deemed to be a waiver of the right to do so for subsequent violations or of the right to enforce any other conditions, covenants and restrictions and none of such parties shall be liable for such failure to enforce.

Section 9.5 Certificate of Compliance. Upon payment of a reasonable fee not to exceed Fifty Dollars ($50.00) and upon written request of any Ground Lessee, Ground Lease Subtenant, mortgagee, prospective Ground Lessee, prospective Ground Lease Subtenant or prospective mortgagee of a Lot, the Association shall execute, acknowledge and deliver a certificate in recordable form setting forth the amounts of unpaid Assessments, if any, against that Lot and generally whether or not said Ground Lessee is in violation of any of the terms and conditions of this Declaration. Said written statement shall be conclusive upon the Association in favor of the Persons who rely thereon in good faith. Such statement shall be furnished by the Association within a reasonable time, but not to exceed fifteen (15) business days, from the receipt of a written request for such certificate. In the event the Association fails to furnish such certificate within said fifteen (15) business day period, it shall be conclusively presumed that there are no unpaid Assessments relating to the Lot as to which the request was made and that said Lot and Ground Lessee are in conformance with all of the terms and conditions of this Declaration.

Section 9.6 Assignment of Declarant's Rights and Duties. Any or all of the rights and obligations of Declarant herein contained may be assigned by Declarant to any Person which agrees to assume any or all of the duties of Declarant hereunder which are being assigned. To be effective, any permitted assignment must be in writing and specifically refer to the rights and obligations of the Declarant hereunder which are being assigned. Upon acceptance of such

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assignment by any such Person, said assignee shall assume the assigned duties and obligations hereunder and shall have the assigned rights and powers hereunder. Upon any such assignment, Declarant shall be relieved of the assigned rights and powers and shall be released from the assignedliabilities, obligations and duties hereunder thereafteraccruing. Anything else contained in this Declaration to the contrary notwithstanding, the mere transfer of any interest in a Lot within the Master Ground Lease Property by Declarant to any third party, whether by deed or other instrument of conveyance, shall in no way convey any right or obligation of Declarant hereunder except as otherwise expressly provided in such deed or other instrument of conveyance or transfer. ARTICLE 10 ARBITRATION Section I 0.1 Arbitrable Matters. Whenever it is expressly provided for in this Declaration, but only in such event, that any question, disagreement, difference or controversy (individually or collectively, a "Dispute") between or among the Association and a Ground Lessee or between or among several Ground Lessees arising out of or relating to this Declaration or to a breach thereof shall be submitted to and/or determined by arbitration, such arbitration shall be conducted in accordance with the remaining provisions of this Article 10. Section 10.2 Governing Rules. Except as specifically may be provided to the contrary in this Section 10.2 or in any other provision of this Article 10, all arbitrationshall be conducted in Maricopa County, Arizona, in accordance with the rules of the American Arbitration Association (or any organization successor thereto) then in full force and effect; provided, however, that in the event of any conflict or inconsistency between the provisions of this Declaration and the then current rules of the American Arbitration Association (or any organization successor thereto), the provisions of this Declaration shall govern and be controlling. The arbitrators ( or the sole arbitrator as below provided) shall render their decision and/or award, upon the concurrence of at least two (2) of their number (except as otherwise provided in Section 10.3 hereof), within thirty (30) days after the appointment of the third arbitrator. In rendering any award and/or decision, the arbitrators ( or the sole arbitrator as below provided) shall not have any power to and shall not add to, subtract from, deviate from or otherwise modify any of the provisions of this Declaration. The decision and/or award rendered by the arbitrator(s) shall be conclusive upon the parties and final and non-appealable judgment thereupon may be entered in accordance with applicable law in any court having jurisdiction thereof. Reasonable costs, expenses and fees (including, without limitation, attorneys' fees) of the prevailing party in such arbitration shall be assessed against the non-prevailing party by the arbitrators ( or the sole arbitrator as below provided) as part of the decision and/or award. The arbitrators or arbitrator, as the case may be, shall be required to give written notice to the parties stating their, his or her determination, and shall furnish to each party a signed copy of such determination. Pending resolution of anyDispute between the Association and a Ground Lessee, the Ground Lessee shall make all payments to the Association alleged to be due and payable based upon the Association's billings and determinations and otherwise shall comply with the Association's other reasonable requirements; provided, however, that in the event that it is determined that said Ground Lessee shall have overpaid, any such overpayment shall be promptly refunded by the Association, together with interest thereon at the prime rate of interest per annum as published by the Wall Street Journal from time to time. Pursuant to 25 U.S.C. 39 BN 32866!76v!2

416(c), any enforcement of an arbitration decision shall be solely in the jurisdiction of the United States District Court of Arizona.

Section 10.3 Notice of Arbitration. If a Dispute is permitted to be submitted to and determined by arbitration in accordance with the provisions of Section 10.1 hereof, then the party desiring to initiate the arbitration process shall give written notice ("Notice") to that effect to the other party and shall, in such Notice, appoint a disinterested Person as arbitrator on its behalf. Within ten (10) days after the giving of said Notice, the other party (by Notice to the initiating party) shall appoint a second disinterested Person as arbitrator on its behalf. Within ten (10) days after the giving of Notice appointing the second arbitrator, the two arbitrators thus appointed shall appoint a third disinterested Person, and such three arbitrators shall as promptly as possible collectively determine such matter; provided, however, that: (a) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator alone shall proceed to determine the matter; and (b) if the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the Notice of appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give Notice to the parties of such failure to agree, and, if the parties fail to agree between themselves upon the selection of such third arbitrator within ten (10) days after the two arbitrators appointed by the parties give Notice as aforesaid, then, within five (5) days thereafter, either of the parties, upon Notice to the other party, may request such appointment by the American Arbitration Association (or any organization successor thereto) or, in such organization's absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator. The initial Notice of Arbitration shall be made in all cases within a reasonable time after the Dispute in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based upon such Dispute would be barred by the applicable statute of limitations.

Section 10.4 Qualifications of Arbitrator(s). Each arbitrator shall be a fit and impartial natural person who shall (a) be unrelated to any party, any Affiliate of any party, or any of their respective officers, directors, shareholders or partners, (b) have had at least five (5) years' experience in the Maricopa County, Arizona, area in a calling connected with the matter in dispute, and (c) be generally knowledgeable in the area of mixed use commercial, office and multi-family residential real property.

Section 10.5 Evidentiary Considerations. Each party shall be entitled to obtain discovery from the other party with respect to all matters relevant or potentially relevant to the Dispute without regard to the discovery rules set forth in the Arizona or Federal Rules of Civil Procedure. Each party shall be entitled to present evidence to the arbitrators, without regard to the provisions of the Arizona or Federal Rules of Evidence, and shall be entitled to submit written (or, if requested by ten (10) days' advance written notice to the other party and to the arbitrators), make oral) arguments to the arbitrators).

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ARTICLE 11 ASSOCIATION REQUIREMENTS AND MEMBERSHIP, TRANSFER OF COMMON AREAS AND COMMON ELEMENTS; MEMBERSHIP AND VOTING RIGHTS Section 11.1 Association Requirements and Membership. and Transfer of Common Areas and Common Elements. Declarant has: (a) Caused the Association to be organized and formed in Arizona under the name of Riverwalk Property Owner's Association, Inc. for the purposes of perfonningthe duties and obligations imposed upon, and exercising the rights and benefits granted to, the Association by this Declaration; (b) Caused the Articles and Bylaws of the Association to be drafted,executed and, filed with the Arizona Corporation Commission. The Articles and Bylaws shall, inter alia, provide for(i) two (2) classes of Members and voting rights in respect thereof in accordance with the provisions of this Article 11 hereof, (ii) management of the affairs of the Association by a Board of Directors consisting of no fewer than three (3) natural persons, and (iii) such other matters, including, without limitation, powers of the Board, as the Declarant shall believe reasonably necessary or desirable; provided, however, that in no event shall the Articles or Bylaws contain any terms or conditions, or confer upon the Board the power to enact any rules, procedures or regulations, which are inconsistent or conflict with the provisions of this Declaration. The initial members of the Board shall be appointed by the Declarant, shall be named in the Articles and/or Bylaws and shall hold office until the first annual meeting of the Members; and (c) In addition, Declarant (i) may, at any time and (ii) shall, at such time that Declarant no longer holds a ground leasehold interest in a Lot as a Ground Lessee, or agrees in writing to the Transfer Date, notwithstanding it holds an interest in the Master Ground Lease Property, record with the Recorder a written instrument conveying leasehold title to the Common Areas and the Common Elements to the Association, free of all liens, charges and other encumbrances, but subject, however, to (i) an emergency vehicular access easement in favor of the general public, (ii) pedestrian and vehicular ingress and access easements in favor of each Ground Lessee and its contractors, agents, employees, licensees and invitees, (iii) access, repair and maintenance easements in favor of the beneficiaries of and public utility easements over, under or through the Common Areas, and (iv) all of the tenns and provisions of this Declaration. The Association shall indemnify and hold Declarant hannless from and against any and all damages, liabilities, costs and expenses which the Declarant thereafter may incur resulting from or arising out of any failure of the Association to maintain, operate, repair and/or replace the Common Elements and/or the Common Areas except if such repair or replacement was due to the Declarant's failure to properly design, erect or install the same initially. Section 11.2 Association Membership. Each Ground Lessee shall automatically, upon and by virtue of being or becoming a Ground Lessee, upon advising the Association (throughthe Board) of that fact, be a Member of the Association and shall remain a Member thereof until such time as its leasehold interest in a Lot ceases for any reason (or, in the case of Declarant, when it is no longer the Ground Lessee of a Lot or the holder of Class B Membership pursuant to 41 BN 32866176v12

Section 11.4 hereof, at which time its Membership in the Association shall automatically cease. No Person shall become or be a Member unless it is also the Ground Lessee of a Lot. Membership shall be in accordance with the remaining provisions of this Article 11 and those terms and conditions of the Articles and the Bylaws of the Association not inconsistent herewith. Each Ground Lessee's Membership in the Association shall be appurtenant to and shall automatically follow the legal ownership of such Ground Lessee's leasehold interest in the Master Ground Lease Property and may not be separated from such.

Section 11.3 Transferred Membership. Membership in the Association shall not be transferred, pledged or alienated in any way, except upon the transfer of the leasehold interest in the Lot to which it is appurtenant, and then automatically to the new Ground Lessee as provided in Section 11.2 above, and except if required by a First Mortgagee in connection with the creation or assumption of a First Mortgage. Any attempt to make a prohibited transfer is void. Upon the transfer of a leasehold interest in a Lot, the Association shall, upon being advised of the same, record the transfer upon its books, causing an automatic transfer of Membership as provided in Section 11.2 above. No separate instrument shall be required to affect the transfer of membership upon the transfer of a leasehold interest in a Lot from one Person to another, by whatever means, and no certificate of Membership shall, or shall be required to, be issued.

Section 11.4 Classes of Membership. The Association shall have two (2) classes of voting membership established according to the following provisions:

(a) Class A Membership. Class A Membership shall be that held by each Ground Lessee of a Lot, excluding, for so long as two classes of Membership exist, Declarant (or any of its Affiliates) as Ground Lessee of any Lot. Each Class A Member shall be entitled to one (1) vote for each one (1) acre of land contained in the Lot of which he is a Ground Lessee. The number of votes allocable to a Class A Member shall be determined by dividing the acreage of the Lot of which he is a Ground Lessee by 1. Fractional votes will be permitted. If a Lot is ground leased by more than one (1) Person, each such Person shall be a Member of the Association but they shall be required to agree among themselves, and to advise the Association in writing, as to which of such Persons is authorized to cast the total number of Class A votes otherwise allocable to the Ground Lessee of such Lot in accordance with the foregoing formula. So long as Declarant holds an interest in any Lot, Class A Members have no votes.

(b) Class B Membership. Class B Membership shall be that held by Declarant or any of its Affiliates with respect to the ground leasehold interest in any Lot. The Class B Member shall be entitled to one vote for each one (1) acre of land contained in any Lot with respect to which the Class B Member is the Ground Lessee; provided, however, that (i) with respect to any Lot, the Ground Lessee thereof shall be a Class A Member from and after the date on which title thereto is first transferred by Declarant or its Affiliate to a Person other than Declarant or any of its Affiliates, and (ii) in any event, on the Transfer Date the Class B Membership shall forever cease to exist and shall be converted into Class A Membership and voting power. Fractional votes will be permitted.

Neither the Common Areas nor any area contained in any street or roadway dedicated to any governmental entity shall be included in the determination of area of land for purposes of

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establishing voting rights and no such governmental entity shall have any Membership or voting rights with respect to such area. Section 11.5 Voting Rights. Voting rights attributable to all Lots held by Declarant shall vest immediately by virtue of Declarant's leasehold interest therein. Voting rights in the Association attributable to all Lots leased by Persons other than Declarant shall vest upon the Transfer Date, with respect to Ground Lessees leasing Lots on said date, and thereafter immediately upon the conveyance of leasehold title to said Lot to such Person. Section 11.6 Membership Meetings. Regular and Special meetings of Members of the Association shall be held with the frequency, at the time and place and in accordance with the provisions hereof or of the Articles or the Bylaws. Section 11. 7 Board of Directors. The affairs of the Association shall be managed by a Board of Directors which shall be established in accordance with the provisions of hereof and which shall conduct Regular and Special Meetings according to the provisions of this Declaration, the Articles, the Bylaws and applicable law. No member of the Board of Directors shall receive any compensation for his or her services; provided, however, that any director may be reimbursed for reasonable expenses and costs incurred by him or her in carrying out his or her duties. No member of the Board of Directors shall be personally liable to the Ground Lessees, Declarant or the Association for any mistake of judgment or for any other acts or omissions of any nature whatsoever (including, without limitation, any mistake in judgment, negligence or nonfeasance) except for willful or intentional misconduct or fraud. The Association shall indemnify and hold harmless the members of the Board of Directors, and their respective heirs and legal representatives, against any and all contractual and other liabilities to others arising out of (i) contracts made by the Board of Directors on behalf of the Ground Lessees or the Association, (ii) acts or omissions of such members of the Board of Directors, or (iii) their status as members of the Board of Directors; provided, however, that the aforesaid indemnification shall not be applicable where any such contract, act or omission constitutes willful or intentional misconduct or fraud. The foregoing indemnification shall include indemnification against all costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, amounts of judgments paid and settlement amounts) actually and reasonably incurred in connection with the defense of any claim, action, suit or proceeding, whether civil, criminal, administrative or other, in which any such member of the Board of Directors may be involved by virtue of being or having been a director; provided, however, that such indemnity shall not be operative with respect to: (a) any matter as to which such director shall have finally been adjudged in such action, suit or proceeding to be liable for willful or intentional misconduct or fraud in the performance of his or her duties as such director; or (b) any matter settled or compromised, unless, in the opinion of independent counsel selected by the Board, there is no reasonable groundfor such director being adjudged liable for willfulor intentional misconduct or fraudin the performanceof his or her duties as such director. Section 11.8 Project Manager. So long as the Class B Membership is in existence (as provided in this Article 11), Declarant shall have the right to designate and retain, on behalf of the Association and as a Common Expense, a Person (who or which may be Declarant or an Affiliate of Declarant) to serve as Project Manager to manage the day-to-day affairs of the Association, to keep and maintain the books and records of the Association, to perfonn( or to 43 BN 32866176vl2 cause to be perfonned) the maintenance, repair and other such obligations or duties of the Association hereunder, to collect Assessments provided for herein and to manage the funds of the Association. Following tennination of the Class B Membership pursuant to this Article 11, the Board, acting on behalf of the Association, shall have the right to designate and retain such a Project Manager. All fees or expenses charged to the Association by the Project Manager in the perfonnance of its duties hereunder shall be Common Expenses (subject to any right the Association may have hereunder to recover any such expenses, or any portion thereof, from any Ground Lessee due to such Ground Lessee's failureto meet its maintenance or other obligation's hereunder, or due to any other default hereunder by such Ground Lessee). The amount of any fees or compensation charged by any such Project Manager shall be reasonable and shall not significantly exceed the level for such fees generally charged at the time by other Persons perfonningsimilar services forsimilar properties in Maricopa County, Arizona. Section 11.9 Special Meetings: Quorum. Any meeting of the Members called by the Board pursuant to this Declaration is referred to in this Declaration as a "Special Meeting." At the first Special Meeting called by the Board to address a specific issue, the presence of Members (in person or by proxy) entitled to cast sixty-seven percent (67%) of the total voting power of each of the Class A and Class B Memberships shall constitute the required quorum; provided, however, that if the required quorum is not present, another Special Meeting may be called, subject to the same written notice requirement, and the required quorum at such subsequent Special Meeting shall be three-fourths (3/4) of the required quorum at the immediately preceding Special Meeting; and provided furtherthat if the required quorum is still not present, a third Special Meeting may be called, subject to the same written notice requirement, and the required quorum at this third Special Meeting shall be one-half (1/2) of the required quorum at the second Special Meeting (the required quorum at any Special Meeting, whether called by the Board to approve Assessments or otherwise, is referred to in this Declaration as a "Quorum"). Notwithstanding the foregoing, no Special Meeting may be held more than ninety (90) days after the date on which the Board first gave written notice of the amount of the proposed Assessment or other specific issue to be addressed. ARTICLE 12 MISCELLANEOUS PROVISIONS Section 12.1 Term. Subject to the provisions of the Master Ground Lease, this Declaration, every provision hereof and every covenant, condition and restriction contained herein, shall continue in full force and effect for a tenn �eginning on July 18, 2007 and continuing through and including May 29, 2068, as such term may be extended for twenty (20) years to May 29, 2088, unless earlier terminated as provided in Section 12.2 below. Section 12.2 Amendments to Declaration. Subject to applicable laws, regulations or ordinances of the Community, this Declaration may be amended, modified, revoked, rescinded or otherwise revised upon the written approval of the Community which shall not be unreasonably withheld or delayed, and (a) prior to the Transfer Date, of Declarant, and (b)on and after the Transfer Date, of Ground Lessees holding seventy-five percent (75%) or more of the total voting power of each of the Class A and Class B Members of the Association. Any amendments, modifications, revocations, resignationsor revisions (collectively, "Amendments") shall be submitted to the Community, and the Community shall have ten (10) business days after 44 BN 32866l76vl3 receipt to provide written notice of such approval or disapproval of the Amendment. If the Community does not respond to the request for approval of the Amendment within said ten {l 0) business day period, the Community shall be deemed to have approved the submitted Amendment. In the event of disapproval, the Community shall describe with reasonable particularity the reasons for such disapproval and allow for revision and resubmittal of the Amendment within a reasonable timeframe. If, after resubmittal, the Community does not respond to the request for approval within a ten (10) business day period, the Community shall be deemed to have approved the resubmitted Amendment. Section12.3 Notices. All notices, consents, approvals or other communications required or permitted to be given under this Declaration shall be in writing and shall be considered properly given or made: (i) seventy-two (72) hours after being mailed fromwithin the United States by first class United States mail, certified mail, return receipt requested, postage prepaid and addressed to the Person forwhom it is intended at the address of said Person as set forth below, whether actually received or not; or (ii) when actually received by the Person to whom it is intended if given in any other manner. The address for notices to a Ground Lessee shall be the address given by such Person to the Association. Notices to the Declarant and the Association shall be mailed or delivered as provided above, to: APEX Park at Pima, LLC c/o the Alter Group Attn: Ronald Siegel 3201 Old Glenview Road, Suite 302 Wilmette, Illinois 60091 with a copy to: Alter Asset Management, L.L.C. Attn: Samuel F. Gould 1980 Springer Drive Lombard, Illinois 60148 with a copy to: Ash, Anos, Freedman & Logan, L.L.C. Attn: Lawrence M. Freedman 77 West Washington Street, Suite 1211 Chicago, Illinois 60602 Declarant, the Association and each Ground Lessee may change its respective address for the receipt of future notices, approvals or other communications by giving notice in the manner specified in the first sentence of this Section 12.3, (a) to each Ground Lessee (other than Declarant), in the case of a change in Declarant's address; (b) to the Association, in the case of a change in address at any time of a Ground Lessee (other than Declarant), and (c) to each Ground Lessee (including Declarant, if Declarant is then a Ground Lessee), in the case of a change in the Association's address. 45 BN 32866176vl2

Section 12.4 Parties Bound. Subject to the provisions of Section 9.6 hereof, the terms and provisions contained in this Declaration shall be binding upon and inure to the benefit of Declarant, the Ground Lessees, the Association, and their respective heirs, successors, personal representatives and assigns. Notwithstanding the foregoing, upon the transfer of a Lot, the Ground Lessee of said Lot shall not have any further liability for any obligations which shall accrue against that Lot after the date of the transfer; provided, however, that nothing herein shall be construed so as to relieve a Ground Lessee of any Lot from any liabilities or obligations incurred prior to such transfer pursuant to this Declaration.

Section 12.5 Severability of Provisions. If any article, section, paragraph, sentence, clause or phrase of this Declaration shall be or become illegal, null or void for any reason or shall be held by any court of competent jurisdiction to be illegal, null or void, the remaining provisions of this Declaration shall continue in full force and effect and shall not be affected thereby.

Section 12.6 Counterparts. This Declaration may be executed in any number of counterparts. Any set of identical counterparts containing the signatures of all parties shall be deemed to constitute one instrument, and each such set of counterparts shall be deemed an original. All counterpart signature pages may be assembled into a single document containing all original signatures.

Section 12.7 Number and Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number (singular or plural) and any other gender (masculine, feminine or neuter) as the context requires.

Section 12.8 Titles. The titles, headings, and captions which have been used throughout this Declaration are for convenience only and are not to be used in construing this Declaration or any part thereof.

Section 12.9 Applicable Law and Venue. This Declaration and the rights and obligations created hereby shall be governed by and construed in accordance with the laws of the Community and Federal laws, and to the extent not in conflict therewith, in accordance with Arizona common law; provided however, that the foregoing shall in no event subject the Master Lessor or the Community to the jurisdiction of any state or federal courts. Jurisdiction and venue for the enforcement of the same shall lie exclusively in the federal courts sitting in Arizona and any Person affected hereby expressly waives the right to sue or be sued elsewhere.

Section 12.10 Interest Limitation. Notwithstanding any other provision of this Declaration, no interest shall at any time accrue or be levied, assessed, charged or imposed at a rate which is greater than that which parties are permitted by applicable law at the time in question to agree to by contract. In the event this Declaration provides for interest at a rate in excess of such permitted rate, the rate specified in this Declaration shall, ipso facto, be deemed reduced to such permitted rate. To the extent that any Person actually pays interest hereunder at a rate in excess of such permitted rate, the Person to whom such interest was paid shall promptly upon demand refund the portion of such interest in excess of that permitted by law.

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Section 12.11 Recitals. The recitals above are incorporated in and are a part of this Declaration. IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk as of the day and year firstset forthabove. SIGNATURES ON FOLLOWING PAGES 47 BN 32866176vl2

APEX PARK AT PIMA, L.L.C.,
an Arizona limited liability company

By: ALTER PARK AT PIMA, L.L.C.,
a Delaware limited liability company
Its: Manager

By: 18 CHAI CORP.,
an Illinois corporation
Its: Manager

By: ____________________
Samuel F. Gould
Its: Vice President

[Declarant]

STATE OF ILLINOIS)
) ss.
County of Cook)

This instrument was acknowledged before me this 21st day of June, 2018, by Samuel F. Gould, the Vice President of 18 Chai Corp., an Illinois corporation, in its capacity as the Manager of Alter Park at Pima, L.L.C., a Delaware limited liability company, in its capacity as the Manager of Apex Park at Pima, L.L.C., an Arizona limited liability company, on behalf of the company.

(Seal)

LAVONNE L KOSMEN
Official Seal
Notary Public - State of Illinois
My Commission Expires Aug 5, 2022

____
Signature of Notary Public

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JOINDER OF APEX 7350 NORTH DOBSON, L.L.C. By its execution below, the undersigned, which is the lessee under a Substitute Lease or Substitute Leases, hereby: (i) joins in, acknowledges and approves this Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (this "Declaration"), and (ii) grants to the Association an easement over all Easement Areas described in this Declaration located on those tracts of land located in the Master Ground Lease Property leased to the undersigned under such Substitute Lease or Substitute Leases, including those areas described in Exhibit "J" and Exhibit "L" to this Declaration. APEX 7350 NORTH DOBSON, L.L.C., an Arizona limited liability company By: APEX PARK AT PIMA, L.L.C., an Arizona limited liability company, its Member By: ALTER PARK AT PIMA, L.L.C., a Delaware limited liability company Its: Manager By: 18 CHAI CORP., an Illinois corporation Its: :;•ger � {c::::i s;;.1111,u/ c ahJd.. Its: Vice President ST A TE OF ILLINOIS ) ) ss. County of Cook ) - This instf\1,9}-ent was acknowledged before me this,,2/.5/day of�JL-e.-, 2018, by �J1t JJ..e/ F tanJJ.. , the Vice President of 18 Chai Corp., an Illinois corporation, in its capacity as the'Manager of Alter Park at Pima, L.L.C., a Delaware limited liability company, in its capacity as Member of Apex Park at Pima, L.L.C., an Arizona limited liability company, as Member of APEX 7350 NORTH DOBSON, L.L.C., an Arizona limited liability company, on behalf of the company. (Seal) LAVONNEL KOSMEN OfficialSeal Notary Public • State or Illinois My Commission Expires Aug 5, 2022 Signatureof Notary Public 49 BN 32866176vl2

JOINDER OF APEX 7720 NORTH DOBSON, L.L.C.

By its execution below, the undersigned, which is the lessee under a Substitute Lease or Substitute Leases, hereby: (i) joins in, acknowledges and approves this Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (this "Declaration"), and (ii) grants to the Association an easement over all Easement Areas described in this Declaration located on those tracts of land located in the Master Ground Lease Property leased to the undersigned under such Substitute Lease or Substitute Leases, including those areas described in Exhibit "J" and Exhibit "L" to this Declaration.

APEX 7720 NORTH DOBSON, L.L.C.,
an Arizona limited liability company

By: APEX PARK AT PIMA, L.L.C., an Arizona limited liability company, its Member

By: ALTER PARK AT PIMA, L.L.C.,
a Delaware limited liability company
Its: Manager

By: 18 CHAI CORP.,
an Illinois corporation
Its: Manager

By: [signature] Samuel F. Gould
Its: Vice President

STATE OF ILLINOIS)
) ss.
County of Cook)

This instrument was acknowledged before me this 28th day of June, 2018, by Samuel F. Gould, the Vice President of 18 Chai Corp., an Illinois corporation, in its capacity as the Manager of Alter Park at Pima, L.L.C., a Delaware limited liability company, in its capacity as Member of Apex Park at Pima, L.L.C., an Arizona limited liability company, as Member of APEX 7720 NORTH DOBSON, L.L.C., an Arizona limited liability company, on behalf of the company.

(Seal)

[signature] LaVonne L. Kosmen
Signature of Notary Public

LAVONNE L KOSMEN
Official Seal
Notary Public - State of Illinois
My Commission Expires Aug 5, 2022

50

BN 32866176v12

JOINDER OF APEX 7500/7580 DOBSON ROAD, L.L.C.

By its execution below, the undersigned, which is the lessee under a Substitute Lease or Substitute Leases, hereby: (i) joins in, acknowledges and approves this Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (this "Declaration"), and (ii) grants to the Association an easement over all Easement Areas described in this Declaration located on those tracts of land located in the Master Ground Lease Property leased to the undersigned under such Substitute Lease or Substitute Leases, including those areas described in Exhibit "J" and Exhibit "L" to this Declaration.

APEX 7500/7580 DOBSON ROAD, L.L.C.,
an Arizona limited liability company

By: APEX PARK AT PIMA, L.L.C., an Arizona limited liability company, its Member

By: ALTER PARK AT PIMA, L.L.C.,
a Delaware limited liability company
Its: Manager

By: 18 CHAI CORP.,
an Illinois corporation
Its: Manager

By: Samuel E. Gould
Its: Vice President

STATE OF ILLINOIS)
) ss.
County of Cook)

This instrument was acknowledged before me this 21st day of June, 2018, by Samuel E. Gould, the Vice President of 18 Chai Corp., an Illinois corporation, in its capacity as the Manager of Alter Park at Pima, L.L.C., a Delaware limited liability company, in its capacity as Member of Apex Park at Pima, L.L.C., an Arizona limited liability company, as Member of APEX 7500/7580 DOBSON ROAD, L.L.C., an Arizona limited liability company, on behalf of the company.

(Seal)

LaVonne L Kosmen
Signature of Notary Public

LAVONNE L KOSMEN
Official Seal
Notary Public - State of Illinois
My Commission Expires Aug 5, 2022

51

BN 32866176v12

JOINDER OF APEX 9550 EAST INDIAN BEND, L.L.C.

By its execution below, the undersigned, which is the lessee under a Substitute Lease or Substitute Leases, hereby: (i) joins in, acknowledges and approves this Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (this "Declaration"), and (ii) grants to the Association an easement over all Easement Areas described in this Declaration located on those tracts of land located in the Master Ground Lease Property leased to the undersigned under such Substitute Lease or Substitute Leases, including those areas described in Exhibit "J" and Exhibit "L" to this Declaration.

APEX 9550 EAST INDIAN BEND, L.L.C.,
an Arizona limited liability company

By: APEX PARK AT PIMA, L.L.C., an Arizona limited liability company, its Member

By: ALTER PARK AT PIMA, L.L.C.,
a Delaware limited liability company
Its: Manager

By: 18 CHAI CORP.,
an Illinois corporation
Its: Manager

By: Samuel F. Gould
Its: Vice President

STATE OF ILLINOIS)
) ss.
County of Cook)

This instrument was acknowledged before me this 21st day of June, 2018, by Samuel F. Gould, the Vice President of 18 Chai Corp., an Illinois corporation, in its capacity as the Manager of Alter Park at Pima, L.L.C., a Delaware limited liability company, in its capacity as Member of Apex Park at Pima, L.L.C., an Arizona limited liability company, as Member of APEX 9550 EAST INDIAN BEND, L.L.C., an Arizona limited liability company, on behalf of the company.

(Seal)

LaVonne L. Kosmen
Signature of Notary Public

LAVONNE L KOSMEN
Official Seal
Notary Public - State of Illinois
My Commission Expires Aug 5, 2022

52

BN 32866176v12

JOINDER OF APEX 9500 EAST INDIAN BEND, L.L.C. By its execution below, the undersigned, which is the lessee under a Substitute Lease or Substitute Leases, hereby: (i) joins in, acknowledges and approves this Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (this "Declaration"), and (ii) grants to the Association an easement over all Easement Areas described in this Declaration located on those tracts of land located in the Master Ground Lease Property leased to the undersigned under such Substitute Lease or Substitute Leases, including those areas described in Exhibit "J" and Exhibit "L" to this Declaration. APEX9500 EAST INDIAN BEND, L.L.C., an Arizona limited liability company By: APEX PARK AT PIMA, L.L.C., an Arizona limited liability company, its Member By: ALTER PARK AT PIMA, L.L.C., a Delaware limited liability company Its: Manager By: 18 CHAI CORP., an Illinois corporation Its: nag :: � :Is Its: Vice Presidentffi?::u STATE OF ILLINOIS ) ) ss. County of Cook ) This inst ent was acknowledged before me this,2/-"�ay or),,,.,,,, 2018, by nzi � l11Ut..J (: fJUiJ._, , the Vice President of 18 Chai Corp., an•u�:-�oration, in its capacity as the Manager of Alter Park at Pima, L.L.C., a Delaware limited liability company, in its capacity as Member of Apex Park at Pima, L.L.C., an Arizona limited liability company, as Member of APEX 9500 EAST INDIAN BEND, L.L.C., an Arizona limited liability company, on behalf of the company. (Seal) LAVONNE L KOSMEN OfficialSeal Notary Public • State of Illinois hu,_I<- K� My Commission Expires Aug 5, 2022 Signaturekv of Notary Public 53 BN 32866176v12

JOINDER OF THE ASSOCIATION

By its signature below, the Association joins in this Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (this "Declaration") and accepts and agrees to perform it obligation to administer the use of and maintain the Easement Areas, as defined in the Declaration, including those areas described in Exhibit "J" and Exhibit "L" to this Declaration.

RIVERWALK PROPERTY OWNER'S ASSOCIATION, INC., an Arizona non-profit corporation

By: [signature]
Name: Samuel F. Gould
Its: President

STATE OF ILLINOIS)
) ss.
County of Cook)

The foregoing instrument was acknowledged before me, a notary public, this 21st day of June, 2018 by Samuel F. Gould, the President of the Riverwalk Property Owner's Association, Inc., an Arizona non-profit corporation, on behalf of the corporation.

[signature]
Notary Public

LAVONNE L KOSMEN
Official Seal
Notary Public - State of Illinois
My Commission Expires Aug 5, 2022

My commission expires:

08/05/2022

54

BN 32866176v12

<u>**CONSENT**</u>

This Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk by APEX PARK AT PIMA, L.L.C., an Arizona limited liability company, as Declarant, is hereby approved by the Salt River Pima-Maricopa Indian Community in accordance with is laws and the Master Ground Lease.

SALT RIVER PIMA-MARICOPA INDIAN COMMUNITY

By: [signature]
Its: Vice President

Approved As To Form by the Office of the General Counsel
[signature]
Date: 09/06/18

STATE OF ARIZONA)
) ss.
County of Maricopa)

The foregoing instrument was acknowledged before me, a notary public, this 7th day of September, 2018 by Martin Harvier, authorized representative of the Salt River Pima-Maricopa Indian Community, for the purposes stated therein.

[signature]
Notary Public

My commission expires:

March 8, 2020

DAVINA E RHOADES
NOTARY PUBLIC - ARIZONA
MARICOPA COUNTY
My Commission Expires
MARCH 8, 2020

55

BN 32866176v12

CONSENT

BANK OF AMERICA, N.A., a national banking association (as "Lender"), hereby consents to the forgoing Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk ("C,C&Rs") and agrees that such C,C&Rs, as amended, shall be deemed superior in time and right to any deeds of trust, mortgages, assignment of leases and other loan or security documents in favor of or held by Lender ("Loan Documents") that would be otherwise prior in time or right to such C,C&Rs, all such Loan Documents being hereby subordinated to the C,C&Rs.

LENDER:

BANK OF AMERICA, N.A., a national banking association

By: ______________________
Name: Austin J. Mader
Title: Assistant Vice President

STATE OF ILLINOIS)
) ss.
County of Cook)

The foregoing instrument was acknowledged before me, a notary public, this 25 day of June, 2018 by Austin J. Mader, the AVP of Bank of America, N.A., a national banking association (the "Bank"), on behalf of the Bank.

"OFFICIAL SEAL"
Kimberly Cobbs
Notary Public, State of Illinois
My Commission Expires January 20, 2019

____
Notary Public

My commission expires:

January 20, 2019

56

BN 32866176v12

CONSENT CIBC BANK USA (formerly The PrivateBank and Trust Company) (as "Lender"), hereby consents to the forgoing Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk ("C,C&Rs") and agrees that the C,C&Rs shall be deemed superior in time and right to any deeds of trust, mortgages, assignment of leases and other loan or security documents in favor of or held by Lender ("Loan Documents") that would be otherwise prior in time or right to the C,C&Rs, all such Loan Documents being hereby subordinated to the C,C&Rs; provided, however, that the foregoing consent and subordination by Lender are subject to the condition that by the recording of the C,C&Rs, the liens and encumbrances granted and created under the Loan Documents are hereby spread to encumber, and shall be deemed to encumber, the easements and other rights granted and created in the C,C&Rs in favor of Apex 7720 North Dobson, L.L.C. and the property of which it is a lessee under a Substitute Lease. LENDER: CIBC BANK USA �;�e,,e;;�. Title: , i6ctr STATE OF ILLINOIS ) ) ss. County of Cook ) T fo g instrument c n \ edged before me, a notary p i ��� of � k rt �� ,.� _ (� , 2018 by ffiJ�JJ\.Ltnt:>\YlkO , the 12::\::0l�l,,y:� of C C BANK USA, on behalfofthe Lender. Notary PublicJ{\�� My commission expires: \\)\,�\d'D BN 333S I 96Jv2

SCHEDULE OF EXHIBITS TO

SECOND AMENDED AND RESTATED DECLARATION

Exhibit A – Legal Description of Master Ground Lease Property

Exhibit B – Legal Description of 7350 Dobson Lot

Exhibit C – Legal Description of 7720 Dobson Lot

Exhibit D – Legal Description of 7580 Dobson Lot

Exhibit E – Legal Description of 7500 Dobson Lot

Exhibit F – Legal Description of 9550 Talking Stick Lot

Exhibit G – Legal Description of 9500 Talking Stick Lot

Exhibit H – Articles of Incorporation of Riverwalk Property Owners Association, Inc.

Exhibit I - Freestanding Sign Location Plan

Exhibit J – Legal Description of Private Road Areas, Outdoor Water Features or Outdoor Water Feature Areas, and All Other Easement Areas and Common Areas

Exhibit K – Riverwalk Landscape & Irrigation Standards dated June 4, 2018

Exhibit L – Recorded Easement Agreements and Notices of Utility Locations

58

BN 32866176v12

REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed 8-19-13
ARIZONA U.S.A.
EXPIRES 3/31/14

PARK PROPERTY
RIVERWALK
S.R.P.M.I.C.

August 19, 2013
Job No. 03127
Page 1 of 2

A PORTION OF LAND LOCATED IN THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 55.00 FEET;

THENCE SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED;

THENCE CONTINUING ALONG THE NORTHERN RIGHT OF WAY LINE OF INDIAN BEND ROAD AS DEPICTED ON THE "GRANT OF EASEMENT FOR RIGHT-OF-WAY" IN DOCUMENT 615-009-97, RECORDED NOVEMBER 6, 1997, LAND TITLES AND RECORDS OF THE BUREAU OF INDIAN AFFAIRS, SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 1,265.75 FEET;

THENCE SOUTH 88 DEGREES 09 MINUTES 13 SECONDS WEST, A DISTANCE OF 189.02 FEET;

THENCE NORTH 88 DEGREES 47 MINUTES 03 SECONDS WEST, A DISTANCE OF 469.18 FEET TO THE EAST A.D.O.T. RIGHT OF WAY LINE OF THE NORTHEAST OUTER LOOP (A.D.O.T. LOOP 101) AS SHOWN ON PROJECT 600-1-702 RIGHT-OF-WAY PLANS DATED 6-90;

THE FOLLOWING FOUR CALLS ARE ALONG SAID A.D.O.T. RIGHT-OF-WAY LINE:
THENCE NORTH 00 DEGREES 01 MINUTES 28 SECONDS WEST, A DISTANCE OF 221.07 FEET TO A COTTON PICKER SPINDLE IN CONCRETE;

THENCE NORTH 15 DEGREES 27 MINUTES 34 SECONDS EAST, A DISTANCE OF 1,099.56 FEET TO AN A.D.O.T RIGHT OF WAY ALUMINUM CAP;

THENCE NORTH 18 DEGREES 19 MINUTES 28 SECONDS EAST, A DISTANCE OF 500.11 FEET TO AN A.D.O.T. RIGHT OF WAY ALUMINUM CAP MARKING THE POINT OF A NON-TANGENT CURVE TO THE LEFT, OF WHICH THE RADIUS POINT LIES NORTH 72 DEGREES 29 MINUTES 51 SECONDS WEST, A RADIAL DISTANCE OF 4,583.66 FEET;

THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 10 DEGREES 34 MINUTES 15 SECONDS, A DISTANCE OF 845.67 FEET TO A NON-TANGENT LINE, BEING THE SOUTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6;

THENCE NORTH 89 DEGREES 50 MINUTES 23 SECONDS EAST, DEPARTING SAID A.D.O.T. RIGHT OF WAY LINE, ALONG SAID SOUTH LINE, A DISTANCE OF 32.58 FEET TO THE SOUTHERLY PROLONGATION OF THE EAST LINE OF TRIBAL ALLOTMENT NUMBER 73;
THENCE NORTH 00 DEGREES 01 MINUTES 19 SECONDS WEST ALONG SAID PROLONGATED ALLOTMENT LINE, A DISTANCE OF 452.98 FEET TO THE EASTERLY LINE OF SAID A.D.O.T.

Survey Innovation Group, Inc. 7301 East Evans Road, Scottsdale, AZ 85260
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\3127-LEGAL_OVERALL.doc

Page 2 of 2

RIGHT OF WAY, BEING THE POINT OF A NON-TANGENT CURVE TO THE LEFT, OF WHICH THE RADIUS POINT LIES NORTH 88 DEGREES 44 MINUTES 55 SECONDS WEST, A RADIAL DISTANCE OF 4,583.66 FEET;

THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 02 DEGREES 32 MINUTES 48 SECONDS, A DISTANCE OF 203.74 FEET TO AN A.D.O.T. RIGHT OF WAY ALUMINUM CAP MARKING THE SOUTHEAST CORNER OF SAID TRIBAL ALLOTMENT NUMBER 73;

THENCE NORTH 00 DEGREES 01 MINUTES 19 SECONDS WEST ON A NON-TANGENT LINE, A DISTANCE OF 657.40 FEET TO AN A.D.O.T. RIGHT OF WAY ALUMINUM CAP MARKING THE NORTHEAST CORNER OF SAID TRIBAL ALLOTMENT NUMBER 73;

THENCE NORTH 00 DEGREES 04 MINUTES 54 SECONDS EAST ALONG SAID A.D.O.T. RIGHT OF WAY, A DISTANCE OF 1,462.69 FEET TO THE SOUTHERN RIGHT OF WAY LINE OF VIA DE VENTURA;

THENCE SOUTH 89 DEGREES 47 MINUTES 06 SECONDS EAST, 55.00 FEET SOUTH OF AND PARALLEL TO THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6, BEING THE SOUTHERN RIGHT OF WAY LINE OF VIA DE VENTURA, A DISTANCE OF 1,266.68 FEET;

THENCE SOUTH 00 DEGREES 05 MINUTES 40 SECONDS WEST, ALONG A LINE 55.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF SAID NORTHEAST QUARTER, BEING THE WEST RIGHT OF WAY LINE OF DOBSON ROAD, A DISTANCE OF 2,768.29 FEET;

THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS WEST, ALONG A LINE 55.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF SAID SOUTHEAST QUARTER, BEING THE WEST RIGHT OF WAY LINE OF DOBSON ROAD, A DISTANCE OF 2,582.63 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED.

SAID PARCEL CONTAINS 7,695,561 SQUARE FEET OR 176.666 ACRES, MORE OR LESS.

REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed 8-19-13
ARIZONA U.S.A.
EXPIRES 3/31/14

Survey Innovation Group, Inc. 7301 East Evans Road, Scottsdale, AZ 85260
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\3127-LEGAL_OVERALL.doc

VIA DE VENTURA 'PK' NAIL WITH STRADDLES S89 .47'06:.S 2643.41' - � N.E. COR .• SEC.6, T.2N., R.5£. S89'47'06"E 1� t 1 N tJQK;_ � ..- 'A' ADOT R/W ALUM. CAP <.'.> ai 0) co <D S.E.C. ALLOTMENT No. 73a ..- v '8' ADOT R/W ALUM. CAP N.E.C. ALLOTMENT No. 73a � � <.'.> r") z ..- n0 w a:: 0) i--- z � p ;<I" ::::J en co en z w ..- N ...J ...J £.1/4. COR., SEC.6, T.2N. R.5E. 1318.70' 1/2" DIAMETER REBAR 2638.94' N89'50'23"E 32.58' I� 0 0 ...... U') 0 0 w N. T.S. POINT OF COMMENCEMENT S.E. COR., SEC.6, T.2N. R.5£. ALUMINUM CAP IN HANDHOLE $.R.P.M.!. C. PARK PROPERTY s11IG EXCEPTING TRIBAL PARCEL SURVEY INNOVATION: GROUP, INC RIVERWALK Ph (480) 922 0780 LandSurveying Servias Fx (480) 922 0781 JOB 103127 ! DWG:3127-PARK PROPERTY DATE 8/19/13 7301 EAST EVANS ROAD, SCOTTSDALE, AZ 85260 SCALE: N. T.S. DRAWN: ELS CHK: RMH SHEET 1 OF 1

EXHIBIT "B"

LEGAL DESCRIPTION

PARCEL DESCRIPTION
ARIZONA DESIGN CENTER
AT RIVERWALK
SALT RIVER – PIMA – MARICOPA
INDIAN COMMUNITY

June 30, 2015
Job No. 2003-127
Page 7 of 11

A PARCEL OF LAND LOCATED IN THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, AND A PORTION OF S.R.P.M.I.C. TRIBAL ALLOTMENT NUMBERS 281, 282, 712 AND 465, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 2,230.52 FEET;

THENCE NORTH 89 DEGREES 58 MINUTES 01 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED;

THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS WEST, ALONG THE WEST RIGHT OF WAY LINE OF DOBSON ROAD, A DISTANCE OF 944.99 FEET;

THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 737.96 FEET;

THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 926.99 FEET;

THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 247.60 FEET;

THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 18.00 FEET;

THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 490.91 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED.

SAID PARCEL CONTAINS 693,165 SQUARE FEET OR 15.912 ACRES, MORE OR LESS.

Allotment Area Breakdown	
281	550,679 S.F., 12.642 AC.
282	119,205 S.F., 2.737 AC.
465	19,253 S.F., 0.442 AC.
712	4,028 S.F., 0.093 AC.

5930736_2

SINGLE STORY BUILDING
SINGLE STORY BUILDING
SINGLE STORY BUILDING
SINGLE STORY BUILDING
C/L WATERLINE EASEMENT
TRASH ENCLOSURE
INDIAN BEND ROAD
DOBSON ROAD
SCALE: 1"=30'

LEGEND

- BRASS CAP IN HANDHOLE
- BRASS CAP FLUSH
- ELECTRIC JUNCTION BOX
- LIGHT POLE
- ELECTRIC TRANSFORMER
- FIRE HYDRANT
- WATER VALVE
- WATER METER
- FIRE DEPT CONNECTION
- WATER CHECK VALVE
- SEWER MANHOLE
- DRY WELL
- CATCH BASIN
- TELEPHONE MANHOLE
- GAS MARKER
- SIGN
- HANDICAP SYMBOL
- MAIL BOX

ALTA / NSPS LAND TITLE SURVEY
ARIZONA DESIGN CENTER

A PORTION OF THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.


SITE
DOBSON ROAD
LOOP 101
INDIAN BEND ROAD

VICINITY MAP

LEGAL DESCRIPTION

SCHEDULE "B" ITEMS

NOTES

FLOOD ZONE

AREA

PARKING

CERTIFICATION

S/6/2016

S|I|G
SURVEY INNOVATION GROUP, INC
Land Surveying Services
7301 EAST EVANS ROAD
SCOTTSDALE, ARIZONA 85260

ALTA / NSPS LAND TITLE SURVEY
ARIZONA DESIGN CENTER
SCOTTSDALE, ARIZONA

REVISIONS:

DRAWING NAME: 3127-ALTA DESC
JOB NO: 03-127
DRAWN: ELS
CHECKED: RMH
DATE: 5/4/2016
SCALE: 1" = 30'
SHEET: 1 OF 1

NOO"OC"od"t 16.00' \_ N90"00'0C"E 247,60' QTM_ 00 ARJZONA "' DESIGN 3: CENTER 693,165s.f. 15.912ac z0 ARIZONA DESIGN CENTER Sjl,IG AT RIVERWALK SURVEY INNOVATION GROUP, INC S.R.P.M. IND/AN COMMUNITY I Pn(•80)11220780 L;indS-r{ngS.rvi<.cs FX(4"'>)922078i JOO# OJ-127 0WG: ,OJl27L£GAL-A2DC DATf:6/l0/2015, 7301EASTEVANSROA0.SCOTTSDA!.E,AZ85260 ISCALE: N,T.$. lll<AWN: ELS C1!£CK,_RMHIS!i(£�: l OF I

EXHIBIT "C"

LEGAL DESCRIPTION

PARCEL DESCRIPTION
MEDICIS
AT RIVERWALK
SALT RIVER – PIMA – MARICOPA
INDIAN COMMUNITY

August 8, 2017
Job No. 03-127
Page 1 of 2

A PORTION OF LAND LOCATED IN THE NORTHEAST QUARTER OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND 1/2" REBAR WITH CAP "RLS# 35833" MARKING THE EAST QUARTER CORNER OF SAID SECTION 6, FROM WHICH THE NORTHEAST CORNER OF SAID SECTION 6, BEARS NORTH 00 DEGREES 05 MINUTES 40 SECONDS EAST, A DISTANCE OF 2,623.15 FEET;

THENCE NORTH 00 DEGREES 05 MINUTES 40 SECONDS EAST, ALONG THE EAST LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 1,116.43 FEET;

THENCE NORTH 89 DEGREES 54 MINUTES 20 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE WESTERN RIGHT-OF-WAY LINE OF DOBSON ROAD;

THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 470.12 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, WITH A CHORD BEARING OF NORTH 60 DEGREES 38 MINUTES 32 SECONDS WEST, A CHORD DISTANCE OF 183.58 FEET;

THENCE NORTHWESTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 182.11 FEET, THROUGH A CENTRAL ANGLE OF 60 DEGREES 32 MINUTES 00 SECONDS, A DISTANCE OF 192.40 FEET TO THE **POINT OF BEGINNING**;

THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 691.27 FEET;

THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 634.62 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF LOOP 101 – PIMA FREEWAY, BEING THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE WEST, WITH A CHORD BEARING OF NORTH 00 DEGREES 26 MINUTES 03 SECONDS WEST, A CHORD DISTANCE OF 137.77 FEET;

THENCE NORTHERLY ALONG SAID NON-TANGENT CURVED RIGHT-OF-WAY, HAVING A RADIUS OF 4,583.66 FEET, THROUGH A CENTRAL ANGLE OF 01 DEGREES 43 MINUTES 20 SECONDS, A DISTANCE OF 137.77 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 19 SECONDS WEST, ALONG A NON-TANGENT LINE, A DISTANCE OF 557.40 FEET;

THENCE NORTH 00 DEGREES 04 MINUTES 54 SECONDS EAST, A DISTANCE OF 265.09 FEET;

THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, DEPARTING SAID WESTERLY RIGHT-OF-WAY, A DISTANCE OF 597.36 FEET;

THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 343.19 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST, WITH A CHORD BEARING OF SOUTH 39 DEGREES 47 MINUTES 34 SECONDS EAST, A CHORD DISTANCE OF 69.59 FEET;

Survey Innovation Group, Inc. 7301 E. Evans Rd, Scottsdale, AZ 85260
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\MEDICIS\MEDICIS EXPANDED LEGAL.doc

DOCS 125208-000003/3011809.3

11

Page 2 of 2

THENCE SOUTHEASTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 182.11 FEET, THROUGH A CENTRAL ANGLE OF 18 DEGREES 50 MINUTES 03 SECONDS, A DISTANCE OF 59.88 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 672,788 SQUARE FEET OR 15.445 ACRES, MORE OR LESS.

Allotment Area Breakdown

714-A	503,535 SF	11.56 AC
716	169,253 SF	3.89 AC

ERIC L. BOSTROM
ARIZONA U.S.A.

Survey Innovation Group, Inc. 7301 E. Evans Rd., Scottsdale, AZ 85260
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\MEDICIS\MEDICIS EXPANDED LEGAL.doc

DOCS 125208-000003/3011809.3

12

POINT OF BEGINNING
POINT OF COMMENCEMENT
LOOP 101 PIMA FREEWAY
N. DOBSON ROAD
MEDICIS
OR 15.445 AC.
SURVEY INNOVATION GROUP, INC
MEDICIS
AT RIVERWALK
S.R.P.M. INDIAN COMMUNITY

DOCS ... 13

EXHIBIT "D"

PROPERTY DESCRIPTION
BUILDING 'M'
RIVERWALK

July 31, 2007
Job No.03127
Page 1 of 1

A PORTION OF LAND LOCATED IN THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND ALUMINUM CAP IN A HAND HOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF SAID SECTION 6, A DISTANCE OF 2,230.52 FEET;

THENCE NORTH 89 DEGREES 58 MINUTES 01 SECONDS WEST, LEAVING SAID EAST SECTION LINE, A DISTANCE OF 55.00 FEET TO A POINT ON THE WEST RIGHT OF WAY LINE OF DOBSON ROAD;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG SAID WEST RIGHT OF WAY LINE, A DISTANCE OF 241.50 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED;

THENCE WEST, LEAVING SAID WEST RIGHT OF WAY LINE, A DISTANCE OF 61.16 FEET;

THENCE NORTH, A DISTANCE OF 88.50 FEET;

THENCE WEST, A DISTANCE OF 86.50 FEET;

THENCE NORTH, A DISTANCE OF 66.00 FEET;

THENCE WEST, A DISTANCE OF 275.50 FEET;

THENCE NORTH, A DISTANCE OF 170.43 FEET;

THENCE WEST, A DISTANCE OF 191.19 FEET;

THENCE NORTH, A DISTANCE OF 25.57 FEET;

THENCE EAST, A DISTANCE OF 20.00 FEET;

THENCE NORTH, A DISTANCE OF 150.00 FEET;


REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed 7-31-07
ARIZONA, U.S.A.

THENCE EAST, A DISTANCE OF 595.00 FEET TO A POINT ON SAID WEST RIGHT OF WAY LINE;

THENCE SOUTH 00 DEGREES 05 MINUTES 40 SECONDS WEST, ALONG SAID WEST RIGHT OF WAY LINE, A DISTANCE OF 335.19 FEET;

THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS WEST, A DISTANCE OF 165.31 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED.

SAID PARCEL CONTAINS 192,272 SQUARE FEET OR 4.414 ACRES, MORE OR LESS.

Survey Innovation Group, Inc. 16414 N. 91st Street, Suite 102, Scottsdale, AZ 85260
H:\JOBS\03127 101 & INDIAN BEND\DOCS\LEGALS\BUILDING M_7-31-07.doc

L1 2 u L 1 w 0 BUILDING M w °' LB .J..___ ...;._ ___ __ RIVERWALK I� oci 192,272 SQ.FT., OR 4.414 ACRES AllOTMENT ACRES vz �N ,..... ' 281-A 0.445 ..J 713-R 3.963 wi--: 714-A 0.006 ) L6 i \ l[J ..J L4 st LINE TABLE .J LINE BEARING LENGTH Ll N00'01 '59"E 241.50 L2 S90'00'00"W 61.16 ·ro L3 Noo·oo·oo"E 88.50 co. 0 n N90'00'00"W 86.50 POINT OF 0,..... , . L4 st " LS NOO'OO'OO"E 66.00 BEGINNING I L6 N90'00'00"W 275.50 L? Noo·oo·oo"E 170.43 J LB N90'00'00"W 191.19 I L9 NOO'OO'OO"E 25.57 0 LlO N9o·oo·oo"E 20.00 0 I z L11 NOO'OO'OO"E 150.00 I I L12 N9o·oo·oo"E 595.00 L L 1 5 L13 soo·os· 40"w 335.19 U4 S00'01'59"W 165.31 us N89"58'01 "W 55.00 POINT OF COMMENCEMENT B.C.H.H. A.C.H.H. S.E. COR. SEC. 6 1 4 o - 6 T. 2 N., R. 5 E. � � · s�� \?: { N _- 5 INDIAN BENO ROAD � S89'43'37"W 2637.87' BUILDING M S!IIG LEGAL EXHIBIT SURVEY INNOVATION SALTRIVER - PIMA INDIAN RESERVATION GROUP, INC Ph (480) 922 0780 Land surveyingServices Fx (480) 922 0781 J08 IJ127 DWG; 3127BLDG-M-R(V 16414 N. 91st STREET, STE #102. SCOTTSDALE, A:Z. 85260 SCALE: NTS DRA'M'l: ELS CHK: RMH SHEET 1 Of- 1

AL TAIACSM LAND TITLE SURVEY SIIIG ,,.,.......... = .,.. RIVERWALK BUILDINGS MAND N SURVEY INNOVATION Kcms�=� GROUP. INC f.Ut..o)m.o1,, SALT RIVER, l'IMA, MARICOPA INDIAN COMMUNITY tMJ�$tr«l#f

ALTAIACSM LAND TITLE SURVEY
RIVERWALK BUILDINGS M AND N
SALT RIVER, PIMA, MARICOPA INDIAN COMMUNITY
S|I|G
SURVEY INNOVATION GROUP, INC
DOBSON ROAD
LEGEND

EXHIBIT "E"

PROPERTY DESCRIPTION
BUILDING 'N'
RIVERWALK

July 31, 2007
Job No.03127
Page 1 of 1

A PORTION OF LAND LOCATED IN THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND ALUMINUM CAP IN A HAND HOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF SAID SECTION 6, A DISTANCE OF 2,230.52 FEET;

THENCE NORTH 89 DEGREES 58 MINUTES 01 SECONDS WEST, LEAVING SAID EAST SECTION LINE, A DISTANCE OF 55.00 FEET TO A POINT ON THE WEST RIGHT OF WAY LINE OF DOBSON ROAD AND THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED;

THENCE WEST, LEAVING SAID WEST RIGHT OF WAY LINE, A DISTANCE OF 490.91 FEET;

THENCE SOUTH, A DISTANCE OF 18.00 FEET;

THENCE WEST, A DISTANCE OF 168.31 FEET;

THENCE NORTH, A DISTANCE OF 567.00 FEET;

THENCE EAST, A DISTANCE OF 45.00 FEET;

THENCE NORTH, A DISTANCE OF 17.43 FEET;

THENCE EAST, A DISTANCE OF 191.19 FEET;

THENCE SOUTH, A DISTANCE OF 170.43 FEET;

THENCE EAST, A DISTANCE OF 275.50 FEET;

THENCE SOUTH, A DISTANCE OF 66.00 FEET;

THENCE EAST, A DISTANCE OF 86.50 FEET;

THENCE SOUTH, A DISTANCE OF 88.50 FEET;


REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed 7-31-07
ARIZONA U.S.A.

THENCE EAST, A DISTANCE OF 61.16 FEET TO A POINT ON SAID WEST RIGHT OF WAY LINE;

THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS WEST, ALONG THE WEST RIGHT OF WAY LINE OF SAID DOBSON ROAD, A DISTANCE OF 241.50 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED.

SAID PARCEL CONTAINS 288,429 SQUARE FEET OR 6.621 ACRES.

Survey Innovation Group, Inc. 16414 N. 91st Street, Suite 102, Scottsdale, AZ 85260
H:\JOBS\03127 101 & INDIAN BEND\DOCS\LEGALS\BUILDING N_7-31-07.doc

- -- UNE TABLE LINE BEARING LENGTH i L1 N90'00 OO"W 490.91 ' L2 soo·oo·oo"E 18.00 L3 N90"00'00"W 168.31 i L4 NOO'OO'OO"E 567.00 LS i sgo·oo·oo"E 45.00 L6 NOO'OO'OO"W 17.43 '-0 L7 I sgo·oo·oo"E 191.19 w u LB soo·oo'oo"E 170.4.3 'o WW L9 N90'00'00"E 275.50 L5 c.o L10 soo·oo·oo"E 66.00 :;0 I __J L7 u0� L11 N90'00'00"E 86.50 0a z ,;-z L12 soo·oo·oo"E 88.50 �N co L13 N90'00'00"E 6U6 w� I L14 s00·01 ·59"w 241.50 L15 N89'58'01"W 55.00 L9 I \ 0 :::::;, L11 N J L1 .3 BUILDING N rs-' 0 RIVERWALK tOI - I') 288,429 SQ.FT., OR 6.621 ACRES 0 rs- ,;- n ALLOTMENT ACRES I ,;-I 281-A 5.234 J 282-A 0.530 713-B 0.671 POINT OF BEGINNING- I �0 714-A 0.186 \ N L1 L.3 __JI L 15 B.C.H.H. S. 1 /4, SEC. 6 POINT OF COMMENCEMENT T. 2 N., R. 5 E A.C.H.H. S.E. COR., SEC. 6 T. 2 N , R. 5 E. INDIAN BEND ROAD S89'43' 3 7"W 2637.87' BUILDING N 1SIIIG LEGAL EXHIBIT SURVEY INNOVATION SALT RIVER-PIMA INDIAN RESERVATION GROUP, INC Ph (460) 922 0780 Land Surv�ying Services Fx (4B0) 922 0781 JOB H3127 :oWG: 3127BLDG-N-REV DATE 7 /31/07 , 1641-4 N. 91 st STREET, STE #102, SCOTTSD.AILE, A2. 85260 SCALE: NTS DRAWN: £LS CHK: RMH SHEET 1 Of 1

ALTA/ACSM LAND TITLE SURVEY
RIVERWALK BUILDINGS M AND N

A PORTION OF THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA


SITE
VICINITY MAP

NOTES

LEGAL DESCRIPTION

LEGAL DESCRIPTION

SCHEDULE "B" ITEMS

SCHEDULE "B" ITEMS

AREA

BASIS OF BEARING

FLOOD ZONE

PARKING

CERTIFICATION

ALTA/ACSM LAND TITLE SURVEY
RIVERWALK BUILDINGS M AND N
SALT RIVER, PIMA, MARICOPA INDIAN COMMUNITY

SIG
SURVEY INNOVATION GROUP, INC
Land Surveying Services

ALTA/ACSM LAND TITLE SURVEY
RIVERWALK BUILDINGS M AND N
SALT RIVER, PIMA, MARICOPA INDIAN COMMUNITY
S|I|G
SURVEY INNOVATION GROUP, INC
DOBSON ROAD
INDIAN BEND ROAD
VIA DE VENTURA
LEGEND

EXHIBIT "F" DESCRIPTION OF LEASED PREMISF�'> CONTAINING APPROXIMATELY 2.716 ACRES OR APPROXIMATELY 118,292 GROSS SQUARE FEET OF AREA THE ACK.1,;AGF: AND GROSS SQUAIU: FOOTAGE rs SlJBJECTTO RE-Mt-:AllUREMl<NT AND CU ANGE AS PROVIDED rN THAT CERTAIN GROUND St.rnLEASE DATED AS OF JANUARY� 2011 BY AND Bf,'TWl:�N APEX PARK AT PIMA, L.L.C., AS "LANDLORD," AND HCW SCOTTSDALE, LLC, AS "TENANl"' HA.UPTON INN MD 8UITE8 AU9uel 11, 2009 Rlll&RWALK JobN•. 03n7 SALT RIWR- PIMA INDIANRHl!RV" TION f'ago 1of 1 A PORTION OF lJ\NDLOCAT!D IN n,e SOUTtllill&TQUMTfn or- 6EOTIOH 8, TOWNllMIP2 NORTH, RANGE5 EASTOF ma GIi.AANO S!llTRJV&R BASSANO MERIDl-'N, MARICOPA COUNTY, AAJZONA, BEING MORI! PARTIClilARlY OiSCAIBEDAS FO�,OW$: COM"lff,l�INQ AT A fOVNDALUMINUM OAP IN A HANOHOLE AT THE SOUTHEAST CORNER O> $/\JO 3fCTIONa, FROMWHICH A FOUNO eRAS�CM' IN A 11ANOHOL� AT THE SOUTH QUAFI.TEflCOI\NEI\ Of $NO SECTIONo. 81:AflSSOUTH 89 O�QR��s�3 MINUTe5 37 SECONDS M'ST,A DISTANC£OF 2837.&7 FEET: THENCEKORTH 00 OiGREES01 MINUTES59 SECONOSEAST AlONO THE EASTLINE OF SAID SOUTHEASTQUARTER, A 0IS TANCeOF 313.50�EET: THENr.E SOUTH 61 OEOREES43 UINUTES37 SECONDSW&ST, A DISTANCEo, 55.00FiET TO THe POINT Of 8EOtflNINO Of l'Hf:PAkt:t:L HEREIN OESCRf&eo; THENCE CONTINUING SOUTH Sf OEOREES 43 Mt!UTf837 SECONDS'M;ST. II DISTA>ICf OF 4<4G.ot>Fl!IT; THENCE NORTH 00 OEGREes 18 MINUTES 21 SECONDS V/E&T,II DISTANCE Of �4.◄) FEET; TflcNCE!<OATH BO DECREES O MINUTES 42 SECONDSEAST, A DISTANCE,Q; 448.0$ Fl/iE.T; THaNCE SOUTM 00 oeo�£ES 01 MfNUn�sIJO SE.CONDI WSST, A Dl9TANCEOP'28.f.-t3 ,e,r TO THEPOINT Of IIEGINNINOOF THfPARCEi. HEREIN DESCRIIIEO. S,>JCIPMCeLCONTAINS 119.282 SOUAREFl !ET OR2.716ACRP.�.MORE OR LESS ,. -hrtt'jlflnt\ltt,loti GrOU!), a,;,. lf41� tt fl Ste"Ott.SIIII• fOZ. 1...:11.dl!t, tV. UU!l H,V-1\lCOltlOOJ-tlY 1t, ,.tNQCAHHN"Ov::>OC.ltf:OAtS\lU7,lUM..rON !NN 0.,.1 • .CO.di:lc PHXIOMINEll,2)427'0.!11 lil6.0I0 63

E 1/4 COR., SEC 6, T.2N., R.5E.
1/2" REBAR CAP LS#35833
HAMPTON INN
AND SUITES
118,292 S.F., OR 2.716
S89°43'37"W 446.65'
POINT OF
BEGINNING
DOBSON ROAD
S 1/4 COR., SEC 6, T.2N., R.5E.
BRASS CAP IN HANDHOLE
BASIS OF BEARING S89°43'37"W 2637.87'
INDIAN BEND ROAD
POINT OF COMMENCEMENT
S.E. COR., SEC 6, T.2N., R.5E.
ALUMINUM CAP IN HANDHOLE
S.R.P.M.I.C.
S|I|G
SURVEY INNOVATION
GROUP, INC
HAMPTON INN AND SUITES
RIVERWALK
SALT RIVER - PIMA
INDIAN RESERVATION
SHEET: 1 OF 1

04

EXHIBIT "G"

PARCEL DESCRIPTION
TOP GOLF with Parking Expansion
AT RIVERWALK
SALT RIVER – PIMA – MARICOPA
INDIAN COMMUNITY

REGISTERED LAND SURVEYOR CERTIFICATE NO. 41894 ERIC L. SOSTROM Date Signed 4-2-18 ARIZONA U.S.A.

April 2, 2018
Job No. 2003-127
Page 1 of 1

A PARCEL OF LAND LOCATED IN THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6 A DISTANCE OF 1,285.53 FEET;

THENCE NORTH 89 DEGREES 58 MINUTES 01 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED;

THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS WEST, A DISTANCE OF 310.86 FEET;
THENCE SOUTH 70 DEGREES 54 MINUTES 16 SECONDS WEST, A DISTANCE OF 205.72 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 330.65 FEET;
THENCE SOUTH 89 DEGREES 43 MINUTES 42 SECONDS WEST, A DISTANCE OF 253.88 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 58.07 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 525.11 FEET;
THENCE SOUTH 74 DEGREES 04 MINUTES 36 SECONDS WEST, A DISTANCE OF 113.81 FEET;
THENCE SOUTH 36 DEGREES 39 MINUTES 55 SECONDS WEST, A DISTANCE OF 59.23 FEET;

THENCE NORTH 53 DEGREES 20 MINUTES 05 SECONDS WEST, A DISTANCE OF 10.16 FEET TO A POINT OF CURVE TO THE RIGHT HAVING A RADIUS OF 200.00 FEET;

THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 40 DEGREES 34 MINUTES 46 SECONDS, A DISTANCE OF 141.65 FEET TO THE POINT OF CURVE OF A NON TANGENT CURVE TO THE RIGHT, OF WHICH THE RADIUS POINT LIES NORTH 78 DEGREES 15 MINUTES 36 SECONDS EAST, A RADIAL DISTANCE OF 657.37 FEET;

THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 46 DEGREES 52 MINUTES 53 SECONDS, A DISTANCE OF 537.88 FEET TO THE POINT OF CURVE OF A NON TANGENT CURVE TO THE RIGHT, OF WHICH THE RADIUS POINT LIES SOUTH 50 DEGREES 18 MINUTES 51 SECONDS EAST, A RADIAL DISTANCE OF 200.00 FEET;

THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 33 DEGREES 15 MINUTES 39 SECONDS, A DISTANCE OF 116.10 FEET TO A POINT OF NON-TANGENCY;

THENCE NORTH 72 DEGREES 56 MINUTES 48 SECONDS EAST, A DISTANCE OF 111.55 FEET;

THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 894.20 FEET TO THE **POINT OF BEGINNING** OF THE PARCEL HEREIN DESCRIBED.

SAID PARCEL CONTAINS 719,480 SQUARE FEET OR 16.517 ACRES, MORE OR LESS.
ALLOTMENT # 465: 8.023 ACRES   ALLOTMENT #712: 8.494 ACRES

Survey Innovation Group, Inc.
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\TOP GOLF\#03127 TOPGOLF - ADD.doc

• . E:.1/4 CVR, S{C:o,. r..2N., R£� .1./2· DIAM£7!R R;BAR · -• . ' . l1 S90"00'00"E 894.20' POINT OF BEGINNING � I TOP GOLF ALJ.OI'MAWT'AREA S!IIG 46/S !J,0.2'S SURVEY INNOVATION with Parking Expansion 7'11"/'OT.AL 16.U8:.494 J GROUP,INC AT RIVERWALKS.R.P.M. INDIAN COMMUNTTY Ph(480J9220780 Lllnd�,.,,.,,,ng-- Fx(480J9220781 JOBI 03-127 DWGcf3127 ToPGOI.F-AOD DAit:: 4/2/'18 22425N. 16thSt. Ste.#1.PHOENIX, AZ85260 SCALE: N.T.S. DRAWN: ELS CHECK: JAS SHEET: 1 OF 2

Riverwalk Landscape Maintenance General Items

June 4, 2018

11. Irrigation System:

11.1 LMC is responsible for the complete operation and maintenance of the irrigation systems except as noted herein. LMC will inspect the irrigation systems for broken and clogged Emitters & Sprinklers, malfunctioning or leaking valves, or any other condition that hampers the correct operation of the system a minimum of once weekly. Authorization must be obtained from Owner before proceeding with work not covered by this contract. Also, LMC shall inspect the water patterns to avoid the direct or Indirect water spray to Owner's property (i.e., building walls, windows, etc.) or private property located on the Premises (i.e., automobiles).

11.2 LMC to repair/correct malfunctions of valves, emitters & sprinklers and irrigation lines at the Owner's expense, with prior approval, unless due to LMC's operations.

NOTE: Weed Control

1. Weed control should be performed after monsoons (September and October) & in spring (March and April) predominately on a bimonthly basis and at other times as required during the year.

2. All weeds and undesirable grasses shall be dug out by the roots and disposed of off the Property in a manner which prevents damage to the surrounding planted areas.

3. Weed control shall be regular and continuous in all planted areas. Weed spray may be used only when there will be no damage to plants, animals or humans and no discoloration of masonry, or building structures, hardscape or decorative landscaping. All ground cover areas, shrubs and vines shall be sprayed weekly or as needed to provide control.

First Aid Facilities

1. LMC shall provide on the site first aid facilities, conveniently located and adequately equipped to render first aid treatment to any injured workman employed on work under this scope of work, and in accordance with applicable laws.

Standard Specifications

1. Cleaning

a. Shall include but not be limited to, removal of trash such as paper, cans, bottles, and dried or dead plants or parts of plants (leaves, fronds, branches, etc.) and up to twenty-five (25) dead trees per contract year, including all trees from 0:50 feet and 18" in diameter (standing or fallen due to disease or windstorms) Owner is to be notified prior to tree removal. Care will be taken to remove damaged or fallen trees immediately out of traveled areas. Storm

7

Riverwalk Landscape Maintenance General Items

June 4, 2018

damage beyond the twenty-five designated trees per contract year will be addressed on a work order basis. Accumulated in Contracted areas as a result of littering, wind or rain storms. Gravel areas shall be raked weekly. All material collected shall be disposed of by the Contractor and in accordance with all Town, County, State and Federal requirements. Debris shall not be disposed of at temporary storage sites unless approved by Owner.

b. If temporary storage is approved, debris is to be removed to the point of final disposal the same day. The Contractor shall be solely responsible for any disposal fees (dumping charges). All sidewalks, benches and furniture are to be cleaned as a part of routine maintenance work.

c. The Contractor shall clean and remove all debris and make all necessary repairs for stakes and guys on trees within twenty-four (24) hours following a storm event.

d. All debris shall be removed from retention/detention basins on a weekly basis.

e. All areas around the water features shall be cleaned of debris during routine maintenance of landscape areas.

2. Mowing

a. All lawns within landscape areas shall be mowed evenly and edged to a cutting height of one inch +/- one quarter (1/4) inch, and maintained, generally, to the following

b. Mowing equipment for summer grass shall be rotary type. Mower blades shall be sharp, and mowing should be conducted to avoid following the same pattern for each mowing. Summer grass clippings shall be collected and removed.

c. Areas where winter rye grass is seeded shall be mowed and edged not less than one and one-half inches nor more than three inches in height and shall be mowed weekly. Note: If edging is performed using herbicides, it is considered a management tool and no payment will be made for materials used. Grass clippings shall be collected and removed.

3. Weed Control

a. Weeds in lawn areas shall be controlled in such a manner and at such intervals that their height does not exceed the height of the grass. Planters, ground cover, gravel cover, and desert landscape areas shall be kept free of grasses, weeds and other merging vegetation.

b. Weeds shall be controlled at least two times per year Spring (March / April) and Fall (September / October) with the use of herbicides which are effective on the type of noxious weeds being treated. The Contractor shall submit a schedule for herbicide applications, and receive approval for the schedule, prior to commencing Work. Schedule will include the type of

8

Riverwalk Landscape Maintenance General Items

June 4, 2018

herbicide(s) to be used and the proposed date and rate of application. The owner reserves the right to accept, reject, or modify this herbicide schedule. The Contractor will submit a Work Order prior to the Spring and Fall herbicide applications. The Contractor shall furnish all equipment and labor necessary for the herbicide applications the maintenance contractor will purchase and distribute chemicals as per work order. The Contractor shall furnish all equipment and labor necessary for the herbicide applications All other labor or chemical costs associated with weed control will be Considered incidental to this contract and not an extra paid for by the owner.

c. The Contractor shall be responsible for the application of all herbicides and chemicals. The Contractor shall use legally approved chemical herbicides in proportions to the manufacturer's recommendations Plants killed or severely damaged by tho use of herbicides shall be replaced at no cost to the owner, with a comparable size and quality nursery stock. The treated soil of the affected plant(s) and planting pit shall be treated with activated charcoal and other soil amendments required to enhance the potential survival and growth of the existing or replacement plants The treatment and materials shall be furnished at no cost to the owner.

4.Tree and Shrub Care

Once every two years, in the spring no earlier than February 15th, shrubs and groundcovers should be cut back hard to encourage fresh growth. Plant trimming in this manor should be scheduled to revolve so that all the plants are not trimmed at the same time. The timing should be sequential.

a. Maintain troes and shrubs in a healthy, growing condition by performing necessary operations, including the following:

b. All tree and shrub wells will be maintained for retention of water. In turf areas, an area of no growth around trunks shall be maintained.

c. Accent plants like red yucca should never be trimmed except to remove dead flower stalks. Accent plants should never be cut back hard.

d. Trimming and Pruning: The Contractor shall be notified four (4) weeks in advance to schedule trimming of all trees in contracted areas, and will receive owner approval prior to commencing Work. Schedule shall include the trees to be trimmed and the proposed dates of the trimming. The owner reserves the right to accept, reject or modify this trimming schedule. Prune and shape only as necessary to maintain natural shaped plant. Pruning of the massing of groundcovers should create a carpet and intermingling of plants. This is the desired natural look of groundcover. No balling or sheering of shrubs or groundcover to be done. Trimming and pruning to be done by hand only.

e. Staking and Guying: Staking of trees only to be done if necessary and shall be done for a short of a time as possible. Stakes and guys on trees are to be inspected weekly or immediately following a storm event. Stakes and guys are to be adjusted or removed as necessary. Any new staking or guying needed shall be considered incidental to this contract including the purchase of guy wire

9

Riverwalk Landscape Maintenance General Items June 4, 2018 (except in cases of reportedvandalism) and not an extra paid for by the Owner. All tree stakes, guys and ties shali be maintained to properly support the tree. They shall be inspected a minimum of once every 60 days to prevent girding or chafing of trunks or branches or rubbing which may cause bark wounds. f. All plantings shall be trimmed so as not to conflict with pedestrian or vehicular traffic and to maintain clear, safe site distances. Sidewalks shall remain clear at all times, and tree limbs shall have a minimum seven foot clearance over the traveled way. All trimmings shall be disposed of as debris. g. Tree structure with multiple branches is to be maintained to keep natural multiple branching asthenic. 5. Pest Control a Spraying or dusting shall only be required when necessary to prevent a plant or tree from being damaged by an organism that can normally be controlled only by spraying or dusting. When spraying or dusting is required, special care shall be exercised to prevent unnecessary discomfort to the people in the area. b. The Contractor shall establish a continuing program to control pests includ'ing ants and rodents and submit the program to the owner for approval. Requests for approval must include the following information: The pest to be controlled, method of control and product labels. The Contractor shall complete a Pesticide Spray Log for any pesticides used and submit with monthly payment invoices. When spraying or dusting, the instructions on the label shall be followed explicitly and special care shall be exercised In application. The Contractor is responsible to provide all labor, pesticide chemicals and equipment necessary for pest control, preferably this will be done on weekends. 6. Replanting a. Whenever a plant. shrub, or tree dies as a result of vandalism, storm damage, age, or uncontrollable pest or disease, the owner may. at its option, furnish a replacement, for said plant, shrub, or tree. If the plant, shrub or tree dies as a result of neglect, inadequate care or inadequate maintenance, the replacement item and required labor shall be provided by the Contractor at his expense. The owner At its sole discretion, shall determine whether a plant, shrub or tree needs to be replaced and the Contractor shall obtain the owner's approval before replanting. 7. Fertilizing a. The Contractor shall submit a schedule for fertilization of contracted areas and receive owner approval prior lo commencing work. Fertilizer shall be applied at least three (3) times per contract year for turf areas. This will be done once in the months of May, June, and again in the month of August. preferably on the weekends unless otheiwise designated by the owner. All trees, shrubs, and ground cover will be fertilized in late fall. Schedule shall include the type of fertilizer to be used and the proposed date and rate of application. The 10

Riverwalk_ landscape Maintenance General Items June 4, 2018 maintenance contractor will purchase and supply the lype and quantity of fertilizer material needed. The owner reserves the right to accept reject or modify this fertilization schedule. ll

Exhibit L

Recorded Easement Agreements and Notices of Utility Locations

1. Notice of Utility Location (Water Line) (Arizona Design Center) made by Apex 7350 North Dobson, L.L.C., an Arizona limited liability company, on June 21, 2012, and recorded June 27, 2012 with the Maricopa County, Arizona, Recorder's Office as Document No. 2012-0562888.

2. Notice of Utility Location (Water and Sewer Lines) (Buildings M & N) made by Apex 7500/7580 North Dobson Road, L.L.C., an Arizona limited liability company, on June 21, 2012, and recorded June 27, 2012 with the Maricopa County, Arizona, Recorder's Office as Document No. 2012-0562889.

3. Notice of Utility Location (Water Line) (Hampton Inn) made by Apex 9550 East Indian Bend, L.L.C., an Arizona limited liability company, on June 21, 2012, and recorded June 27, 2012 with the Maricopa County, Arizona, Recorder's Office as Document No. 2012-0562890.

4. Notice of Utility Location (Water and Sewer Lines) (Medicis) made by made by Apex 7720 North Dobson, L.L.C., an Arizona limited liability company, on June 21, 2012, and recorded June 27, 2012 with the Maricopa County, Arizona, Recorder's Office as Document No. 2012-0562891.

5. Easement Agreement by and among Apex Park at Pima, L.L.C., an Arizona limited liability company, Apex 9500 East Indian Bend, L.L.C., an Arizona limited liability company, Riverwalk Property Owners Association, Inc., an Arizona corporation, and 30 West Pershing, L.L.C., a Missouri limited liability company, made on July 16, 2013, and recorded July 16, 2013 with the Maricopa County, Arizona, Recorder's Office as Document No. 20130647899.

6. Amended and Restated Access and Utilities Easement Agreement by and between Apex Park at Pima, L.L.C., an Arizona limited liability company, and Apex 7720 North Dobson, L.L.C., an Arizona limited liability company, made on or about June, 2018, and recorded with the Maricopa County, Arizona, Recorder's Office prior to the recording of the Second Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk.

LINE TABLE LINE BEARING LENGTH L1 N89.58·01 ·w 55.00 L2 soo·o1 •59"W 310.86 L3 s70·54'16"W 205.72 L4 SOO"OO'OO"E 330.65 L5 S89"43' 42"W 253.88 L6 Noo·oo·oo·E 58.07 L7 S74"04'36"W 113.81 L8 S36"39'55"W 59.23 L9 N53"20'05"W 10.16 L10 N72"56'48"E 111.55 CURVE TABLE CURVE I DELTA I RADIUS I ARC I CHORD C1 I 40"34'46" I 200.00 I 141.65 I S33"02'41"E 138.71 C2 I 33·15'39• I 200.00 I 116.10 I S5618'58"W 11448 SIIIG TOP GOLF SURVEY INNOVATION with Parking Expansion GROUP, INC AT RNERWALKS.R.P.M. INDIAN COMMUNITY Pll(480)92207BO LandS-ymgs..v#cesFx(480)9220781 JOl3# 03-127 DWG:#3127 TOPGOI.F-ADO DATE: 4/2/18 22425N.16111St,Ste.#1,PHOENIX,AZ85260 SCALE: N.T.S. DRAWN: ELS CHECK: JAS SHEET: 2 Of" 2

09/13/2007 14:53 FAX 6022406325

AZ CORPORATION COMMISSION
FILED

SEP 04 2007

FILE NO 1391640-1

EXHIBIT "H"

AZ Corp. Commission
02152535

ARTICLES OF INCORPORATION

OF

RIVERWALK PROPERTY OWNERS ASSOCIATION, INC.

(Arizona Non-Profit Corporation)

1. Name. The name of the Corporation is: Riverwalk Property Owners Association, Inc.

2. Character of Affairs. The character of affairs of the Corporation will be to own, maintain and manage the Common Area and Common Elements within that certain real estate development located in Maricopa County, State of Arizona and commonly referred to as Riverwalk and to perform all duties and exercise all rights imposed upon, or granted or permitted to the Corporation by these Articles of Incorporation or by the Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (the "Declaration") recorded in the office of the Maricopa County Recorder. Any capitalized terms not otherwise defined herein shall have the meanings assigned to them by the Declaration. This Corporation does not contemplate pecuniary gain or profit to its Members.

   The Corporation shall have the right to do and perform such acts and transact such business in connection with the foregoing objects and purposes as may be necessary, required or appropriate, and to transact any and all lawful business for which nonprofit corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time; provided, however, that such business shall conform with the tax-exempt organization requirements of Section 528 of the Internal Revenue Code of 1986, as amended.

3. Board of Directors. The initial Board of Directors shall consist of three (3) directors. The names and addresses of the persons who are to serve as directors until the first annual meeting of the Members, or until their successors are elected and shall qualify are:

Samuel Gould
7500 N. Dobson Rd., #151
Scottsdale, AZ 85256

Ronald Siegel
7500 N. Dobson Rd., #151
Scottsdale, AZ 85256

Lawrence M. Freedman
7500 N. Dobson Rd., #151
Scottsdale, AZ 85256

AZ CORPORATION COMMISSION
FILED

SEP 13 2007

FILE NO 1391401

DB02/768383.0006/7754131.2

09/13/2007 14:54 FAX 6022408925 ll] 007/00·B , I· 4. The number of person• to serve on the Board of Directors thereafter shall be fix:ed by the I Aylaw�. s. lndemnJfication: The power of indemnification under the Arizona Revised Statutes shall not be denied or limited by the Bylaws. 6. Known Place of Business. (In Ariiona). The ,treet 11ddress of the known place of busine9s of the Corpor111lonis: 7S00N. Dobson Rd., #151 Scot15d�le,AZ 8$256 7. StatutazyAgent. The name and address of the st�t>.1toryagent of theCorpora1ion is: M & H Agent Services, Inc, l &50 North Central Avenue, Suite 2100 Phoenix, Arizona 85004, 8. Incorporator. The name and address of'the lncorpora1or is: L1nvrenc,e C. Petrowski Stinson Morrison Hecker LLP 1850 N. Central Avenue, Suite 2100 Phoenix, AZ 85004-4584 9. Powers, Duties and Responsibilities of lncorporator. All powers, duties and rosponsibilities of the incorporator shall cease at the time of delivery of these Articles of Incorporation to the ArizonaCorpor�tion Commission. 10. Members: The Corporationwill h1.ve Membets. SIGNED AND DATED: September�. 2007 Lawren�C. Potrowski Incorporator ACCEPTANCE OF APPOTNTMENTBY STATUTORY AGBNT The undersigned hereby ncknowledges Md accepts the appointment �s statutory agent of the above-named Corporation effective this1fday of September, 2007, M & H Agent Service�, Inc. -2-

03/13/2007 14:54 FAX 6022408925 006/008

NONPROFIT
CERTIFICATE OF DISCLOSURE
Pursuant to A.R.S. § 10-3202 (D)

Riverwalk Property Owners Association, Inc.
EXACT CORPORATE NAME

A. Has any person serving either by election or appointment as officer, director, trustee, or incorporator in the corporation:
1. Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
2. Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
3. Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:
   (a) involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or
   (b) involved the violation of the consumer fraud laws of that jurisdiction?; or
   (c) involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes ______ No X

B. IF YES, the following information MUST be attached:

1. Full name and prior name(s) used.
2. Full birth name.
3. Present home address.
4. Prior addresses (for immediate preceding 7-year period).
5. Date and location of birth.
6. Social Security number.
7. The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C. Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity in any other corporation in any jurisdiction on the bankruptcy, receivership, charter revocation, administrative dissolution or judicial dissolution of the other corporation?

Yes ______ No X

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES", YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:
1. Name and address of the corporation.
2. Full name, including alias and address of each person involved.
3. State(s) in which the corporation:
   (a) Was incorporated.
   (b) Has transacted business.
4. Dates of corporate operation.
5. A description of the bankruptcy, receivership or charter revocation, including the date, court or agency and the file or cause number of the case.

D. The fiscal year end adopted by the corporation is December 31

Under penalties of law, the undersigned incorporators/officers declare that we have examined this Certificate, including any attachments, and to the best of our knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY [signature] DATE 4 Sep 07 BY ______ DATE ______

TITLE Incorporator TITLE ______

BY ______ DATE ______ BY ______ DATE ______

TITLE ______ TITLE ______

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE.
(If more than four incorporators, please attach remaining signatures on a separate sheet of paper.)

If within sixty (60) days, any person becomes an officer, director, or trustee and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by all incorporators, or if officers have been elected, by a duly authorized officer.
FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

CF: 0001 - Non-Profit
Rev: 10/2006

Arizona Corporation Commission
Corporations Division

EXHIBIT "I"

RIVERWALK

FREESTANDING SIGN LOCATION PLAN

PLACEMENT ZONES

1. FREEWAY IDENTIFICATION PYLONS
2. BOUNDARY MARKERS
3. OFFICE/COMMERCIAL MONUMENTS
   A – PROJECT ONLY
   B – MULTI-TENANT
   C – MULTI AND SINGLE TENANT
4. RETAIL/MULTI-TENANT MONUMENTS
5. VEHICULAR DIRECTIONAL SIGN (NOT SHOWN, INTERIOR TO SITE)
6. BUILDING DIRECTORY MONUMENTS (NOT SHOWN, INTERIOR TO SITE)
7. REGULATORY SIGNS (NOT SHOWN) (NOT SHOWN, INTERIOR TO SITE)


VIA DE VENTURA
FREEWAY 101
DOBSON ROAD
north
TALKING STICK WAY

Shown are existing and proposed sign locations as of 05/16/2016. Additional signs will be added as site is developed.

Site plan and signage locations are conceptual. Refer to signage quantities in the Freestanding Sign Matrix.

CSP / 8

Rev. 05/16/2016

EXHIBIT "J"



VIA DE VENTURA
DOBSON ROAD
APEX PARK AT PIMA, L.L.C.
APEX 7720 NORTH DOBSON, L.L.C.
APEX PARK AT PIMA, L.L.C.
APEX PARK AT PIMA, L.L.C.
APEX 7500/7580 NORTH DOBSON, L.L.C.
APEX 7350 NORTH DOBSON, L.L.C.
APEX PARK AT PIMA, L.L.C.
APEX 9500 EAST INDIAN BEND, L.L.C.
APEX PARK AT PIMA, L.L.C.
APEX 9550 EAST INDIAN BEND, L.L.C.
APEX PARK AT PIMA, L.L.C.
N.T.S.
TALKING STICK WAY
REGISTERED LAND SURVEYOR
CERTIFICATE NO
41894
ERIC L. SOSTROM
Date Signed 5-14-18
ARIZONA U.S.A.
EXPIRES 3/31/2020

SIG
SURVEY INNOVATION GROUP, INC
Land Surveying Services

DECLARATION OF EASEMENTS
RIVERWALK
SCOTTSDALE, ARIZONA

JOB #13-127	DWG: DEC.ESMTS-COVER		DATE 5/14/18
SCALE: NTS	DRAWN: ELS	CHK: JAS	SHEET 1 OF 1

PRIVATE ROADWAY AT RIVERWALK May 14, 2018 SALT RIVER- PIMA - MARICOPA Job No. 2003-127 INOIAN COMMUNITY Page 1 of 2 AN EASEMENT LOCATED IN THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET; THENCE SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, ALONG THE SOUTH LINE OF SAID EAST HALF, A DISTANCE OF 856.53 FEET; THENCE NORTH 00 DEGREES 16 MINUTES 23 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 215.00 FEET; THENCE NORTH 44 DEGREES 51 MINUTES 49 SECONDS EAST, A DISTANCE OF 77.97 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 152.82 FEET; THENCE NORTH 07 DEGREES 09 MINUTES 25 SECONDS EAST, A DISTANCE OF 71.17 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST, WITH A CHORD BEARING OF NORTH 31 DEGREES 26 MINUTES 40 SECONDS WEST, A CHORD DISTANCE OF 114.42 FEET; THENCE NORTHWESTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 159.50 FEET, THROUGH A CENTRAL ANGLE OF 42 DEGRE_ES 02 MINUTES 13 SECONDS, A DISTANCE OF 117.02 FEET; THENCE NORTH 53 DEGREES 20 MINUTES 05 SECONDS WEST, A DISTANCE OF 171,25 FEET TO A POINT OF CURVE TO THE RIGHT; THENCE NORTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 240.50 FEET, THROUGH A CENTRAL ANGLE OF 40 DEGREES 40 MINUTES 04 SECONDS, A DISTANCE OF 170.70 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE EAST, WITH A CHORD BEARING OF NORTH 11 DEGREES 45 MINUTES 00 SECONDS EAST, A CHORD DISTANCE OF 556.97 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 697.87 FEET, THROUGH A CENTRAL ANGLE OF 47 DEGREES 02 MINUTES 16 SECONDS, A DISTANCE OF 572.93 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHEAST, WITH A CHORD BEARING OF NORTH 56 DEGREES 07 MINUTES 07 SECONDS EAST, A CHORD DISTANCE OF 139_25 FEET; THENCE NORTHEASTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 240.50 FEET, THROUGH A CENTRAL ANGLE OF 33 DEGREES 39 MINUTES 20 SECONDS, A DISTANCE OF 141.27 FEET; THENCE NORTH 72 DEGREES 56 MINUTES 48 SECONDS EAST, A DISTANCE OF 60.54 FEET TO THE POINT OF A NON-TANGENT CLJRVE CONCAVE TO THE WEST, WITH A CHORD BEARING OF SOUTH 17 DEGREES 03 MINUTES 12 SECONDS EAST, A CHORD DISTANCE OF 81.00 FEET; THENCE SOUTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 56.00 FEET, THROUGH A CENTRAL ANGLE OF 267 DEGREES 21 MINUTES 32 SECONDS, A DISTANCE OF 261.31 FEET; Survey Innovation Group, Inc. H: \Jobs\200312003-127 1 Of & INDIAN BENO\DOCSILEGAlSIVARIOUS ESMTS\MAINT. ESMTS\#03127PvtROWY I _doc

Page 2 of2 THENCE SOUTH 72 DEGREES 56 MINUTES 48 SECONDS WEST, A DISTANCE OF 60.54 FEET TO A POINT OF CURVE TO THE LEFT; THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 159.50 FEET, THROUGH A CENTRAL ANGLE OF 32 DEGREES 42 MINUTES 25 SECONDS, A DISTANCE OF 91.05 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE. EAST, WITH A CHORD BEARING OF SOUTH 11 DEGREES 38 MINUTES 25 SECONDS WEST, A CHORD DISTANCE OF 488.90 FEET; THENCE SOUTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 616.87 FEET,, THROUGH A CENTRAL ANGLE OF 46 DEGREES 41 MINUTES 29 SECONDS, A DISTANCE OF 502 70 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, WITH A CHORD BEARING OF SOUTH 33 DEGREES 06 MINUTES 24 SECONDS EAST, A CHORD DISTANCE OF 110.30 FEET; THENCE SDUTHEASTERL Y ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 159.50 FEET, THROUGH A CENTRAL ANGLE OF 40 DEGREES 27 MINUTES 21 SECONDS, A DISTANCE OF 112.62 FEET; THENCE SOUTH 53 DEGREES 20 MINUTES 05 SECONDS EAST, A DISTANCE OF 171.81 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST, WITH A CHORD BEARING OF SOUTH 31 DEGREES 55 MINUTES 45 SECONDS EAST, A CHORD DISTANCE OF 169.99 FEET; THENCE SOUTHEASTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 240.50 FEET, THROUGH A CENTRAL ANGLE OF 41 DEGREES 23 MINUTES 29 SECONDS, A DISTANCE OF 173.74 FEET; THENCE SOUTH 13 DEGREES 17 MINUTES 28 SECONDS EAST, A DISTANCE OF 74.41 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 168.50 FEET; THENCE SOUTH 45 DEGREES 08 MINUTES 11 SECONDS EAST, A DISTANCE OF 77.60 FEET TO THE POINT OF BEGINNING. Survey lnoovation Group, Inc H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCSILEGALSIVARIOUS ESMTS\MAINT. ESMTS\#03127 PvtRDWY1.doc

L11
C5
C4
C6 L13
81'
22' RDWY 22'
EASEMENT
CROSS-SECTION (TYP)
APEX 9500 EAST INDIAN BEND, L.L.C.
C3
C7
N.T.S.
E.1/4 COR. SEC.6., T.2N., R.5E. 1/2" REBAR, #35833
C8
C2
L17
L7
C9
C1
L19
L5
105'
L4
L20
L3
L21
POINT OF BEGINNING
L2
L1
856.53'
N00°01'59"E 2637.30'
DOBSON ROAD
POINT OF COMMENCEMENT S.E. COR., SEC.6., T.2N., R.5E.
BASIS OF BEARING S89°43'37"W 2637.87'
S.1/4, SEC.6., T.2N., R.5E.
TALKING STICK WAY
REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
ARIZONA U.S.A.
EXPIRES 3/31/2020

S|I|G
SURVEY INNOVATION GROUP, INC
Land Surveying Services

PRIVATE ROADWAY EASEMENT
RIVERWALK
SCOTTSDALE, ARIZONA

JOB #13-127	DWG: PvtRDWY1		DATE 5/14/18
SCALE: NTS	DRAWN: ELS	CHK: JAS	SHEET 1 OF 2

LINE TABLE		
LINE	DIRECTION	LENGTH
L1	N0°16'23"W	55.00'
L2	S89°43'37"W	215.00'
L3	N44°51'49"E	77.97'
L4	N0°00'00"E	152.82'
L5	N7°09'25"E	71.17'
L7	N53°20'05"W	171.25'
L11	N72°56'48"E	60.54'
L13	S72°56'48"W	60.54'
L17	S53°20'05"E	171.81'
L19	S13°17'28"E	74.41'
L20	S0°00'00"E	168.50'
L21	S45°08'11"E	77.60'

CURVE TABLE				
CURVE	DELTA	RADIUS	LENGTH	CHORD
C1	42°02'13"	159.50'	117.02'	N31°26'40"W 114.42'
C2	40°40'04"	240.50'	170.70'	N33°00'03"W 167.14'
C3	47°02'16"	697.87'	572.92'	N11°45'01"E 556.97'
C4	33°39'20"	240.50'	141.27'	N56°07'08"E 139.25'
C5	267°21'32"	56.00'	261.31'	S17°03'12"E 81.00'
C6	32°42'25"	159.50'	91.05'	S56°35'35"W 89.82'
C7	46°41'29"	616.87'	502.70'	S11°38'25"W 488.90'
C8	40°27'21"	159.50'	112.62'	S33°06'24"E 110.30'
C9	41°23'29"	240.50'	173.74'	S31°55'44"E 169.99'

REGISTERED LAND SURVEYOR
CERTIFICATE NO
41894
ERIC L.
SOSTROM
Date Signed 5-14-18
ARIZONA U.S.A.
EXPIRES 3/31/2020

S|I|G
SURVEY INNOVATION GROUP, INC
Land Surveying Services

PRIVATE ROADWAY EASEMENT
RIVERWALK
SCOTTSDALE, ARIZONA

JOB #13-127	DWG: PvtRDWY1		DATE 5/14/18
SCALE: NTS	DRAWN: ELS	CHK: JAS	SHEET 2 OF 2

PRIVATE ROADWAY
AT RIVERWALK
SALT RIVER – PIMA – MARICOPA
INDIAN COMMUNITY

May 15, 2018
Job No. 2003-127
Page 1 of 1

AN EASEMENT LOCATED IN THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 255.71 FEET;

THENCE NORTH 89 DEGREES 58 MINUTES 01 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE **POINT OF BEGINNING**;

THENCE NORTH 45 DEGREES 07 MINUTES 12 SECONDS WEST, A DISTANCE OF 28.21 FEET;

THENCE SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 836.36 FEET;

THENCE NORTH 13 DEGREES 17 MINUTES 28 SECONDS WEST, A DISTANCE OF 76.98 FEET;

THENCE NORTH 89 DEGREES 43 MINUTES 37 SECONDS EAST, A DISTANCE OF 854.10 FEET;

THENCE NORTH 44 DEGREES 52 MINUTES 48 SECONDS EAST, A DISTANCE OF 28.36 FEET;

THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS WEST, A DISTANCE OF 115.00 FEET TO THE POINT OF **BEGINNING**.


REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed 5-15-18
ARIZONA U.S.A.

Survey Innovation Group, Inc.
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\VARIOUS ESMTS\MAINT. ESMTS\03127 PvtRDWY2.doc

LINE TABLE		
LINE	DIRECTION	LENGTH
L1	N89°58'01"W	55.00'
L2	N45°07'12"W	28.21'
L3	S89°43'37"W	836.36'
L4	N13°17'28"W	76.98'
L5	N89°43'37"E	854.10'
L6	N44°52'48"E	28.36'
L7	S0°01'59"W	115.00'



℄
22'
RDWY
22'
EASEMENT

CROSS-SECTION (TYP)



E.1/4 COR.
SEC.6., T.2N., R.5E.
1/2" DIAMETER REBAR, #35833
DOBSON ROAD
N00°01'59"E 2637.30'
N.T.S.
APEX 9550 EAST
INDIAN BEND, L.L.C.
75'
L5
L6
L4
L7
L3
L2
L1
POINT OF
BEGINNING
255.71'
S.1/4, SEC.6.,
T.2N., R.5E.
BASIS OF BEARING S89°43'37"W 2637.87'
TALKING STICK WAY
POINT OF COMMENCEMENT
S.E. COR., SEC.6., T.2N., R.5E.

REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed 5-15-18
ARIZONA U.S.A.
EXPIRES 3/31/2020

S|I|G
SURVEY INNOVATION GROUP, INC
Land Surveying Services

PRIVATE ROADWAY EASEMENT
RIVERWALK
SCOTTSDALE, ARIZONA

JOB #13-127	DWG: PvtRDWY2		DATE 5/15/18
SCALE: NTS	DRAWN: ELS	CHK: JAS	SHEET 1 OF 1

PRIVATE ROADWAY AT RIVERWALK May 14, 2018 SALT RIVER - PIMA - MARICOPA Job No. 2003-127 INDIAN COMMUNITY Page 1 of 1 AN EASEMENT LOCATED IN THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 6 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCR'IBED AS FOLLOWS COMMENCING AT A FOUND ALUMINUM CAP IN A HANOHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HANO HOLE AT THE SOUTH! QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET: THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 2, 150,02 FEET; THENCE NORTH 89 DEGREES 58 MINUTES 01 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE POINT OF BEGINNING: THENCE NORTH 44 DEGREES 59 MINUTES 00 SECONDS WEST, A DISTANCE OF 56.55 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 1,291.21 FEET TO THE POINT OF A r-lON-TANGENTCURVE CONCAVE TO THE WEST, WITH A CHORD BEARING OF NORTH 11 DEGREES 56 MINUTES 07 SECONDS EAST, A CHORD DISTANCE OF 82.79 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 4,62366 FEET, THROUGH A CENTRAL ANGLE OF 01 DEGREES 01 MINUTES 33 SECONDS, A DISTANCE OF 82 79 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 682.84 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 3.00 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 571,00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 3.00 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 20.29 FEET; THENCE NORTH 45 DEGREES 01 MINUTES 00 SECONDS EAST, A DISTANCE OF 56.58 FEET; THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS WEST, A DISTANCE OF 161.00 FEET TO THE POINT OF BEGINNING. Survey Innovation Group, Inc. H:\JObs\2003\2003-127 101 & INOIAN BEND\DOCS\LEGALS\VARIOUS ESMTS\MAINT. ESMTS\#03127 PvtRDWY3.doc

------�--- -- ; i ; : � : _j 22' r-RDWY-i 22' ! ;.--EASEMENT--; CROSS--SifCTION{TYf'l l.=al.:i'�" =462-::'l.66' ts=- ".01',:W LINE TABLE LINE DIRECTION :..ENGTH L1 N89.58'01 "W 55.00' L2 N44'59'QO"W 56.55' L3 N9o·oo·oo"w 1291.21' L5 N9o·oo·oo"E 682.84' L6 so·oo·oo·E 3.00' s. V4, SW.ti.. POJMT oP ��r 51':C..Q.., R;�E L7 N9o·oo·oo·E 571.00' f;�· K.!iE. S".£. ccn.. -r:m., L8 NO"OO'QO"E 3.00' BA'SllS Of &ARINC. _S89l45'37"W 2557.B?" L9 N90"00'00"E 20.29' TALKING STICK WAY L10 N4s·o1·oo"E 56.58' L11 so·o1•59•w 161.00' PRliVATE ROADWAY EASEMENT SIIIG, RIVERWALK $\IRVcl"' iNNOVATlQN SCOTTSDALE ARIZONA �OlJ:P, INC JOB/I 03127 OWG: PvtROWYS DA"TE: 5/H/18 1.,o;1·�� SCALE: NTS DRAWN: ELS CHECK: JAS SHEET: 1 OF 1

PRIVATE ROADWAY AT RIVERWALK May 14, 2018 SALT RIVER- PIMA- MARICOPA Job No. 2003-127 INDIAN COMMUNITY Page 1 of 2 iffifs313, AN EASEMENT LOCATED IN THE EAST HALF OF SECTION 6, TOWNSHIP 2 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET; THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 2,637.30 FEET TO THE EAST QUARTER OF SAID SECTION 6; THENCE NORTH 00 DEGREES 05 MINUTES 40 SECONDS EAST, ALONG THE EAST LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 1,025.93 FEET; THENCE NORTH 89 DEGREES 54 MINUTES 20 SECONDS WEST, A DISTANCE OF 55.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH: 44 DEGREES 57 MINUTES 10 SECONDS WEST, A DISTANCE OF 70.65 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 419.75 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, WITH A CHORD BEARING OF NORTH 60 DEGREES 35 MINUTES 56 SECONDS WEST, A CHORD DISTANCE OF 224.11 FEET; THENCE NORTHWESTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 222.61 FEET, THROUGH A CENTRAL ANGLE OF 60 DEGREES 26 MINUTES 47 SECONDS, A DISTANCE OF 234.85 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE NORTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 141.61 FEET, THROUGH A CENTRAL ANGLE OF 41 DEGREES 44 MINUTES 50 SECONDS, A DISTANCE OF 103.18 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 11.81 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 189.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 5.00 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 333.25 FEET TO THE EASTERLY RIGHT OF WAY LINE OF LOOP 101 FREEWAY; THENCE NORTH 00 DEGREES 01 MINUTES 19 SECONDS WEST, ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 54.39 FEET; THENCE NORTH 00 DEGREES 04 MINUTES 54 SECONDS EAST, ALONG SAID EASTERLY RIGHT OF WAY UNE. A DISTANCE OF 26.61 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 475.57 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST, WITH A CHORD BEARING OF SOUTH 60 DEGREES 35 MINUTES 56 SECONDS EAST, A CHORD DISTANCE OF 224.11 FEET; Survey InnovationGroup, Inc. H:\Jobs\200312003-127 101 & INDIAN BENDIDOCSltEGALS\VARIOUS ESMTS\MAINT. ESMTS\#03127 PvtROWY4.doc

Page 2 of 2

THENCE SOUTHEASTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 222.61 FEET, THROUGH A CENTRAL ANGLE OF 60 DEGREES 26 MINUTES 47 SECONDS, A DISTANCE OF 234.85 FEET TO A POINT OF REVERSE CURVE TO THE LEFT;

THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 141.61 FEET, THROUGH A CENTRAL ANGLE OF 60 DEGREES 39 MINUTES 19 SECONDS, A DISTANCE OF 149.91 FEET;

THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 420.53 FEET;

THENCE NORTH 45 DEGREES 02 MINUTES 50 SECONDS EAST, A DISTANCE OF 70.77 FEET;

THENCE SOUTH 00 DEGREES 05 MINUTES 40 SECONDS WEST, A DISTANCE OF 181.00 FEET TO THE POINT OF **BEGINNING**.


REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed
ARIZONA U.S.A.

Survey Innovation Group, Inc
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\VARIOUS ESMTS\MAINT. ESMTS\#03127 PvtRDWY4.doc

A.D.O.T. LOOP 101 FREEWAY
76' AVOIDING PARKING CURB
L12
L11
L10
L9
L7
L8
L6
C4
C3
C5
C2
81'
L15
L3
L16
L17
L2
L1
L19
L18
N.E. COR. SEC.6., T.2N., R.5E.
N00°05'40"E 2823.15'
DOBSON ROAD
APEX 7720 NORTH DOBSON, L.L.C.
POINT OF BEGINNING
E.1/4 COR. SEC.6., T.2N., R.5E. 1/2" REBAR, #35833
22'
RDWY
22'
EASEMENT
CROSS-SECTION (TYP)
S.1/4, SEC.6., T.2N., R.5E.
POINT OF COMMENCEMENT S.E. COR., SEC.6., T.2N., R.5E.
TALKING STICK WAY
BASIS OF BEARING S89°43'37"W 2637.87'
REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L. SOSTROM
ARIZONA U.S.A.
EXPIRES 3/31/2020
N.T.S.
S|I|G
SURVEY INNOVATION GROUP, INC
Land Surveying Services
PRIVATE ROADWAY EASEMENT
RIVERWALK
SCOTTSDALE, ARIZONA
JOB# 03127
DWG: PvtRDWY4
DATE: 5/14/18
SCALE: NTS
DRAWN: ELS
CHECK: JAS
SHEET: 1 OF 2

LINE TABLE LINE DIRECTION LENGTH L1 Na9•54•2o·w 55.00' L2 N44'57'10"W 70.65' L3 N9o·oo·oo·w 419.75' l6 No·oo·oo"E 11.81' CURVE TABLE L7 N9o·oo·oo·w 189.00' CURVE DELTA RADIUS LENGTH CHORD LB so·oo·oo"E 5.00' C2 50·25•4r 222.61' 234.85' N60"35'56"W 224.11' L9 N901>0'00"W 333.25' C3 41'44'50" 141.61' 103.18' N5114'57"W 100.91' L10 No·o1•19•w 54.39' C4 50·25'47" 222.61' 234.85' sso·3s•ss"E 224.11' Lll No·o4•54"E 26.61' cs 50·39•19• 141.61' 149.91' s50·42•11"E 143_01· L12 N9o·oo·oo·E 475.57' L15 N9o·oo·oo·E 420.53' L16 N45·02•5o"E 70.77' L17 s0·05•4o•w 181.00' L18 No·o1•59"E 2637.30' L19 N0-05'40"E 1025.9.3' PRIVATE ROADWAY EASEMENT SIIIG RIVERWALK SURVEY INNOVATION SCOTTSDALE, ARIZONA GROUP,INC ,.,_, JOB# 03127 DWC: PvtRDWY4 DATE: 5/14/18 __ SCALE; NTS DRAWN: ELS CHECK: JAS SHE:IT: 2 OF2

PRIVATE ROADWAY AT RIVERWALK May 14, 20118 SALT RIVER - PIMA - MARICOPA Job No. 2003-127 INOl,ANCOMMUNITY COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637.87 FEET; THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 2,254.00 FEET: THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 700.55 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID LINE, A DISTANCE OF 86 14 FEET; THENCE NORTH 10 DEGREES 45 MINUTES 09 SECONDS EAST, A DISTANCE OF 124.05 FEET; THENCE NORTH 06 DEGREES 50 MINUTES 28 SECONDS WEST, A DISTANCE OF 67.07 FEET; THENCE NORTH 08 DEGREES 56 MINUTES 33 SECONDS EAST, A DISTANCE OF 70.11 FEET TO THE POINT OF A NON-TANGENT CURVECONCAVE TO THE EAST, WITH A CHORD BEARING OF NORTH 13 DEGREES 04 MINUTES 24 SECONDS EAST, A CHORD DISTANCE OF 68.74 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 103.54 FEET, THROUGH A CENTRAL ANGLE OF 38 DEGREES 46 MINUTES 35 SECONDS, A DISTANCE OF 70.07 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 36.80 FEET, THROUGH A CENTRAL ANGLE OF 69 DEGREES 30 MINUTES 21 SECONDS, A DISTANCE OF 44.64 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; THENCE NORTHERLY ALONG SAID CURVE, HAVJNG A RADIUS OF 50.28 FEET, THROUGH A CENTRAL ANGLE OF 54 DEGREES 10 MINUTES 53 SECONDS, A DISTANCE OF. 47.55 FEET; THENCE NORTH 17 DEGREES 08 MINUTES 12 SECONDS EAST, A DISTANCE OF 32.99 FEET; THENCE NORTH 38 DEGREES 33 MINUTES 54 SECONDS EAST, A DISTANCE OF 26.38 FEET; THENCE NORTH 04 DEGREES 08 MINUTES 40 SECONDS EAST, A DISTANCE OF 203.43 FEET TO A POINT OF CURVE TO THE RIGHT; THENCE NORTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 30.00 FEET, THROUGH A CENTRAL ANGLE OF 99 DEGR.EES 58 MINUTES 52 SECONDS, A DISTANCE OF 52.35 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE EASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 37.20 FEET, THROUGH A CENTRAL ANGLE OF 37 DEGREES ·08 MINUTES 42 SECONDS, A DISTANCE OF 24.12 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; SurveyInnovation Group, Inc, H:IJobs\2003\2003-127 101 & INDIAN BEND\OOCS\LEGALSWARIOUSESMTSIJ'v1AINT. ESMTS\#03127 Wtr Maint.aoc

Page 2 of 7

THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 13.31 FEET, THROUGH A CENTRAL ANGLE OF 103 DEGREES 25 MINUTES 54 SECONDS, A DISTANCE OF 24.03 FEET;

THENCE SOUTH 09 DEGREES 35 MINUTES 16 SECONDS EAST, A DISTANCE OF 21.36 FEET TO A POINT OF CURVE TO THE RIGHT;

THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 95.34 FEET, THROUGH A CENTRAL ANGLE OF 09 DEGREES 52 MINUTES 54 SECONDS, A DISTANCE OF 16.44 FEET TO A POINT OF REVERSE CURVE TO THE LEFT;

THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 77.53 FEET, THROUGH A CENTRAL ANGLE OF 18 DEGREES 06 MINUTES 02 SECONDS, A DISTANCE OF 24.49 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT;

THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 83.15 FEET, THROUGH A CENTRAL ANGLE OF 22 DEGREES 57 MINUTES 17 SECONDS, A DISTANCE OF 33.31 FEET TO A POINT OF REVERSE CURVE TO THE LEFT;

THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 41.61 FEET, THROUGH A CENTRAL ANGLE OF 54 DEGREES 46 MINUTES 06 SECONDS, A DISTANCE OF 39.77 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT;

THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 2.96 FEET, THROUGH A CENTRAL ANGLE OF 106 DEGREES 30 MINUTES 13 SECONDS, A DISTANCE OF 5.50 FEET;

THENCE SOUTH 56 DEGREES 53 MINUTES 01 SECONDS WEST, A DISTANCE OF 17.78 FEET TO A POINT OF CURVE TO THE RIGHT;

THENCE WESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 28.76 FEET, THROUGH A CENTRAL ANGLE OF 28 DEGREES 24 MINUTES 23 SECONDS, A DISTANCE OF 14.26 FEET TO A POINT OF REVERSE CURVE TO THE LEFT;

THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 34.92 FEET, THROUGH A CENTRAL ANGLE OF 99 DEGREES 24 MINUTES 37 SECONDS, A DISTANCE OF 60.59 FEET;

THENCE SOUTH 14 DEGREES 07 MINUTES 13 SECONDS EAST, A DISTANCE OF 30.56 FEET TO A POINT OF CURVE TO THE RIGHT;

THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 35.37 FEET, THROUGH A CENTRAL ANGLE OF 39 DEGREES 33 MINUTES 23 SECONDS, A DISTANCE OF 24.42 FEET TO A POINT OF REVERSE CURVE TO THE LEFT;

THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 81.93 FEET, THROUGH A CENTRAL ANGLE OF 40 DEGREES 23 MINUTES 22 SECONDS, A DISTANCE OF 57.75 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE EAST, WITH A CHORD BEARING OF SOUTH 07 DEGREES 21 MINUTES 10 SECONDS EAST, A CHORD DISTANCE OF 29.73 FEET;

THENCE SOUTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 21.48 FEET, THROUGH A CENTRAL ANGLE OF 87 DEGREES 35 MINUTES 02 SECONDS, A DISTANCE OF 32.83 FEET

Survey Innovation Group, Inc
H:\Jobs\2003\2003-127 101 & INDIAN BEND\DOCS\LEGALS\VARIOUS ESMTS\MAINT. ESMTS\#03127 Wtr Maint.doc

Page 3 of7 "ill£s:J,311 TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE EAST, WITH A CHORD BEARING OF SOUTH 19 DEGREES 52 MINUTES 21 SECONDS WEST, A CHORD DISTANCE OF 40.69 FEET; THENCE SOUTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 79.51 FEET, THROUGH A CENTRAL ANGLE OF 29 DEGREES 39 MINUTES 02 SECONDS, A DISTANCE OF 41.15 FEET; THENCE SOUTH 05 DEGREES 02 MINUTES 50 SECONDS WEST, A DISTANCE OF 38.51 FEET TO A POINT OF CURVE TO THE RIGHT; THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 118.83 FEET, THROUGH A CENTRAL ANGLE OF 39 DEGREES 01 MINUTES 42 SECONDS, A DISTANCE OF 80.94 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 59.11 FEET, THROUGH A CENTRAL ANGLE OF 53 DEGREES 29 MINUTES 28 SECONDS, A DISTANCE OF 55.18 FEET; THENCE SOUTH 09 DEGREES 24 MINUTES 56 SECONDS EAST, A DISTANCE OF 44.90 FEET; THENCE SOUTH 13 DEGREES 28 MINUTES 26 SECONDS EAST, A DISTANCE OF 41.76 FEET; THENCE SOUTH 01 DEGREES 59 MINUTES 25 SECONDS WEST, A DISTANCE OF 28.84 FEET TO A POINT OF CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 33.81 FEET, THROUGH A CENTRAL ANGLE OF 44 DEGREES 36 MINUTES 06 SECONDS, A DtSTANCE OF 26.32 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 16.01 FEET, THROUGH A CENTRAL ANGLE OF 42 DEGREES 36 MINUTES 41 SECONDS, A DISTANCE OF 11.91 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 5. 74 FEET TO THE POINT OF BEGINNING. TOGETHER WITH; COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6, FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST, A DISTANCE OF 2637 .87 FEET; THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 2,637.30 FEET; THENCE NORTH 00 DEGREES 05 MINUTES 40 SECONDS EAST, ALONG THE EAST LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 1,125.59 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 629 56 FEET TO THE POINT OF BEGINNING ALSO TO BE KNOWN AS "POINT A"; Survey Innovation Group, Inc Hc\Jot,s\2003\2003-127 101 & INDIAN BENDIDOCS\LEGALS\VARIOUS ESMTSIMNNT. ESMTSl/103127Wtr Maint.doc

Page 4 of? THE CE SOUTH 35 DEGREES 46 MINUTES 39 SECONDS WEST, A DISTANCE OF 5.52 FEET TO A POINT OF CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 32 03 FEET, THROUGH A CENTRAL ANGLE OF 45 DEGREES 26 MINUTES 10 SECONDS. A DISTANCE OF 25.40 FEET; THENCE SOUTH 09 DEGREES 39 MINUTES 22 SECONDS EAST, A DISTANCE OF 15.98 FEET TO A POINT OF CURVE TO THE RIGHT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 11.43 FEET, THROUGH A CENTRAL ANGLE OF 28 DEGREES 35 MINUTES 21 SECONDS, A DISTANCE OF 5.70 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 31.93 FEET, THROI.JGHA CENTRAL ANGLE OF 53 DEGREES 05 MINUTES 30 SECONDS, A DISTANCE OF 29.59 FEET TO A POINT OF COMPOUND CURVE TO THE LEFT; THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 93.11 FEET, THROUGH A CENTRAL ANGLE OF 14 DEGREES 27 MINUTES 55 SECONDS, A DISTANCE OF 23 51 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 18. 72 FEET, THROUGH A CENTRAL ANGLE OF 40 DEGREES 46 MINUTES 53 SECONDS, A DISTANCE OF 13.32 FEET TO A POINT OF COMPOUND CURVE TO THE RIGHT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 57.38 FEET, THROUGH A CENTRAL ANGLE OF 22 DEGREES 36 MINUTES 43 SECONDS, A DISTANCE OF 22.65 FEET TO A POINT OF COMPOUND CURVE TO THE RIGHT; THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 89.69 FEET, THROUGH A CENTRAL ANGLE OF 30 DEGREES 58 MINUTES 19 SECONDS, A DISTANCE OF 48.48 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 32 96 FEET, THROUGH A CENTRAL ANGLE OF 48 DEGREES 21 MINUTES 47 SECONDS, A DISTANCE OF 27.82 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 24.91 FEET, THROUGH A CENTRAL ANGLE OF 28 DEGREES 16 MINUTES 18 SECONDS, A DISTANCE OF 12.29 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 40.99 FEET, THROUGH A CENTRAL ANGLE OF 31 DEGREES 17 MINUTES 06 SECONDS, A DISTANCE OF 22.38 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 8.30 FEET, THROUGH A CENTRAL ANGLE OF 89 DEGREES 44 MINUTES 39 SECONDS, A DISTANCE OF 13.00 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; Suf\'ey Innovation Group, Inc H:\Jobs\2003\2003-127 101 & INDIAN BEND\OOCSILEGALS\VAR!OUS ESMTSIMAINT. ESMTS\#03I27Wtr Maint.doc

Page 5 of 7 THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 21.88 FEET, THROUGH A CENTRAL ANGLE OF 73 DEGREES 11 MINUTES 54 SECONDS, A DISTANCE OF 27.95 FEET TO A POINT OF COMPOUND CURVE TO THE LEFT: THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 50.60 FEET, THROUGH A CENTRAL ANGLE OF 40 DEGREES 09 MINUTES 38 SECONDS, A DISTANCE OF 35.47 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT: THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 31.52 FEET, THROUGH A CENTRAL ANGLE OF 71 DEGREES 44 MINUTES 43 SECONDS, A DfSTANCE OF 39.47 FEET TO A POINT OF REVERSE CURVE TO THE LEFT: THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 32.23 FEET, THROUGH A CENTRAL ANGLE OF 50 DEGREES 30 MINUTES 47 SECONDS, A DtSTANCE OF 28.41 FEET TO A POINT OF COMPOUND CURVE TO THE LEFT: THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 90.32 FEET, THROUGH A CENTRAL ANGLE OF 23 DEGREES 28 MINUTES 44 SECONDS, A DISTANCE OF 37.01 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 55 90 FEET, THROUGH A CENTRAL ANGLE OF 68 DEGREES 08 MINUTES 14 SECONDS, A DtSTANCE OF 56.72 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 26.62 FEET, THROUGH A CENTRAL ANGLE OF 67 DEGREES 11 MINUTES 20 SECONDS, A DIST ANGE OF 31.22 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT: THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 41.79 FEET, THROUGH A CENTRAL ANGLE OF 37 DEGREES 14 MINUTES 35 SECONDS, A DtSTANCE OF 27.16 FEET TO A POINT OF COMPOUND CURVE TO THE RIGHT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RAIDIUSOF 25.91 FEET, THROUGH A CENTRAL ANGLE OF 41 DEGREES 02 MINUTES 55 SECONDS, A DISTANCE OF 18.56 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 44.31 FEET, THROUGH A CENTRAL ANGLE OF 31 DEGREES 00 MINUTES 24 SECONDS, A DfSTANCE OF 23.98 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, WITH A CHORD BEARING OF NORTH 46 DEGREES 12 MINUTES 29 SECONDS WEST, A CHORD DISTANCE OF 65.36 FEET; THENCE NORTHWESTERtY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 39.18 FEET, THROUGH A CENTRAL ANGLE OF 113 DEGREES 02 MINUTES 35 SECONDS, A DISTANCE OF 77.30 FEET TO A POINT OF REVERSE CURVE TO THE LEFT; THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 100.00 FEET, THROUGH A CENTRAL ANGLE OF 10 DEGREES 07 MINUTES 40 SECONDS, A DISTANCE OF 17.68 FEET; Surveylnn011alion Group, Inc H:\Jobs\200312003-127 101 & INDJAN BEND\DOCSILEGALSIVARIOUS ESMTS\MAINT. ESMTSV/0l127 WlrMaint.doe

Page 6 of 7 THENCE NORTH 00 DEGREES 11 MINUTES 09 SECONDS EAST, A DISTANCE OF 72.18- FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE EAST, WITH A CHORD BEARING OF NORTH 03 DEGREES 17 MINUTES 11 SECONDS WEST, A CHORD DISTANCE OF 69.26 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 115.98 FEET, THROUGH A CENTRAL ANGLE OF 34 DEGREES 44 MINUTES 44 SECONDS, A DISTANCE OF 70 33 FEET; THENCE NORTH 14 DEGREES 05 MINUTES 11 SECONDS EAST, A DISTANCE OF 5.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 36 SECONDS EAST, A DISTANCE OF 25.05 FEET; THENCE NORTH 18 DEGREES 27 MINUTES 03 SECONDS EAST, A DISTANCE OF 18.59 FEET TO A POINT OF CURVE TO THE LEFT: THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 25.52 FEET, THROUGH A CENTRAL ANGLE OF 45 DEGREES 32 MINUTES 53 SECONDS, A DtSTANCE OF 20.29 FEET TO A POINT OF REVERSE CURVE TO THE RIGHT; THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 69.47 FEET, THROUGH A CENTRAL ANGLE OF 20 DEGREES 26 MINUTES 34 SECONDS, A DISTANCE OF 24.79 FEET TO A POINT OF COMPOUND CURVE TO THE RIGHT; THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 37.66 FEET, THROUGH A CENTRAL ANGLE OF 46 DEGREES 56 MINUTES 24 SECONDS, A DISTANCE OF 30.85 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 13 SECONDS WEST, A DISTANCE OF 21 97 FEET; THENCE NORTH 00 DEGREES 02 MINUTES 16 SECONDS EAST, A DISTANCE OF 150.00 FEET; THENCE NORTH 34 DEGREES 40 MINUTES 26 SECONDS WEST, A DISTANCE OF 74.57 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 8.07 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 17.81 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE WEST, WITH A CHORD BEARING OF NORTH 10 DEGREES 29 MINUTES 15 SECONDS EAST, A CHORD DISTANCE OF 27.67 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 19.97 FEET, THROUGH A CENTRAL ANGLE OF 87 DEGREES 43 MINUTES 05 SECONDS, A DISTANCE OF 30.57 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 5.53 FEET TO A POINT OF CURVE TO THE LEFT; THENCE EASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 93.00 FEET, THROUGH A CENTRAL ANGLE OF 33 DEGREES 19 MINUTES 53 SECONDS, A DISTANCE OF 54.1 D FEET; THENCE SOUTH 84 DEGREES 25 MINUTES 14 SECONDS EAST, A DISTANCE OF 10.05 FEET; Survey Innovation Group, Inc H:\Jobs\200312003-127 101 & INOIAN BENO\DOCS\LEGALS\VARIOUS ESMTSIMAINT. ESMTS\1103127W(r Maint.doc

Page 7 of 7 THENCE SOUTHEASTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADtUS OF 200.61 FEET, THROUGH A CENTRAL ANGLE OF 19 DEGREES 17 MINUTES 01 SECONDS, A DISTANCE OF 67.52 FEET TO THE POINT OF BEGINNING. TOGETHER WITH: COMMENCING AT THE AFOREMENTIONED 'POINT A"; THENCE NORTH 35 DEGREES 46 MINUTES 39 SECONDS EAST, A DISTANCE OF 37.20 FEET TO THE POINT OF BEGINNING, ALSO BEING THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, OF WHICH THE RADIUS POINT BEARS NORTH 29 DEGREES 11 MINUTES 05 SECONDS EAST; THENCE NORTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 163.61 FEET, THROUGH A CENTRAL ANGLE OF 22 DEGREES 23 MINUTES 34 SECONDS, A DISTANCE OF 63.94 FEET; THENCE NORTH 41 DEGREES 24 MINUTES 52 SECONDS EAST, A DISTANCE OF 2.00 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE EAST, WITH A CHORD BEARING OF NORTH 09 DEGREES 04 MINUTES 12 SECONDS EAST, A CHORD DISTANCE OF 28.15 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 24.19 FEET, THROUGH A CENTRAL ANGLE OF 71 DEGREES 09 MINUTES 14 SECONDS, A DISTANCE OF 30 04 FEET TO A POINT OF COMPOUND CURVE TO THE RIGHT; THENCE NORTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 63.78 FEET, THROUGH A CENTRAL ANGLE OF 45 DEGREES 14 MINUTES 46 SECONDS, A DISTANCE OF 50.37 FEET TO A POINT OF COMPOUND CURVE TO THE RIGHT; THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 55.77 FEET, THROUGH A CENTRAL ANGLE OF 75 DEGREES 57 MINUTES 34 SECONDS, A DISTANCE OF 73.94 FEET TO A POINT OF COMPOUND CURVE TO THE RIGHT; THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 38.04 FEET, THROUGH A CENTRAL ANGLE OF 130 DEGREES 47 MINUTES 27 SECONDS, A DISTANCE OF 86.84 FEET; THENCE SOUTH 36 DEGREES 46 MINUTES 39 SECONDS WEST, A DISTANCE OF 4.91 FEET TO THE POINT OF BEGINNING. Survey Innovation Group, 11"\c H:\Jobs\2003\2003-127 101 & INOIAN BEND\OOCS\LEGALS\VARIOUS ESMTS\MAINT. ESMTS\#03127 Wtr Malnt.doc

- --- csrq; 1 � LC . ...l , L- . 'r-- 80 oBSON I(.)5 75 N o £.1/4 COR. I SEC.6., T.2N., R.5£. <;. REBAR, #35833 3 o C11 \,'],,\)·-· C12 c--1 :..i 1 "'" [j 24' BUFFER FROM C16 WEST SIDE OF WA T£R PEA TUR£ .L. C- co SON, L N D0 13 .J 7500 N SIDEWALK ALONG EAST SIDE OF WATER FEA TUR£ I.J 1--,'ttfj cs�� � t1h: N.T.5. �(ci �0 �\.ti(.)Ci) -- N90'00'00"W 700.55' -- t.... � ,___L_1____ --- -- ·-- -- ----- ---- in <::>�1--. (.J P.O.B. U"l �l,j TALKING STICKWAY ct. (/) BASIS OF BEARING Ng N S89'4J'J7"W 2637.87' -----J'--¥ �'----S.-.1-/-4,-S£-C-.6-.,- r.2N., R.SE. WATER SYSTEM SI I IG RIVERWALK SURVEY INNOVATION SCOTTSDALE, ARIZONA GROUP, INC JOB #13-127 DWG: WTR SYSTEM DATE 5/1-4/18 Land SurveyingServices SCALE: NTS DRAv.t;: ELS CHK: JAS SHEET 1 OF 6

N.£. COR., S£C.6., T.2N., R.5[. PK. NAIL SON, DOB / 7120 N £.1 4 COR. SEC. 6., T.2N., R.5[. REBAR, #35833 I� � o Cl t') ,-..: t') c.o 24' BUFFER FROM N WE.ST SIDE OF •w WATER FEATURE (WHERE APPLICABLE) fl D 0 z ' TALKING STICK WAY S.1/4, SEC. 6·• BASIS OF BEARING 2N,, R.S£. N. T.S. L r. S89'43'J7"W 2637.87' POINT OF COMMENCEMENT S.£. COR., SEC.6., T.2N., R.5[. WATER SYSTEM SIIIG RIVERWALK SURVEY INNOVATION SCOTTSDALE, ARIZONA GROUP, INC JOB fl.3-127 DWG: WTR SYSTEM DATE 5/14/18 Land Surveying Sorvlcts SCALE: NTS DRAWN: ELS CHK: JAS SHEET 2 OF 6

i LINE TABLE LINE TABLE '·I LINE DIRECTION LENGTH I LINE DIRECTION LENGTH L1 N90'00'00"W 86.14' ' L39 S9'39'22"E 15.98' L2 N10'45'09"E 124.05' L52 N0'11'09"E 72.18' L3 N6'50'28"W 67.0 7' L64 N14'05'11"E 5.00' L4 N8'56'33"E 70.11' L65 S89"59'36"E 25.05' ,___ LB N17'08'12"E 32.99' L66 N18'27'03"E 18.59' L9 N38'33'54"E 26.38' L70 N89'59'1 J"W 21.97' L10 N4'08'40"E 203.43' L71 N0'02'16"E 150.00' L14 S9'35'16"E 21.36' L72 N34'40'26"W 74.57' I L20 S56'53'01 "W 17.78' L73 N9o·oo·oo"w 8.07' L23 S14 '07'13''E 30.56' L74 NO'OO'OO"E 17.81' L28 S5'02'50"W 38.51' L76 N9o·oo·oo··E 5.53' L31 S9'24'56''E 44.90' L78 S84'25'14"E 10.05' L32 S13'28'26"E 41.76' L79 N41'24'52"E 13.31' L33 S1'59'25"W 28.84' L81 N35'46'39 "E 37.20' L36 so·oo·oo"E 5.74' L82 N41'24'52"E 2.00' L37 S35'46' 39"W 5.52' LBJ S35'46'39"W f 4.91' WATER SYSTEM S,IIIG RIVERWALK SURVEY INNOVATION SCOTTSDALE, ARIZONA GROUP, INC JOB *13-127 OWO: WTR SYSTEM DATE 5/14/18 und surveyingservtc•, SCALE: NT$ DRAWN: ELS CHI<: JAS SHEET J OF 6

CURVE TABLE				
CURVE	DELTA	RADIUS	LENGTH	CHORD
C1	38°46'35"	103.54'	70.07'	N13°04'23"E 68.74'
C2	69°30'21"	36.80'	44.64'	N2°17'30"W 41.95'
C3	54°10'53"	50.28'	47.54'	N9°57'14"W 45.79'
C4	99°58'52"	30.00'	52.35'	N54°08'06"E 45.96'
C5	37°08'42"	37.20'	24.12'	N85°33'11"E 23.70'
C6	103°25'54"	13.31'	24.03'	S61°18'13"E 20.90'
C7	9°52'54"	95.34'	16.44'	S4°38'49"E 16.42'
C8	18°06'02"	77.53'	24.49'	S8°45'23"E 24.39'
C9	22°57'17"	83.15'	33.31'	S6°19'45"E 33.09'
C10	54°46'06"	41.61'	39.78'	S22°14'09"E 38.28'
C11	106°30'13"	2.96'	5.51'	S3°37'54"W 4.75'
C12	28°24'23"	28.76'	14.26'	S71°05'12"W 14.11'
C13	99°24'37"	34.92'	60.59'	S35°35'05"W 53.27'
C14	39°33'23"	35.37'	24.42'	S5°39'28"W 23.94'
C15	40°23'22"	81.93'	57.76'	S5°14'29"W 56.57'
C16	87°35'02"	21.48'	32.83'	S7°21'10"E 29.72'
C17	29°39'02"	79.51'	41.15'	S19°52'21"W 40.69'
C18	39°01'42"	118.83'	80.95'	S24°33'41"W 79.39'
C19	53°29'28"	59.11'	55.18'	S17°19'48"W 53.20'

REGISTERED LAND SURVEYOR
CERTIFICATE NO.
41894
ERIC L.
SOSTROM
Date Signed 5-14-18
ARIZONA U.S.A.
EXPIRES 3/31/2020

S|I|G
SURVEY INNOVATION GROUP, INC
Land Surveying Services

WATER SYSTEM
RIVERWALK
SCOTTSDALE, ARIZONA

JOB #13-127	DWG: WTR SYSTEM		DATE 5/14/18
SCALE: NTS	DRAWN: ELS	CHK: JAS	SHEET 4 OF 6

CURVE TABLE CURVE DELTA RADIUS LENGTH CHORD C20 44'36'06" 33.81' 26.32' S20'18'38"E 25.66' C21 42'36'41" 16.01' 11.91' S21'18'20"E 11.64' C22 i 45·25·10" 32.03' 25.40' s13·03•34•·w 24.74' C23 28'35'21" 11.43' 5.70' S4'38'19"W 5.64' C24 53'05'30" 31.93' 29.59' S7'36'46"E 28.54' C25 14'27'55" 93.11' 23.51' S41'23'29"E 23.44' C26 40'46'53" 18.72' 13.32' s2a•14•oo"E 13 04• C27 22'36'43" 57.38' 22.64' S3"27'48"W 22.50' I' C28 30'58'1 g" 89.69' 48.49' s30·1s·2o"w 47.90' C29 48'21'47" 32.96' 27,82' S21'33'35"W 27,00' C30 28'16'18" 24.91' S11'30'51"W 12.17' 12.29' ' C.31 31 '17'06" 40.99' 22.38' S10'00'27"W 22.10' C32 89'44'39" 8.30' 13.00' S39"14'13"W 11. 71' C33 73'11'54" 21.88' 27.96' S47'30'36"W 26.09' C34 40'09'38" 50.60' 35.47' S9'10'1 O"E 34. 75' C35 71"44'43" 31.52' 39.47' S6'37'22"W 36.94' C36 50'30'47" 32.23' 28.42' S17'14'20"W 27.50' C37 23'28'44" 90.32' 37.01' Sl 9'45'26"E 36. 75' C38 58"08'14" 55.90' 56.72' s2·25' 41''E 54.32' I �9 LAN� e l--.. �� �Yfo'' 41894 . $. I a: �o 11 ,Ll./jSOSTROM ERIC L. j :nI WATER SYSTEM 0 ,,' RIVERWALK '.'/� .Si�ood�•-· . .�· SIIIG .,.;,<' 6m.""" SURVEY INNOVATION SCOTTSDALE, ARIZONA u:o· () �-!'. oi GROUP, INC #13-121 WTR SYSTEM ,,,�es31-J ,1 i land Surveying Slrvl<•t IJ08 lowG: jOAlE 5/14/18 !SCALE: NTS !DRAWN: ELS lcHK: JAS !SHEET 5 OF 6

CURVE TABLE CURVE DELTA RADIUS LENGTH CHORD C39 67"11 '20" 26.62' 31.22' S6°57'15"E 29.46' C40 37'14'35" 41.79' 27.116' S21'55'38"E 26.69' C41 41·02'55" 25,91' 18.57' S17'113'07"W 18,17' C42 31·00'24"' 44,31' 23.98' S22'14'23" W 23.69' C43 11so2'35" 39.18' 77.31' N46"112'28"W 65.37' C44 10'07'40" 100.00· 17.68' N5'14'59"E 17.65' C45 34•44'44•' 115.98' 70.33' N3'17'11"W 69.26' C46 45'32'53'' 25.52' 20.29' N4'19'24"W 19.76' C47 20·25•34" 69.47' 24.79' N16'52'33"W 24.65' C48 46'56'24" 37.66' 30.85' Nl 6'48'56"t 30, 00' C49 87'43'05" 19.97' 30,58' N10'29'15"E 27.68' 3" C50 .33'19'5 93.00' 54.10' N73'20'03"E 53.34' C51 19"17'01" 200.61' 67.52' S49'57'13"E 67.20' " C52 22'23'34 163.61' 63.94' N49'37'08"W 63.54' C54 71'09'14" 24.19' 30.04' N9'04'13"E 28.14' C55 45'14'46" 63.78' 50.37' N67'16'12"E 49.07' C56 75•57'34" 55.77' 73.94' S52'07'38"E 68.64' C57 130'47'27" 38.04' 86.82' S51'14'53"W 69.16' WATER SYSTEM SJIIG RIVERWALK SURVEY INNOVATION SCOTTSDALE, ARIZONA GROUP, INC DATE 5/14/18 l•nd SutYoylng Sorv/ces JOO #13-127 DWG: WTR SYSTEM I - SCALE: NTS DRAWN: ELS CHK: JAS SHEET 6 OF 6

Riverwalk Landscape Maintenance General Items EXHIBIT "K" June 4, 2011 8 1. Approved nurseries for trees (Replacement) a. AZT b. Mountain States c. Western Trees d. Baseline Trees 2. Approved list for shrubs & groundcovers (Replacement) a. Mountain States b. V&P c. Arizona Wholesale d. Arizona Growers Note: Landscape Maintenance Contractor shall use nurseries listed above for replacement trees, shrubs and groundcovers. Basic Schedule of Landscape Maintenance Events Annually: 1. There is to be minimal to no trimming in cold months (November, December, and January). Most trimming to be done in the spring (March/ April) with selective trimming before the monsoons (in June). 2. Increase watering in March, April and May depending on heat. Decrease watering in October, November depending on heat. 3. Spraying for weeds generally happens in the spring (March / April) and fall (September/ October) after the monsoons. May need to touch up weed control during warmer months. Minimal weed spraying will be required in colder months. 4. Turf and plants should be watered in the early hours of the morning. 5. Trees should be fertilized mostly in the spring and June/July. 6. Suitable plant material may be trimmed earlier in the spring based on favorable weather conditions. LANDSCAPE MAINTENANCE SPECIFICATIONS 1. Scope of Work: The Landscape Maintenance Contractor (LMC) shall provide al his own risk and cost, alll labor, materials, tools, equipment, transportation, hauling, dumping, fertilizers, insecticides, chemicals, supervision, permits, insurance and laxes and other items needed to perform landscape maintenance work according to the following specifications. 2. General Requirements: 2.1 All utilities shall be provided by Owner. Any specialized connections shall be provided by LMC. 2.2 LMC shall performmaintenance in accordance with the highest horticultural standards. 2.3 Alf landscaping debris will be removed from the premises by LMC, unless otherwise specified in this Agreement.

Riverwalk Landscape Maintenance General Items June 4, 2018 2.4 LMC shall not store any noxious, combustible or dangerous material on the Property. 2.5 All personnel shall appear on site uniformed, in a neat and' clean manner at all times. 3. Contractor's Responsibility: 3.1 The LMC shall possess all insurance, licenses, and permits required to perform the work of this contract, including a C-27 Landscaping and Pest Control Operator License. 3.2 The use of chemicals shall conform to the current County Department of Agriculture regulations. Chemical use shall be based on the recommendations of a licensed pest control operator. 3.3 LMC shall insure that its agents and employees conform to all Federal (OSHA), State and Municipal Safety and Health Regulations and shall assume full responsibility for any violations and/or non-compliance with such regulations. 4. Emergency Numbers: The LMC shall provide emergency telephone numbers which can be called for emergency conditions at any lime that LMC's representatives are not immediately available at the job site. The emergency number shall be used to contact a responsible representative of the LMC who can take the necessary action required lo alleviate an emergency condition which threatens to cause substantial damage to any property (i.e. mainline break or blowout). 5. Method of Payment: The LMC shall present monthly invoices based on one twelfth of I.he total amount of the yearly contract. Payments will be made monthly and shall equal one twelfth of the total amount for a twelve (12) month period due within thirty (30) days from the date of invoice submittal.. The above is contract language and not Intended to be in 'landscaping specs" 6. Extra Work: LMC shall furnish Owner with an estimate for any extra work that may be requested during this contract. Before commencing any extra work, any and all extra work shall be prior approved by Owner. 2

Riverwalk Landscape Maintenance General Items

June 4, 2018

7. Lawns:

7.1 Lawns shall be mowed weekly, weather permitting. Cutting height shall be 2½ to 3 inches high. All clippings shall be caught in a grass catcher and removed from the Premises. Edges shall be trimmed by use of power edger adjacent to walks, curbs, paving, headers, shrub areas, etc. at least every two (2) weeks. A power edger will not be used to trim around any tree trunks if such are present at the property. A cleared circle shall be maintained at the base of trees. In addition, grass shall not be allowed to invade plant areas and other areas not intended to be lawn. Care shall be taken not to damage planting, header boards, walks and building with equipment. Curb, gutters, walks and driveways shall be left in a clean condition.

7.2 The irrigation system will be programmed to deliver adequate soil moisture, as determined by weekly personal inspection and shall be regularly checked and adjusted whenever required. LMC shall be responsible for setting the start time of the controllers, and in changing the timing of individual valves. LMC shall be responsible for hand operation of the controller whenever necessary and shall supplement the automatic watering with hand watering by hose when necessary. Water shall be carefully applied and in quantities required. Particular attention shall be given to allow adequate irrigation during the first six (6) months following installation of new plant material, as more frequent watering will be necessary during this period when plants are taking hold.

7.3 Fertilizer shall be applied four (4) times a year to maintain a healthy, green turfgrass stand. Fertilizer shall be watered in after each application at the next regularly scheduled watering period. LMC shall notify Owner's agent at least five (5) days prior to any fertilization.(See Month To Month Schedule)

7.4 Broadleaf weeds in the turf shall be controlled with a selective herbicide at Owner's cost, with prior agreement to pay, unless originally installed and maintained by LMC; whereby, it has been guaranteed pure and will be maintained pure at LMC's cost.

7.5 Winter Grass:

Rye Grass (Lolium Perenne) is the common winter grass in Arizona generally overseeding occurs in October.

Bermuda Grass (Cynadon Dactylon) is shaved down to a minimum height approximately + or – ½"and dragged or raked.

Aeration of the soil should occur at this time, use commercial aerator.

Rye grass is most commonly distributed by seed at seed supplier's rate but can be Hydroseeded.

Mulch or organic fertilization should be spread approximately + or – 1" thick to hold seed in place.

Water the Rye area enough to keep the soil moist for approximately 2 weeks or until Rye seed sprouts into a full stand of grass.

If full stand of grass doesn't occur or if there is bare spots repeat process.

Fertilize as required.

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7.6 Summer Grass

All grass areas at Riverwalk will be Hybrid sod.
Sod can be set any time of year, but if set in winter use Hybrid sod which is overseeded with Rye. Do not put just Rye grass down first because then Bermuda won't take.
In the event that grass areas are not using sod then common Bermuda grass should be used.
Common Bermuda grass can be broadcast by seed or Hydroseeded.
Common Bermuda grass is usually planted between April 15 and Sept. 15.
Mulch or organic fertilization should be spread approximately + or – 1" thick to hold seed in place
Water the Bermuda area enough to keep the soil moist for approximately 2 weeks or until Rye seed sprouts into a full stand of grass.
If full stand of grass doesn't occur or if there is bare spots repeat process.
Fertilize as required. (See Month To Month Schedule)

8. Ground Cover / Shrubs:

8.1 All plants shall receive sufficient water to insure healthy growth and shall be regularly checked and adjusted whenever required. LMC shall be responsible for setting the start time of the controllers, and in changing the timing of individual valves. LMC shall be responsible for hand operation of the controller whenever necessary and shall supplement the automatic watering with hand watering by hose when necessary. Water shall be carefully applied and in quantities required. Particular attention shall be given to allow adequate irrigation during the first six (6) months following installation of new plant material, as more frequent watering will be necessary during this period when plants are taking hold.

8.2 Maintenance shall include removal of debris, including branches, cans, bottles, papers, etc.

8.3 Groundcover and shrubs to be trimmed to look natural and not sheared flat or round.

8.4 LMC shall apply proper fertilization/pre-emergent to ground cover and shrubs areas in accordance with general horticultural guidelines.

8.5 All ground cover and shrubs will be kept weeded on a regular basis. Post-emergent and pre-emergent herbicides will be used in conjunction with manual labor to attain this control.

8.6 Ground covers shall be fertilized no less than four (4) times a year with a commercial fertilizer at the rate of one (1) pound actual nitrogen per 1,000 square feet.

8.7 Shrubs that are not located in ground cover or lawn areas shall be fertilized with commercial fertilizers Twice annually per soil analysis & as required to maintain plant vigor per industry standards All fertilizers are to be applied evenly, and

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Riverwalk Landscape Maintenance General Hems June 4, 2018 thorough watering to follow during the next irrigation cycle. Plants located in lawns and ground cover areas will not require additional fertilizing. 8.8 Vines shall be maintained in their intended form. Pruning shall be performed as a continuous operation so plants will not be allowed to develop stray, undesirable growth. Vines will be trained and attached to buildings, fences, walls, posts, etc. where required, using acceptable methods and avoiding damage to structure involved. Fertilize the same as shrubs, twice a year. 8.9 All ground cover and shrubs sllall be kept pruned or trimmed neatly away from trees, walks, and header boards, sprinkler heads, etc. 8.10 LMC shall provide reasonable controls for insects, snails and diseases as necessary, using legally approved materials and methods. Serious infestations (rabbits, gophers, ground squirrels, rats, etc.) will be treated under separate contract as extras with the prior written approval of Owner's agent. (See Month To Month Schedule) 8.11 Dead and missing plants will be replaced at no expense to the Owner when due to LMC's negligence. Damages due to circumstances beyond LMC's control, such as "Acts of Mother Nature'', will be remedied with Owner's prior agreement to pay for such replacement. 8.12 Replacement groundcover and shrubs shall be approved by Landscape Architect (LA). 9. Tree Care: 9.1 Pruning Once or twice a year have a certified arborist do major trimming of tree structure usually in the spring (March and April), again in June if necessary. Maintenance landscape contractor only to do minor trimming of branches in walkways, etc. Certified arborists are Dennis Lynch at Site Works and Tim Johnson at Artistic Arborist. 9.1.1 Major tree pruning should happen in April & June, selective pruning throughout year of young branches. Pruning shall not be allowed in December or January. 9.1.2 Trim trees in natural form 9.1.2 All pruning cuts shall be made flush. Proper healing substances, such as tree seal, shall be applied to all cul surfaces, one inch in diameter or more. 9.1.3 Pruning for general clean-up and health of trees is recommended in the Spring and Summer months, April and June. 9.1.4 Trim trees to maintain natural form. No Skirting shall be allowed.

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June 4, 2018

9.1.5 All pruned material shall be disposed of off the property immediately.

9.2 All trees must be watered sufficiently to insure health and growth.

9.3 Staking and Tying

9.3.1 Trees shall be only staked and tied if necessary. Tree ties shall be inspected at least four (4) times a year to prevent girdling of trunks or branches and to prevent bark wounds caused by abrasion. Removal of tree stakes will be considered as soon as possible to encourage tree development.

9.3.2 Trees requiring additional staking and ties due to "Acts of Mother Nature", will be billed as extras with prior written approval by the Owner.

9.4 Provide a reasonable control of insects and diseases using approved methods and materials.

9.5 Those trees within lawn or ground cover areas do not require supplemental fertilization unless recommended for specific deficiencies.

9.6 Dead plants and those in a state of decline shall be brought to the Owner's attention immediately.

9.7 Replacement trees and nursery source shall be approved by the LA.

Specialized Sub-Contractors/Arborist's may be used in the performance of the contract for necessary specialized functions such as controller repair, major tree pruning over 15 feet, rodent control, broadleaf weed control, etc.

10. Litter:

10.1 Paper, grass, bottles, cans, branches and debris shall be removed from landscape areas on a once a week basis.

10.2 LMC shall promptly remove from the work areas all debris generated by his performance.

10.3 All walkways, bridges, benches and furniture shall be kept clear of debris from the maintenance operation, irrigation or wind blown debris on a weekly basis.

10.4 All retention areas shall be cleaned of debris on a weekly basis.

10.5 All parking areas shall be cleaned of debris on a weekly basis.

10.6 All areas around the water features shall be cleaned of debris during routine landscape maintenance operations.

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EXHIBIT D SITE ACCESS AND INDEMNIFICATION AGREEMENT

SITE ACCESS AND INDEMNIFICATION AGREEMENT �11tkifhis Site Access and IndemnificationAgreement (the "Agreement") dated this �y of Attgust, 2018, is by and among APEX Park at Pima, LLC, an Arizona limited liability company and its Assignee ("Licensor") and AXON Enterprise Holding Company, LLC, a Delaware limited liability company, or its affiliate ("Licensee"), with an office at 17800 North 85th Street, Scottsdale, AZ 85255. RECITALS: A. Licensor is the Lessee of that certain unimproved real property consisting of approximately 23.57 net acres of land located at 7400 North Dobson Road, Scottsdale, Arizona 85256 and as further described in Exhibit "B" (the "Property"). B. Licensor wishes to grant Licensee access to the Property in order to allow Licensee to assess the physical, environmental, engineering, and financial aspects of the Property for purposes of entering into a Purchase and Sale Agreement all as set forth herein. C. Licensee has or will retain third party experts (collectively, "Licensee's Consultants") to performassessments of the environmental, engineering, and physical condition aspects of the Property. D. Licensor wishes to grant to Licensee a license to conduct such assessments subject to certain conditions and requirements. NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows: 1. Non-Exclusive License. (a) Licensor hereby grants to Licensee a temporary non-exclusive license, subject to the terms hereof, to enter upon that portion of the Property forthe purpose of conducting at Licensee's sole expense, through Licensee's Consultants, the activities on the Property specifically described (as to location, type of tests, and the like) in Exhibit "A" attached hereto and made a part of this Agreement (the "Due Diligence Activities"). (b) The license granted herein shall continue in force, subject to Licensor's right of revocation described below, until the earliest of ("License Term"): (i) the completion of the Due Diligence Activities; (ii) written notice to Licensee by Licensor, (iii) written notice to Licensor by Licensee (iv) the commencement of any written contract to lease the Property which is entered into by Licensee and Licensor. ( c) The temporary non-exclusive license to enter and conduct the Due Diligence Activities upon the Property granted to Licensee does not constitute the grant of an easement or any other interest in the Property. 4848-8168-0495.2

2. Licensee's Consultants. (a) Licensee agreesthat the Due Diligence Activities shall be performed solely by Licensee, through Licensee's Consultants, as Licensee's special agent, and no other person or entity may perform such activities without the prior written consent of Licensor. (b) Licensee agrees to provide this Agreement to Licensee's Consultants and advise Licensee's Consultants that Licensee and Licensee's Consultants are bound by the terms of this Agreement. 3. Access to the Property (a) Licensee, through Licensee's Consultants, shall conduct the Due Diligence Activities only during normal business hours and Licensor shall have the right to impose reasonable conditions on performance of the Due Diligence Activities (including, without limitation, reasonable schedule modifications so as to minimize disturbances at the Property), including those specified in Exhibit "A". (b) Licensee shall be solely responsible at its own cost for the temporary construction and maintenance of any improvements at the Property, which are required in order to conduct the Due Diligence Activities. No permanent improvements are permitted. (c) Licensee shall give Licensor reasonable prior notice before conducting the Due Diligence Activities, including locations and times at which the activities will take place. ( d) Licensee agrees that entry upon the Property shall be limited to the extent necessary for the performance of the Due Diligence Activities and shall otherwise be limited as provided herein. 4. Equipment. (a) In connection with conducting the Due Diligence Activities, Licensor hereby agrees that Licensee's Consultants, as special agent of Licensee, may bring onto the Property the equipment and machinery, if any, reasonably necessary to perform the Due Diligence Activities, but no other equipment or machinery. (b) Licensee agrees to maintain equipment and other materials in an orderly manner while they are located on the Property. Licensee agrees to remove all debris and trash resulting fromthe Due Diligence Activities on a daily basis and to remove all equipment and other materials used by Licensee's Consultants as soon as the activity for which such equipment and other materials are used is completed. 5. Safety; Restoration. (a) Licensee shall take all appropriate measures forthe safetyof persons on the Property and shall comply with all legal requirements. - 2 - 4848-8168-0495.2

(b) Upon completion of the Due Diligence Activities, Licensee shall restore the Property to substantially the same condition as at the commencement of the Due Diligence Activities and including, but not limited to repair of surface openings resulting from tests.

6. Wastes. Any and all samples, sample residues, by-products from the sampling process, extracts, well purgings, core borings and hazardous and other wastes (collectively, **"Wastes"**) derived from the Due Diligence Activities (including, without limitation, any contaminated protective clothing or other materials used in performing the Due Diligence Activities) when removed from the Property shall be deemed the Property of Licensee and shall be transported and disposed of by Licensee in accordance with applicable law.

7. Indemnity. Licensee shall indemnify, defend, save and hold Licensor and Licensor's officers, agents, employees, directors, trustees, invitees, successors, and assigns (collectively **"Indemnitees"**) harmless against all losses, costs, expenses, liabilities, claims, litigation, demands, proceedings and damages (including but not limited to reasonable attorneys' fees actually incurred) suffered or incurred by Licensor or any such Indemnitees arising out of the Due Diligence Activities. Licensee waives any claims against Licensor arising out of the Due Diligence Activities or this Agreement. Licensee hereby assumes all responsibility for claims arising out of or incurred in connection with the Due Diligence Activities or this Agreement against Licensor by Licensee's Consultants, and the contractors, subcontractors, employees, and agents of Licensee and Licensee's Consultants. Notwithstanding the foregoing, Licensee shall have no responsibility or liability for (i) any adverse condition or defect on or affecting the Property not caused or contribute to by Licensee or its employees, agents, consultants or contractors but merely discovered during their inspections (including, without limitation, the pre-existing presence or discovery of any matter, such as, but not limited to, hazardous substance or material); (ii) the results or findings of any inspection; (iii) Licensee's election to terminate this Agreement as a result of any inspection pursuant to this Agreement; or (iv) the gross negligence or intentional and willful acts of Licensor or any of its officers, directors, agents, contractors, servants, employees, licensee or invitees.

8. Insurance.

(a) Licensee shall, during the term of this Agreement and at all times during which access is available to it, maintain, and require Licensee's Consultants and its subcontractors and agents to maintain, insurance, in form and substance reasonably satisfactory to Licensor, with insurance companies reasonably acceptable to Licensor, the following insurance:

(i) Comprehensive General Liability or Commercial General Liability Insurance, in an amount of not less than $5,500,000. $500,000 of this coverage shall be in the form or primary coverage and the remaining $5,000,000.00 shall be pursuant to an umbrella liability insurance policy of not less than $5,000,000.00, combined single limit, per occurrence.

(b) Each policy of insurance shall:

(i) Name Licensor and any other affiliate or subsidiary to which this Agreement may be assigned by Licensor as additional insureds;

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4848-8168-0495.2

(ii) State that such policy is primary and noncontributing with any insurance carried by Licensor;

(iii) Contain a provision that the naming of the additional insured shall not negate any right the additional insured would have had as a claimant under the policy if not so named; and

(iv) Shall contain severability of interest and cross-liability clauses.

(c) A certificate, together with any endorsements to the policy required to evidence the coverage which is to be obtained hereunder, shall be delivered to Licensor simultaneously with the execution and delivery of this Agreement. Licensee will provide Licensor no less than thirty (30) days' prior written notice in the event of any material alteration to or cancellation of the coverages evidenced by said certificate. A renewal certificate for each of the policies required in this Section shall be delivered to Licensor within three (3) days following the expiration date of the term of such policy.

(d) Any policies required by the provisions of this Section may be made a part of a blanket policy of insurance with a "per project, per location endorsement" so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage, impair the rights of the other party to this Agreement or negate the requirements of this Agreement.

9. Privileged Information.

(a) During the course of the performance of the Due Diligence Activities, Licensee may acquire knowledge concerning environmental problems that exist at the Property, other knowledge concerning the Property or Licensor, or knowledge of other matters of a sensitive business nature (collectively, "**Privileged Information**").

(b) Except as described below, neither Licensee, nor Licensee's Consultants shall disclose to any third party (other than Licensee's lenders or investors), publicize or suffer or permit any of its employees to so disclose or publicize any such Privileged Information. In the event that Licensee believes in good faith that it is required by any legal requirement to disclose any such Privileged Information, then Licensee shall immediately notify Licensor of such belief and the reasons for such belief. If Licensor, within ten (10) days after receipt of such notice, advises the party that sent the notice that Licensor shall itself disclose the information, then Licensee shall not make such disclosure (unless either such party reasonably believes that it must disclose such information by law). If Licensee reasonably believes that such disclosure is required to be made in less than the 10-day period, then the notice to Licensor shall so state, and Licensor 's time to respond will be reduced accordingly. Licensee agrees to provide this Section of this Agreement to Licensee's Consultants and notify Licensee's Consultants that Licensee and Licensee's Consultants are bound by the terms of this Section. Licensee shall be responsible for any disclosure or publication of Privileged Information by Licensee's Consultants in violation of the terms hereof.

10. Survival. The obligations of Licensee in **Sections 7**, **9**, and **12** shall survive termination of the license granted hereunder and any termination of this Agreement. Other

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4848-8168-0495.2

Licensee obligations of this Agreement shall survive the expiration of the License Term or termination of the license granted hereunder for a period of two (2) months following expiration of the License Term or termination of this Agreement, as applicable. Notwithstanding the immediately preceding sentence, if the License Term expires pursuant to **Section 1(b)(iv)** above, the terms of such written contract shall supersede this Agreement.

11. Default. In the event that any default by Licensee hereunder is not cured after five (5) business days written notice from Licensor of such default, Licensor may, by notice to Licensee, immediately terminate the license granted hereunder.

12. Liens. Licensee shall not allow any lien to be placed on the Property in connection with any Test or any entry on the Property by Licensee or Licensee's agents or contractors. Licensee shall indemnify and hold harmless Licensor from and against claims, damages, losses and expenses, including but not limited to reasonable attorneys' fees, arising out of or resulting from any Due Diligence Activities. If any lien is filed against the Property on account of the Due Diligence Activities, Licensee shall bond for or discharge the same within ten (10) business days after the filing thereof.

13. Notices. All notices, consents, approvals, acceptances, demands, waivers and other communications ("**Notice**") required or permitted hereunder must be in writing and must be sent by (i) personal delivery, (ii) certified mail, return receipt requested, (iii) for next day delivery by nationally recognized overnight delivery service that provides evidence of the date of delivery, or (iv) electronic mail, in any case with all charges prepaid, addressed to the appropriate party at its address listed below.

To Licensor: APEX 7400 North Dobson, LLC
c/o The Alter Group, Ltd.
7500 N. Dobson Road, Suite 151
Scottsdale, AZ 85256
Attn: Kent Moe, Senior Vice President
Email: kmoe@altergroup.com

To Licensee: AXON Enterprise Holding Company, LLC
17800 North 85th Street
Scottsdale, AZ 85255
Attention: Doug Klint, General Counsel
Email: doug@axon.com

All Notices given in accordance with this Section will be deemed to have been received three (3) business days after having been deposited in any mail depository regularly maintained by the United States Postal Service, if sent by certified mail, on the date delivered if by personal delivery or electronic mail or on the date on which the Notice is deposited with a nationally recognized overnight delivery service, if sent by overnight delivery, or on the date delivery is refused, as indicated on the return receipt or the delivery records of the delivery service, as applicable. Notices given by counsel to a party in accordance with the above shall be deemed given by such party.

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4848-8168-0495.2

14. Severability. If any term in this Agreement shall be deemed unenforceable, such term shall be deemed independent from the remainder of this Agreement, the enforceability of which shall in no way be affected thereby, and the term in question shall be deemed to be rewritten so as to be enforceable to the fullest extent possible consistent with the intention of the parties.

15. Amendments. No purported alteration, amendment, change, waiver, termination or other modification of this Agreement shall be binding upon any of the parties hereto or have any other force or effect in any respect or particular, unless the same shall be in writing and signed by or on behalf of the parties to be charged therewith.

16. Merger. All prior understandings and agreements among the parties are merged in this Agreement, which alone fully and completely express the understandings among the parties thereto and which are entered into after full investigation. This Agreement shall be given a fair and reasonable construction in accordance with the intention of the parties hereto and without regard to or aid of canons requiring construction against the party responsible for the drafting of the same.

17. Non-Waiver. No failure or delay of any party in the exercise of any right given to such party hereunder, or the waiver by any party of any condition hereunder for its benefit, shall constitute a waiver of any other or further right, nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or subsequent breach hereof.

18. Waiver of Trial by Jury. The respective parties hereto shall and they hereby do waive trial by jury in any action brought by any of the parties hereto against another on any matters whatsoever arising out of or in any way connected with this Agreement. The parties shall endeavor to resolve any disputes under this Agreement by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with Real Estate Industry Rules in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to this Agreement, and filed with the person or entity administering the mediation.

19. Non-Assignability. This Agreement and the privileges of Licensee hereunder may not be assigned by Licensee.

20. No Agreement of Lease. The parties hereto do hereby acknowledge and agree that nothing contained herein shall constitute an acknowledgment or agreement by Licensor to lease the Property to Licensee, such lease being accomplished only following the entering into of a specific Ground Sublease agreement between Licensor and Licensee in accordance with Licensor having obtained requisite approval and corporate authorization.

21. Counterparts. This Agreement may be executed in one or more counterparts each counterpart of which shall constitute an executed agreement.

22. Applicable Law. The parties hereto do hereby agree that this Agreement and the rights and obligations of the parties hereto shall be governed by the laws and jurisdiction of the State of Arizona.

- 6 -

4848-8168-0495.2

23. E-mail or PDF Signatures. Signatures to this Agreement transmitted by e-mail or PDF shall be valid andeffective to bind the party so signing provided that a copy of the electronic mail or PDF also is sent to the intended addressee by one of the means described in clauses (i) through(iii) of Section 13 above, in anycase with all charges prepaid, addressed to the appropriate party at its address listed above. Delivery of the execution original to the Agreement or any e-mail signatureor PDF page thereof may be given on behalf of a party by the attorneyof such party. INWITNESS HEREOF, the parties have duly executed this Agreementas of the date first set forthabove. LICENSOR: APEX 7400 North Dobson, LLC, an Arizona limited Ii bilit By:_£........::...____JL..:.._---=----=-:..a._-�----- Name: L ( Title: V\ CL Q(.asid£ utt LICENSEE: AXON Enterprise Holding Company, LLC, a Delaware limited liability company By:t'Lttdd&- Name: Jawad7 Ahsan Title: Chief Financial Officer - 7 - 4848-8 I 68-0495 .2

EXECUTION VERSION

EXHIBIT "A"

DUE DILIGENCE ACTIVITIES

Licensor agrees to provide Licensee access to the Property during the License Term for the limited purpose of performing at Licensee's sole cost and expense, except as provided herein:

1. **Physical Inspections**. Licensee shall be granted access to the Property to perform studies, physical inspections, investigations and tests on the Property (each a "**Test**" and, collectively, the "**Tests**"); provided, however, that Licensee shall not perform or allow any Phase II environmental site assessment or other intrusive or invasive testing of the Property (collectively, a "**Phase II**") without providing Licensor five business (5) days' notice (the "**Phase II Notice**") and obtaining Licensor 's prior written consent, which may be withheld in Licensor 's discretion. The Phase II Notice shall include the following: (i) the proposed date and time of the Phase II; (ii) a detailed description of each of the proposed tests and intrusive acts to be performed as part of the Phase II; (iii) the proposed location of each site of such tests and intrusive acts; (iv) the work to be performed to repair and restore any damage to the Property; and (v) the total amount of time required for the Phase II and such repair and restoration work. Any Phase II shall be performedin accordance with the description provided in the applicable Phase II Notice, except, if Licensor determines in its discretion that the Phase II and related repair and restoration work described in the Phase II Notice will unreasonably affect the Property, Licensee shall comply with Licensor's reasonable requests to change the date, time, nature, location and/or duration of the Phase II and/or related repair and restoration work. Licensor shall have the right to have a representative of Licensor present for any inspections performed by Licensee pursuant to this Agreement. In the event that such Phase II is recommended and Licensor elects not to terminate this Agreement, Licensee shall cause the Phase II to be conducted at Licensor's sole cost and expense. Prior to issuing any Phase II Environmental reports, Licensee shall provide a clearly marked draft version of such report. Licensor shall than be given five (5) business days to review and, if appropriate, comment on the draft report. At Licensors absolute discretion, Licensor shall have the opportunity to cease all testing and related work and (a) no further work shall be conducted and, (b) no final report shall be issued.

4848-8168-0495.2

EXHIBIT "B" LEGAL DESCRIPTION OF PROPERTY AXON AT RIVERWALK May 10, 2018 SALT RIVER - PIMA - MARICOPA Job No. 2003-127 INDl1AN COMMUNffY Page 1, of 1 A PARCEL OF LAND LOCATED IN THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 2 NORTH. R'ANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN. MARICOPA COUNTY, ARIZONA. AND A PORTION OF S.RP.M.I.C. TRIBAL ALLOTMENT NUMBERS 281, 282, 712 AND 465, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT A FOUND ALUMINUM CAP IN A HANDHOLE AT THE SOUTHEAST CORNER OF SAID SECTION 6. FROM WHICH A FOUND BRASS CAP IN A HAND HOLE AT THE SOUTH QUARTER CORNER OF SAID SECTION 6, BEARS SOUTH 89 DEGREES 43 MINUTES 37 SECONDS WEST. A DISTANCE OF 2637.87 FEET; THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 6, A DISTANCE OF 1,285.56 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, DEPARTING SAID EAST LINE, A DISTANCE OF 792.96 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 98 DEGREES 00 MINUTES 00 SECONDS WEST. A DISTANCE OF 156.24 FEET; THENCE SOUTH 72 DEGREES 56 MINUTES 48 SECONDS WEST, A DISTANCE OF 111.55 FEET TO A POINT OF CURVE TO THE LEFT; THENCE SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 200.00 FEET. THROUGH A CENTRAL ANGLE OF 33 DEGREES 15 MINUTES 39 SECONDS, A DISTANCE OF 116.10 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHEAST. WITH A CHORD BEARING OF SOUTH 13 DEGREES 26 MINUTES 56 SECONDS WEST, A CHORD DISTANCE OF 485.96 FEET; THENCE SOUTHWESTERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 657.37 FEET. W!ROUGH A CENTRAL ANGLE OF 43 DEGREES 23 MINUTES 05 SECONDS. A DISTANCE OF 497.76 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 592.86 FEET TO THE EASTERLY RIGHT OF WAY LINE OF LOOP 101, PIMA FREEWAY; THENCE NORTH 15 DEGREES 27 MINUTES 34 SECONDS EAST, A DISTANCE OF 639.84 FEET; THENCE NORTH 18 DEGREES 19 MINUTES 28 SECONDS EAST, A DISTANCE OF 500.11 FEET TO THE POINT OF A NON-TANGENT CURVE CONCAVE TO THE WEST. WITH A CHORD BEARING OF NORTH 14 DEGREES 53 MINUTES 12 SECONDS EAST, A CHORD DISTANCE OF 418.42 FEET; THENCE NORTHERLY ALONG SAID NON-TANGENT CURVE, HAVING A RADIUS OF 4,583.66 FEET. THROUGH A CENTRAL ANGLE OF 05 DEGREES 13 MINUTES 55 SECONDS, A DISTANCE OF 418.56 FEET; THENCE NORTH 90 DE:GREES00 MINUTES 00 SECONDS EAST. DEPARTING SAID EASiERLY RIGHT OF WAY LINE. A DISTANCE OF 628.75 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST. A DISTANCE OF 926.99 FEET TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS 1,026,715 SQUARE FEET OR 23.570 ACRES. MORE OR LESS. ALLOTMENT AREA BREAKDOWN 282-A 10.853 I 283-A 4.729 712 1. 768 I 710 6.220 Survey Innovation Group,Inc. H:\Jobs\200312003-127 101 & INDIAN BEND\DOCS\LEGALS\TASER\i/03127 AXONaCornbo 5-10-18.doc - 9 - 4848-8168-0495 .2

00... 5' < ... i:,..·· '1° C> ;:6 �°' § < b gi� io N LINE TABLE �- ::E 0) -.:t- E.1/4 COR. V, � 5£C.6., T.2N., R.5£. "' g > -.i- iri cri .- Q'.) LINE I DIRECTION LENGTH �� .- '<t � 1/2" DIAMETER REBAR, /35833 3 ::: a::: L1 IJ 3: w I N9o·oo·oo"w 156.24' (")- � - 0 • • N90'00'00"E 628. 75' Q'.) •ID It") L() .- ffi:3::, 0 (.) L2 :i:: (X) io ;,,N I s72·55'48"W 111.55' 11 � S< .- N � � co ;,, -.:t- , �o It") �� V) V) z i:,..- Ol 0 0 Ol b O 0 QI") >< Cl :::r: c.D t- 0 (.0 <O .- I[) � w 0) 0 t') ....J z ID ,...: cri 0 N �,...: [ ID wc:> .- Olr-- ALLOTMENT AREA w a:� 0:, <t'. ....J .- ,q- � " � "'"" t- 282-A /0.853 b �w o· - 712283- A 4.729 ,.... P 'o 0) � 0 0 0: I ;; a:: en b <O 710 6.220l.768 o· 9 o io => => i--- «> AXioN 0 om £no ::i. 0 ,.., Cl) _ll'J 0 u ci I') I c:; a (X) � go e. <t'. 0 II) a::: I{) 1,026,715 SQ.FT. 1 Ul z� 5' r--ID -..t � N 23.570 ACRES r-- � - 8' • • 0 Ol II) • 5· < n 0 I{) t- Ii) � I ___ ....J U1 i,J \_+---� t') 0 w r N !'-' C) � <O n ;,, io lJ) n -.;t iri � BASIS OF BEARING � (") � N I") sa9·43•3rw 0 a::: G c..> u I 2637.87' 0 u I i:,.. 5.1/4 r'T-ALKINGSTICK W.-:A-Y� SEC.6.,.J N.T.S. N9o·oo'oo"w 592.86' POINT OF COMMENCEMENT 0� T.2N., 5.£. COR., SEC.6., T.2N., R.5£. ::, R.5£. ::i: AXON �- SIIIG > AT RIVERWALK 0 SURVEY INNOVATION "' V, GROUP, INC SALT RIVER·PIMA INDIAN RESERVATION § i:,.. Ph (480) 922 0700 LandSul'Wj'ing SetvbsFx (480) 922 0781 !JOB# 03-127 DWG: 03127AXON-COMBO DATE: 5/10/18 SCALE: N. T.S. DRA\™: ELS 1Ct1ECK: JAS SHEET: 1 or 1

EXHIBIT E

MATERIAL DOCUMENTS

Item #	Dated	Description
1.	01/15/03	**Business Lease B-704 by and between Certain Allotted Landowners of Land within the Salt River Pima – Maricopa Indian Community & Apex Park at Pima, LLC** - REDACTED (84 pages)
2.	11/07/16	**First Amendment to Business Lease B-704, 7350 Substitute Lease, 7500/7580 Substitute Lease, 7720 Substitute Lease, 9550 Substitute Lease, 9500 Substitute Lease** - REDACTED & w/out Landowner's signatures (47 pages)
3.	07/15/08 Recorded	Riverwalk Master Development **Amended and Restated Declaration of Covenants, Conditions, Restrictions & Easements for Riverwalk (Recorded)** Prepared by Stinson Morrison Hecker, L.L.P. (73 pages)
4.	09/17/13 Recorded	Riverwalk Master Development **First Amendment to Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk** Prepared by Snell & Wilmer, L.L.P. (32 pages)
5.	Pending	Riverwalk Master Development **Second Amendment to Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements for Riverwalk (Pending Execution, Community Approval & Recording)** Prepared by Ash, Anos, Freedman & Logan, L.L.C. (9 pages)
6.	May 2015	**Talking Stick Graphic Standards – Acceptable Use Policy** Prepared by Salt River Pima-Maricopa Indian Community – Community Relations Office (15 pages)
7.	09/23/03	Riverwalk Master Development **Report on Geotechnical Investigation #030994SA** Prepared by Speedie & Associates (32 pages)
8.	08/28/03	Riverwalk Master Development **Report on Phase I Environmental Site Assessment** Prepared by Speedie & Associates (39 pages)
9.	12/2001	**Final Environment Assessment** Prepared by Stantec Consulting, Inc.(85 pages)
10.	Executed 05/30/03	**SRPMIC FONSI Decision Notice for Remington Center (Renamed Riverwalk)** (5 pages)
11.	10/23/01	**Cultural Resource Survey** Prepared by Stantec Consulting, Inc. (17 pages)

MATERIAL DOCUMENTS

12.	03/08/07	Riverwalk Master Development **Master Drainage Report** Prepared by Erickson & Meeks (30 pages)
13.	Recorded 07/16/13	**Access and Utility Easement Agreement by and between APEX Park at Pima, LLC and APEX 9500 East Indian Bend, LLC and 30 West Pershing, LLC (Top Golf) – Water and Sewer Line** (28 pages)
14.	Recorded 02/14/17	**Service Line Agreement by and between Salt River Project Agricultural Improvement and Power District and Riverwalk Medicis** (13 pages)
15.	Recorded 07/20/12	**Notice of Service Line Agreement by and between Saddleback Communications and Apex 7720 North Dobson, LLC** (12 pages)
16	Recorded 08/01/12	**Notice of Service Line Agreement by and between Saddleback Communications and APEX 7350 North Dobson, LLC** (10 pages)
17.	Recorded 06/27/12	**Notice of Utility Location - Water and Sewer Lines 7720 N Dobson (Medicis)** (9 pages)
18.	Recorded 03/03/17	**Service Line Agreement by and between Saddleback Communications and APEX 9500 E Indian Bend, LLC and 30 West Pershing, LLC (Top Golf)** (3 pages)
19.	Recorded 02/22/17	**Service Line Agreement by and between Southwest Gas Corporation and APEX 9500 N. Dobson Road B-704 and Top Golf at Riverwalk** (3 pages)
20.	Recorded 02/22/17	**Service Line Agreement by and between Salt River Project Agricultural Improvement and Power District and TOPGOLF USA Riverwalk** (7 pages)
21.	11/13/03	Remington Master Development (renamed Riverwalk) **Traffic Study Memorandum** Prepared by TASK Engineering (10 pages)
22.	04/28/11	Riverwalk Tanger Outlet Center **Traffic Study Update Letter** (Trip Generation Comparison) Prepared by TASK Engineering (26 pages)
23.	Stamped 10/16/17	Riverwalk Master Development **Traffic Study First Addendum –Community Approved** Prepared by CivTech (44 pages)
24.	01/29/07	**Riverwalk Landscape & Irrigation Maintenance Standard & Specifications** Prepared by G. K. Flanagan (35 pages)
25.	08/24/07	Riverwalk Master Development **Electric Service - SRP Will Serve Letter** Prepared by SRP (2 pages)
26.	09/23/03	Riverwalk Master Development **Telecommunication – Saddleback Service Will Serve Letter** Prepared by Saddleback Communications (1 page)

MATERIAL DOCUMENTS

27.	11/09/15	**Riverwalk Master Address Plan** Approved by United States Post Office (1 page)
28.	Stamped 11/14/03	Remington Center Master Development (renamed Riverwalk) **ALTA / ACSM Land Title Survey** Prepared by Survey Innovation Group (4 sheets)
29.	Stamped 08/19/13	Riverwalk Master Development **Overall Parcel Description** Prepared by Survey Innovation Group, Inc. (3 pages)
30.	Stamped 11/22/10	Riverwalk Master Development **Boundary Exhibit** (Provided in DWG & PDF) Prepared by Survey Innovation Group, Inc. (1 page)
31.	10/13/06	**Topographic Survey** Prepared by Survey Innovation Group (3 pages)
32.	02/27/11	**Topographic Survey - Tanger Outlet Center** Prepared by Survey Innovation Group (1 page)
33.	Revised 06/22/05	Riverwalk Master Development **Approved DRC Master Plan Package (27 pages)**
34.	02/14/07	**SAMPLE: Riverwalk Phase IV (Medicis) Approved DRC Package (47 pages)**
35.	07/01/15 Adopted	**Salt River Pima-Maricopa Indian Community Zoning Ordinance** Prepared by SRP-MIC (218 pages)
36.	Revised 05/16/16	**Riverwalk Master Plan Comprehensive Sign Package** Prepared by The Alter Group/JRC Design (42 pages)
37.	04/30/14 Draft	**Riverwalk Exterior Park Standards – DRAFT** Prepared by The Alter Group (7 pages)
38.	02/07/05	**Riverwalk Arizona Community Outreach Plan** Prepared by The Alter Group (2 pages)
39.	04/07/15	**SRP-MIC Preferred Vendor List** Prepared by Salt River Material Group (2 pages)
40.	03/28/11	**SRP-MIC Preferred Vendor List** Prepared by Salt River Business Owner's Association (2 pages)
41.	2017	**Riverwalk Common Areas Estimate** Prepared by Alter Asset Management (1 page)

EXHIBIT F-1

ACCESS IMPROVEMENTS



7530 DOBSON
7500 DOBSON
SELLER'S DEDICATED ROADWAY ACCESS
BUYER'S 1/2 WIDTH ROADWAY ACCESS
15.000 ACRES
LOOP 101 PIMA FREEWAY
7350 DOBSON
BUYER'S DEDICATED ROADWAY ACCESS
N. DOBSON ROAD
8.570 ACRES
9500 TSW
SELLER'S DEDICATED ROADWAY ACCESS
E. TALKING STICK WAY
EXHIBIT 'F-1'
ACCESS ROADWAYS
RIVERWALK
POSSIBLE UTILITY CONNECTION LOCATIONS
JOB #03127
DWG: TASER EXHIBIT F1
DATE 1/18/17
SCALE: N.T.S.
DRAWN: ELS
CHK: RMH
SHEET 1 OF 1

EXHIBIT F-2 WATER/SEWER IMPROVEMENTS 750 ooes:N_0 11 7 1 7350 DOBSON I 23.570· ACRES 2nd WATER /l CONNEC710N I 9500 TSW £x. a· S£'M£"R CONNECTION EX. a• SE�R OPTION--- #1 7-_ _1_ / l ." I • L I _,.,-10"dio r s£WE:RLIN£ I __ J___ _J_ --- E. TALKING STICK WAY -- - --- - --- EXHIBIT 'F-2' WATER - SEWER RIVERWALK POSSIBLE UTILITY CONNECTION LOCATIONS JOB ,03127 DWC: TAS£R EXHIBIT f'2 DATE 6/18/18 SCALE: N.T.S. DRAWN: ELS CHK� JAS SHEET 1 Of' I

EXHIBIT F-3

ELECTRIC/TELEPHONE IMPROVEMENTS


7530
DOBSON
7500
DOBSON
1st ELECTRIC
CONNECTION
2nd ELECTRIC
CONNECTION
15.000
ACRES
7350
DOBSON
LOOP 101 PIMA FREEWAY
TELEPHONE
CONNECTION
GAS
CONNECTION
8.570
ACRES
9500 TSW
N. DOBSON ROAD
E. TALKING STICK WAY
EXHIBIT 'F-3'
ELECTRIC, TELECOMMUNICATIONS & GAS
RIVERWALK
POSSIBLE UTILITY CONNECTION LOCATIONS
JOB #03127
DWG: TASER EXHIBIT F3
DATE 1/18/17
SCALE: N.T.S.
DRAWN: ELS
CHK: RMH
SHEET 1 OF 1

EXHIBIT G PRE-DEVELOPMENT AGREEMENT

PRE-DEVELOPMENT AGREEMENT between Axon Enterprise Holding Company, LLC, a Delaware Limited Liability Company ("Client") and The Alter Group, Ltd., an Illinois Corporation ("Developer") 4826-1728-0623 .2

alter

PRE-DEVELOPMENT AGREEMENT

THIS PRE-DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into as of the 14th day of ~~August~~ September, 2018 (the "Effective Date") by and between Axon Enterprise Holding Company, LLC, a Delaware Limited Liability Company (the "Client") and The Alter Group, Ltd., an Illinois Corporation (the "Developer"). Client and Developer will sometimes be referred to herein individually as "Party" or collectively as "Parties".

A. Developer's affiliate has entered into a Master Lease for certain land located within the Salt River Pima-Maricopa Indian Community consisting of 176 acres of land known as Riverwalk. The development is generally located at the northwest corner of Dobson Rd. and Talking Stick Way, Scottsdale, Arizona (the "Development").

B. Client desires to purchase such affiliate's rights under a certain substitute lease of approximately 23.57 acres of land under a separate agreement within the Development to make certain improvements at the site which includes a 325,000 S.F. Headquarters Facility containing corporate office space, light assembly manufacturing, warehouse space (the "Project"), and has or intends to enter into, an agreement with such affiliate to acquire such affiliate's rights under the substitute lease with respect to said land pursuant to the agreement by and between such affiliate and Client ("Purchase Agreement"). The Project is further defined in the Concept Plan attached as Exhibit "A".

C. On behalf of the Client, the Developer shall coordinate and administer entitlement activities for the Project. These activities will include interfacing with architect, engineers and others (the "Consultants") as required to provide services per Exhibit "B". Developer shall be available to Client for consultation on any element of the Project as needed. Developer shall provide a professional degree of skill, efficiency and judgment in rendering the services.

D. The term of this Agreement shall begin on the date this Agreement is signed by both Parties and end on approximately March 15, 2019.

E. Client acknowledges that Developer is not responsible for the design of the Project and that all consultations with and recommendations to Client with respect to design decisions are made solely to assist Client in obtaining the necessary Community approvals. Client acknowledges that Developer shall have no liability whatsoever for any acts or omissions of any consultants.

4826-1728-0623.2

alter

F. Client shall retain final authority with regard to all Project related decisions and shall be solely responsible for funding all Project related costs associated with this Agreement.

G. Client hereby designates as its representative Douglas Klint, who shall be fully acquainted with the Project and have authority to render decisions promptly and furnish information expeditiously on behalf of Client. Client's representative's contact information is as follows:

Douglas Klint
Taser International
17800 North 85th Street
Scottsdale, AZ 85255

Developer hereby designates as its representatives Kent Moe and Randy Thomas, who shall be fully acquainted with the Project and have authority to render decisions promptly and furnish information expeditiously on behalf of Developer. Developer's representatives' contact information is as follows:

Kent Moe	Randolph F. Thomas
Senior Vice President	Executive Vice President
7500 N. Dobson, Suite 151	3201 Old Glenview Road, Suite 302
Scottsdale, AZ 85256	Wilmette, IL 60091

H. In consideration of the services rendered hereunder, Client agrees to pay Developer the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Service Fee"). Client shall make payments as work is performed based on seven (7) equal monthly payments in the amount of Twenty One Thousand, Four Hundred Twenty Nine Dollars ($21,429.00) each. Developer shall submit an invoice for payment to Client showing the amounts due to Developer under this Agreement by the fifth (5th) of each month with payments to be made on or before the twenty-fifth (25th) day of each month.

I. Developer agrees to defend, indemnify and hold Client, its officers, directors, agents and employees harmless from and against any loss, liability, cost or expense (including reasonable attorneys' fees and court costs) which Client may sustain or incur if, and to the extent that, such loss, liability, cost or expense arises out of the gross negligence or willful misconduct of Developer, its officers, directors, agents or employees, in rendering services under this Agreement. Notwithstanding the foregoing, the Developer shall not be liable to indemnify and hold Client harmless from any portion of any such loss, liability, cost or expense which results from the negligence or willful misconduct of Client, its officers, directors, agents or employees.

J. Client agrees to defend, indemnify and hold Developer, its officers, directors, agents and employees, harmless from and against any loss, liability, cost or

4826-1728-0623.2

expense (including reasonable attorneys' fees and court costs) which Developer may sustain or incur if, and to the extent that, such loss liability, cost or expense arises out of: (i) the Client's operation, condition or use of the Project; (ii) injury to person(s) or damage to property by reason of any cause whatsoever in and about the Project; (iii) the negligence or willful misconduct of Client, its officers, directors, or employees or agents; (iv) the presence of any Hazardous Materials on or under the Site or the violation of any environmental laws, including, without limitation, any claim that Developer is an "owner" or "operator" under any environmental laws; provided, notwithstanding the foregoing, that Client shall not be liable to indemnify and hold Developer harmless from any portion of any such loss, liability, cost or expense which results from the gross negligence or willful misconduct of Developer , its officers, directors, agents or employees.

K. Neither Client nor Developer shall disclose any information about the terms and provisions of this Agreement or any other information relating hereto, to any person or entity (except to its employees, affiliates or agents having the need to know).

L. The scope of this Agreement is intended to assist Client with decisions regarding feasibility and obtain entitlement of the Project in accordance with the Schedule referenced and attached as Exhibit "C" (Entitlement Schedule). This Agreement shall last for approximately seven (7) months after the Effective Date or until such time that Design Review Committee plans for the Project are complete and entitlements have been approved by the local municipality (Salt River Pima-Maricopa Indian Community).

M. It is understood that Developer's affiliate, as seller under the Purchase Agreement, has certain approval rights with respect to the Project, including but not limited to Client's plan and signage, and that said affiliate shall be free to exercise such rights independently of the provisions of this Agreement, and that Developer shall have no responsibility with respect to obtaining such approvals except for reasonably assisting Client in conjunction therewith.

N. Any notice which is required or permitted under this Agreement shall be in writing and deemed given when actually delivered if delivered by private messenger service or tele copier or two (2) days following deposit in the United States Mail, postage prepaid by certified or registered mail, return receipt requested, addressed to the Party to which directed at its address as set forth below, or to such other address as may be specified from time to time by either Party in writing:

4826-1728-0623.2

alter

To Client:

Douglas Klint
Taser International
17800 North 85th Street
Scottsdale, AZ 85255

To Developer :

Kent Moe
The Alter Group, Ltd.
7500 N. Dobson, Suite 151
Scottsdale, AZ 85256

With a copy to:

The Alter Group, Ltd.
3201 Old Glenview Road, Suite 302
Wilmette, IL 60091
Attn: Randolph F. Thomas

O. Client may terminate this Agreement in the event Client decides to terminate Purchase and Sale Agreement and entitlement negotiations upon seven (7) days written notice. In the event of a termination, Client shall pay to Developer only the compensation due for services performed prior to the termination date. Any post-termination wrap-up costs must be mutually approved by the Parties in writing in advance of their accrual or expenditure.

P. This Agreement shall be governed by the internal laws of the State of Arizona.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

CLIENT:

Axon Enterprise Holding Company, LLC, a Delaware Limited Liability Company

By:

Name: Jawad Ahsan

Title: Chief Financial Officer

4826-1728-0623.2

DEVELOPER: e Illinois Corporation : �nan Name: 51wQQ}\JJ Title: � Vt U) ( \/( Cl_ Q101�f- 4�26-l 728-0b23.2

Exhibit "A" T ASER Concept Plan 4826-1728-0623.2

SMITHGROUP

AXON

PROPOSED FUTURE EXPANSION

PROJECT DATA

SITE AREA	
BUILDING AREA (GROSS)	
F.A.R.	
ZONING	
PARKING REQUIRED	
Corporate Office Headquarters	
Industrial - Assembly	
Warehouse	
PARKING PROVIDED	
Uncovered	
Covered	407
Accessible	14
Van Accessible	3


ADJACENT VACANT PARCEL
PROPOSED BUILDING
ADJACENT COMMERCIAL USE OFFICE
NOT FOR CONSTRUCTION
1 LEVEL 1 - SITE PLAN
DRAWING SCALE
1/60" = 1'-0"
0 30 120' 240'

SITE PLAN NOTES

1 PROPERTY LINE
2 LANDSCAPE AREA
3 LANDSCAPE PARKING ISLAND
4 LANDSCAPE / RETENTION AREA
5 ASPHALT PAVING
6 SIDEWALK
7 EDGE OF PAVEMENT LINE
8 9'-0" X 18'-0" PARKING SPACE
9 9'-0" x 16'-0" PARKING SPACE WITH 2'-0" OVERHANG
10 11'-0" X 18'-0" VAN ACCESSIBLE STALL
11 5'-0" ACCESSIBLE STALL AISLE
12 TRASH ENCLOSURE
13 CROSSWALK
14 FIRE LANE (28' INSIDE RADIUS / 50' OUTSIDE RADIUS, TYP.)
15 50' x 50' FIRE STAGING AREA
16 COVERED PARKING
17 FUTURE PARKING DECK
18 LINE OF FUTURE ADDITION
19 SITE WALL
20 EXISTING PYLON SIGN - TO BE DEMOLISHED
21 LOADING DOCK
22 EXISTING CUL-DE-SAC TO BE DEMOLISHED
23 OFFSITE STREET IMPROVEMENTS BY AXON (HATCHED AREA)
24 FUTURE PEDESTRIAN BRIDGE AND RAMP (NOT PART OF PROJECT)
25 FUTURE WALKWAY (NOT PART OF PROJECT)
26 UNIMPEDED VEHICULAR CONNECTION ACROSS SITE (DOTTED LINE)

A1.10

Overall Site Plan

Exhibit "B" Development Services On behalf of Client, Developer will: l.) Interfacewith the Design Team in the preparation of the Concept & Schematic Design forconformance with the Communities Ordinance & Riverwalk Master Plan. 2.) Coordinate the preparation of the individual Community entitlement applications & submittals associated with: • Pre-Application Meeting • Conditional Use Permit (CUP) • Design Review Committee (DRC) 3.) Attend Community entitlement meetings including all meetings with Staff, Land Management Board, Tribal Council & Design Review Committee. 4826-1728-0623.2

alter

Exhibit "C"

Entitlement Schedule

• Concept Design / Community Pre-Application	Approx. 2 Months
• Schematic Design / Community CUP & DRC	Approx. 5 Months

V:\RIVERWALK\1110.120 AXON\200 Acquisitions- Financial\202 Pre-Development Agreement\Axox HQ_PreDevelopment Agmt Clean 080618.docx

4826-1728-0623.2

EXECUTION VERSION 08.07.2018 EXHIBITH ASSIGNMENT OF SUBSTITUTE LEASE Form of Assignment of Substitute Lease to be approved and finalized during the Due Diligence Period and placed into Escrow by Seller and Buyer